Exhibit 10.1

Execution

LEASE AGREEMENT

BY AND BETWEEN

1400 16TH STREET LLC,

a Delaware limited liability company

AND

INVITAE CORPORATION,

a Delaware corporation

1400 16th Street
San Francisco, California 94103

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RIDER 1	General Definitions
EXHIBIT 1.7	Base Building Exhibit
EXHIBIT 5.5-1	LEED Green Cleaning Policy
EXHIBIT 5.5-2	Solid Waste Management Policy
EXHIBIT A	Plan Showing Premises
EXHIBIT B	Work Agreement
EXHIBIT C	Building Rules and Regulations
EXHIBIT D	Certificate Affirming Lease Dates
EXHIBIT E	Legal Description
EXHIBIT F	Permitted Hazardous Substances

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated as of the 2nd day of September, 2015, by and between 1400 16TH STREET LLC, a Delaware limited liability company (“Landlord”), and INVITAE CORPORATION, a Delaware corporation (“Tenant”).

ARTICLE I

SPECIAL DEFINITIONS

Section 1.1.           Anticipated Delivery Date:  September 30, 2015.

Section 1.2.           Base Rent:  the annual amount payable as set forth in the following table:

Lease Year	Monthly Installment*	Annual Installment*	Per Sq. Ft.
1	$366,065	$4,392,780	$60.00
2	$531,546.92	$6,378,563	$61.80
3	$547,493.33	$6,569,920	$63.65
4	$563,918.17	$6,767,018	$65.56
5	$580,835.67	$6,970,028	$67.53
6	$598,260.75	$7,179,129	$69.56
7	$616,208.58	$7,394,503	$71.64
8	$634,694.83	$7,616,338	$73.79
9	$653,735.67	$7,844,828	$76.01
10	$673,347.75	$8,080,173	$78.29
11**	$693,548.18	$2,774,193	$80.63

*Based on twelve (12) full calendar months, except year 11 which is based on four (4) calendar months.

**Note: The 11th Lease Year shall consist of only four (4) months.

Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay Base Rent during the twelve (12) month period commencing on the Rent Commencement Date with respect to 73,213 rentable square feet of the Premises.  Tenant shall pay Base Rent with respect to the entire Premises (103,213 rentable square feet) commencing on the date which is twelve (12) months following the Rent Commencement Date.

Section 1.3.           Base Rent Annual Escalation Percentage:  three percent (3.0%).  Base Rent shall increase by 3% per year on each anniversary of the Rent Commencement Date.

Section 1.4.           Brokers:  Colliers International for Landlord and Newmark Cornish & Carey for Tenant.

Section 1.5.           Building:  The building commonly known as 1400 16th Street, located in San Francisco, California and containing approximately 103,213 square feet of total rentable area (“Total Area”), which includes the entirety of the interior space of the Building.

Section 1.6.           Base Building Work.  The work to be performed by Landlord prior to delivery of the Premises to Tenant, as described in the 100% Construction Drawings dated April 8. 2015 not including the alternate, as amended through RFIs and Addenda, to be updated with As-Built drawings upon Substantial Completion of the Base Building Work, and including, without limitation, the costs to achieve and to obtain initial LEED Certification for the Building.

Section 1.7.           Delivery Date:  the date the Premises are delivered to Tenant by Landlord with the Base Building Work as shown on Exhibit 1.7 attached hereto Substantially Complete (currently estimated to be the Anticipated Delivery Date).

Section 1.8.           Guarantor(s):  None.

Section 1.9.           Holidays:  New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day (and the day after Thanksgiving) and Christmas Day and any additional holidays commonly recognized by the U.S. Federal Government.

Section 1.10.         Improvements Allowance:  the product of Fifty Dollars ($50.00) multiplied by the rentable area of the Premises for a total of Five Million One Hundred Sixty Thousand Six Hundred Fifty and No/100 Dollars ($5,160,650.00).

Section 1.11.         Landlord Notice Address:

1400 16th Street LLC

601 California Street, Suite 1310

San Francisco, CA 94108

Attn: Pamela R. Izzo

With a copy to:

1400 16th Street LLC

c/o ASB Capital Management LLC

540 Cowper Street, Suite 100

Palo Alto, CA 94301

Attn:  David T. Quigley

and an additional copy to:

1400 16th Street LLC

c/o ASB Capital Management LLC

7501 Wisconsin Avenue, Suite 1300W

Bethesda, MD 20814

Attn: Taryn Fielder, Esq.

and an additional copy to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02494

Attention:  Barbara Trachtenberg, Esq.

Section 1.12.         Landlord Payment Address:

Via Mail or Overnight Delivery
1400 16th Street LLC

c/o CBRE

101 California Street, 22nd Floor

San Francisco, CA 94111

Attn:  Asset Services — Accounting Department

Via Wire
Bank Name —First Republic Bank

Bank Address — 111 Pine Street, San Francisco, CA 94111

ABA # - 321081669

Account Name — 1600 14th Street LLC

Account #- 80001843383

REF:  To be provided by Tenant

At Landlord’s option upon at least thirty (30) days’ written notice, Tenant shall make all payments by means of electronic transfer of funds or in such other manner as Landlord may from time to time specify in writing.

Section 1.13.         Lease Commencement Date:  the date of full execution and unconditional delivery of this Lease.

Section 1.14.         Lease Expiration Date:  11:59 p.m. (local time at the Building) on the last day of the fourth (4th) month of the eleventh (11th) Lease Year (i.e., the last day of the one hundred twenty-fourth (124th) full calendar month following the Rent Commencement Date), unless extended or earlier terminated pursuant to this Lease.

Section 1.15.         Outside Delivery Date:  March 31, 2016.

Section 1.16.         Premises:  the interior of the Building, deemed to contain one hundred three thousand, two hundred thirteen (103,213) square feet of rentable area, being the entire rentable area of the interior of the Building, as more particularly designated on Exhibit A.

Section 1.17.         Rent Commencement Date:  the date that is the earlier of (a) six (6) months following the Delivery Date, as the same may be extended pursuant to the provisions of the Work Letter due to a Force Majeure Delay or any Landlord Delay, or (b) the date Tenant occupies any portion of the Premises for the conduct of its business operations.

Section 1.18.         Security Deposit Amount:  Four Million, Six Hundred Forty-four, Five Hundred Eighty-five dollars ($4,644,585.00), subject to reduction pursuant to Section 11.2.

Section 1.19.         Tenant Notice Address:

Invitae Corporation

458 Brannan Street

San Francisco, CA 94107

Attn: Paul Intrieri

With a copy to:

Coblentz Patch Duffy & Bass LLP

One Ferry Building, Suite 200

San Francisco, CA 94111-4213

Attn: Misti M. Schmidt, Esq.

And a copy to:

The Premises (after Tenant has commenced beneficial use of the Premises)

Attn: Paul Intrieri

Section 1.20.         Tenant’s Proportionate Share:  100%.

Section 1.21.         Base Year:  Calendar year 2016, with respect to each of Operating Charges and Real Estate Taxes.

ARTICLE II

PREMISES

Section 2.1.           Tenant leases the Premises from Landlord for the Lease Term and upon the conditions and covenants set forth in this Lease.  Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof, mechanical rooms, or electrical closets at the Building, access to and use of which (other than as specifically set forth in this Lease) shall be subject to reasonable approval by and coordination with Landlord.  However, Tenant shall have the non-exclusive right to use:  (1) the plenums, risers, electrical closets, telephone rooms, ducts or pipes serving the Premises, strictly in accordance with (a) plans and specifications to be approved by Landlord in its sole discretion, and (b) Landlord’s rules, regulations and requirements in connection therewith; (2) any mechanical rooms, electrical closets and telephone rooms located within the Premises, for the purpose for which they were intended, but only with Landlord’s prior written consent, which shall not be unreasonably withheld (except to the extent that such rooms and closets contain no system, wiring or other item related to either the Building Structure and Systems, in which case no such prior consent of Landlord shall be required for use by Tenant’s on-site, properly licensed and trained technicians) and strictly in accordance with Landlord’s rules, regulations and requirements in connection therewith.

Section 2.2.           The Premises are located in the Building described in Article I, which is located on certain real property (the “Property”) owned by Landlord.  The term “Property,” as used in this Lease, shall mean (a) the Building and the Common Areas, (b) the land (which is improved with landscaping and other improvements) upon which the Building and the Common Areas are located, and (c) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto subsequent to the date hereof.

ARTICLE III

LEASE TERM AND RENEWAL OPTION

Section 3.1.           All of the provisions of this Lease shall be in full force and effect from and after the date first written above.  The “Lease Term” shall commence on the Rent Commencement Date and expire at 11:59 P.M. on the Lease Expiration Date.  The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

Section 3.2.           Promptly following the Delivery Date, the Tenant shall cause the Tenant Improvements to be constructed in accordance with the Work Agreement attached hereto as Exhibit B.  Promptly after the Delivery Date has occurred, Landlord and Tenant shall execute the certificate attached to this Lease as Exhibit D.  Failure to execute said certificate shall not affect the occurrence of the Delivery Date or the commencement or expiration of the Lease Term.

Section 3.3.           Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant in good, vacant, broom clean condition, in compliance with all Laws and with the Base Building Work Substantially Complete on or about the Anticipated Delivery Date; provided, however, that if Landlord does not deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable, as a result thereof.

Section 3.4.           Notwithstanding the provisions of Section 3.3 above, if the Delivery Date shall not have occurred on or before the Outside Delivery Date, then, provided no Event of Default exists under this Lease and except as otherwise provided below, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering written notice of the exercise of such right to Landlord. Such right of termination may be exercised by Tenant only during the period commencing on the Outside Delivery Date and continuing through the fifteenth (15th) business day thereafter, and if such right is not exercised by Tenant by said fifteenth (15th) business day, such right shall thereafter lapse and be of no further force or effect.  If this Lease is terminated pursuant to this Section 3.4, then neither party shall have any further obligations or liability hereunder to the other party; provided, however, that Landlord shall promptly refund any and all security deposits or advance rent previously deposited by Tenant with Landlord in accordance with the provisions of this Lease.  Notwithstanding the foregoing, the Outside Delivery Date shall be extended on a day-for-day basis for each day the Delivery Date is delayed as a result of any of the factors or causes described in Section 24.20 (but the extension(s) as a result of the factors or causes described in Section 24.20 shall not exceed one hundred twenty (120) days).

Section 3.5.           Notwithstanding any provision in this Lease, Tenant shall have the right to terminate this Lease if Tenant shall not have received the Letter of Determination issued by the City and County of San Francisco Planning Departments Zoning Administrator permitting Tenant’s intended laboratory use of the ground floor of the Premises (the “New Letter of Determination”) on or before December 1, 2015.  Such right of termination may be exercised by Tenant only during the period commencing on December 2, 2015, and continuing through the fifteenth (15th) day thereafter, and if such right is not exercised by Tenant by said fifteenth (15th) day, such right shall thereafter lapse and be of no further force or effect.  If this Lease is terminated pursuant to this Section 3.5, then neither party shall have any further obligations or liability hereunder to the other party; provided, however, that Landlord shall promptly refund any and all security deposits or advance rent previously deposited by Tenant with Landlord in accordance with the provisions of this Lease, and Tenant shall reimburse Landlord for any portion of the Improvements Allowance paid by Landlord pursuant to the Work Agreement, and to the extent Tenant has commenced any work under the Work Agreement, Tenant shall complete such work as is necessary to leave the Premises in a good and safe condition at its sole cost and expense. Landlord and Tenant each agree to reasonably cooperate to obtain the New Letter of Determination as soon as reasonably practicable following the Lease Commencement Date.

Section 3.6.           Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant one (1) option to extend the Lease Term, for a period of ten (10) years (the “Renewal Period”) after the expiration of the initial Lease Term.  The Renewal Period, if any, shall commence on the day after the scheduled Lease Expiration Date initially specified herein and end on the tenth (10th) anniversary of such initial Lease Expiration Date.  The option shall be exercisable by written notice (the “Renewal Notice”) from Tenant to Landlord given not earlier than fifteen (15) months nor later than twelve (12) months prior to the end of the Lease Term as then in effect.  If the option is not so exercised, said option shall thereupon expire.  Tenant may only exercise the option, and an exercise thereof shall only be effective, if (i) at the time of Tenant’s exercise of said option and, at Landlord’s option, at the commencement of the Renewal Period, this Lease is in full force and effect and there is no Event of Default by Tenant under this Lease, and (ii) inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease and its Permitted Transferees, at least sixty percent (60%) of the Premises are occupied by the original Tenant or its Permitted Transferees herein and said Tenant has not assigned this Lease and is not then subletting more than sixty percent (60%) of the Premises other than to its Permitted Transferees at the time of Tenant’s exercise of such option and, at Landlord’s option, at the commencement of the Renewal Period.  Without limitation of the foregoing, no sublessee or assignee shall be entitled to exercise said option and, at the option of Landlord, no exercise of said option by the original Tenant named herein shall be effective, in the event said Tenant assigns this Lease or subleases more than sixty percent (60%) of the Premises at the time of the delivery of the Renewal Notice or the commencement of the Renewal Period, other than to a Permitted Transferee.

Such extension shall be upon all of the same terms, covenants, and conditions contained in this Lease, except that (i) Tenant shall have no further right to extend the Lease Term beyond the Renewal Period, (ii) Landlord shall have no obligation to make or pay for any improvements to the Premises or to pay any allowances or inducements of any kind, and (iii) the Base Rent payable during the Renewal Period shall be equal to the greater of (x) the Market Rent (as hereinafter defined) as of the commencement of the Renewal Period; and (y) the Base Rent in effect prior to commencement of the Renewal Period.  “Market Rent” shall mean the base rent at which tenants are leasing comparable space in San Francisco, California, for a comparable lease term and otherwise upon the terms applicable to the lease of the Premises under this Lease in an arm’s length transaction involving buildings which are comparable to the Building in terms of quality, age, and existing build-out, with tenants which are comparable to Tenant in terms of size, credit quality and stature and considering all relevant factors.

Landlord and Tenant agree that they shall negotiate in good faith to determine the Market Rent.  If Landlord and Tenant are unable to agree on the amount of such Market Rent by the date that is the later of thirty (30) days after the date of delivery of the Renewal Notice or nine (9) months before the expiration of the Lease Term, then the Market Rent shall be established by appraisal in the following manner.  Within ten (10) days after the later of the two dates described in the preceding sentence, Landlord and Tenant shall each appoint one (1) “broker appraiser” (as hereinafter defined) and, within thirty (30) days, the two (2) appraisers so appointed shall independently determine the Market Rent and exchange such determinations with a copy provided to each of Landlord and Tenant.  As used herein, the term “broker appraiser” shall mean any independent unaffiliated broker (a) who is employed by a real estate brokerage firm of recognized competence in the San Francisco, California area and (b) who has not less than seven (7) years’ experience in commercial real estate of the general location, type and character as the Premises.  If either Landlord or Tenant fails to appoint a broker appraiser within such ten (10) day period, then the other party shall have the power to appoint the broker appraiser for the defaulting party.  If the determination of the Market Rent by each broker appraiser is within ten percent (10%) of the determination of the other appraiser, then the Market Rent shall be deemed to be the average of the two determinations.  If the two broker appraisers are unable to determine the Market Rent within such ten percent (10%) margin during such thirty (30) day period, then within ten (10) days of the expiration of such thirty (30) day period, they jointly shall appoint a third broker appraiser and within thirty (30) days after selection of such third broker appraiser, all three appraisers shall meet and determine the Market Rent, at which time the third broker appraiser shall deliver its determination of Market Rent.  If all three appraisers are unable unanimously to agree upon the Market Rent, then the Market Rent shall be deemed to be the average of the two closest determinations made and simultaneously issued by the three appraisers.  Any Market Rent figure determined under the provisions of this paragraph shall be conclusive and binding upon the Landlord and Tenant.  Each party shall bear the cost of its broker appraiser, and the cost of the third broker appraiser shall be borne equally between the parties.  Until such time as the Market Rent is so determined, from and after the commencement date of the Renewal Period, Tenant shall pay Base Rent at Landlord’s appraiser’s initial designation of Market Rent, with an appropriate adjustment once the Market Rent has been determined.

Such extension shall be upon all of the same terms, covenants, and conditions contained in this Lease, except that (a) Tenant shall have no further right to extend the Lease Term beyond the Renewal Period, (b) the Base Rent for the Renewal Period shall initially be at a rate equal to the Market Rent for the Leased Premises as of the commencement date of the Renewal Period, (c) the Base Rent shall increase by three percent (3%) each Lease Year of the Renewal Period, and (d) Landlord shall have no obligation to make or pay for any improvements to the Leased Premises or to pay any allowances or inducements of any kind.

If Tenant has validly exercised the option to extend the Lease Term, within thirty (30) days after the Market Rent is determined, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Renewal Period, as determined in accordance herewith.  Tenant’s failure to timely execute such amendment shall not negate the irrevocable nature of Tenant’s exercise of its option.

ARTICLE IV

BASE RENT

Section 4.1.                                 From and after the Rent Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year.

Section 4.2.                                 Concurrently with Tenant’s execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of Base Rent payable for the first full calendar month of the Lease Term following the Rent Commencement Date.  If the Rent Commencement Date is not the first day of a month, then the Base Rent from the Rent Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Rent Commencement Date.

Section 4.3.                                 All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, except as expressly provided in this Lease.  Payments shall be paid to Landlord at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing.  Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights hereunder.  If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then:  (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose a returned check charge of Fifty Dollars ($50.00) to cover Landlord’s administrative expenses and overhead for processing, and (ii) to require that all future payments be remitted by wire transfer, money order, or cashier’s or certified check.

Section 4.4.                                 Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises.  Tenant will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied.  Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord’s approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article VII.

ARTICLE V

OPERATING CHARGES AND REAL ESTATE TAXES

Section 5.1.                                 For purposes of this Article V, the term “Building” shall be deemed to include the Land, the roof of the Building and any physical extensions therefrom, any driveways, sidewalks, landscaping and alleys on the Land, and all other areas, facilities, improvements and appurtenances relating to any of the foregoing.

Section 5.2.                                 (a)                                 Commencing on the later of the Rent Commencement Date or January 1, 2017, Tenant shall pay as additional rent Tenant’s Proportionate Share of Operating Charges for each calendar year falling entirely or partly within the Lease Term which are in excess of the amount of Operating Charges applicable to the Base Year.  Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the “Additional Rent”.  The Base Rent and Additional Rent are herein collectively referred to from time to time as the “Rent.”

Section 5.3.                                 (a)                                 Commencing on the later of the Rent Commencement Date or January 1, 2017, Tenant shall make estimated monthly payments to Landlord on account of Tenant’s Proportionate Share of Operating Charges in excess of the Operating Charges for the Base Year.  At the beginning of each calendar year following the Base Year, Landlord shall submit a reasonably detailed written statement setting forth Landlord’s reasonable estimate of Tenant’s Proportionate Share thereof.  Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one twelfth (1/12) of each such share (estimated on an annual basis without proration pursuant to Section 5.5).  Not more than twice during any calendar year, Landlord may revise Landlord’s estimate and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate, and any such revision shall set forth on a reasonably specific basis any particular expense increase.  Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a Reconciliation Statement for Operating Charges.  If such Reconciliation Statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall credit the net overpayment toward Tenant’s next installment(s) of Base Rent due under this Lease, or, if the Lease Term has expired or will expire before such credit can be fully applied, or if Tenant is not otherwise liable to Landlord for further payment, Landlord shall reimburse Tenant for the amount of such overpayment within thirty (30) days.  If such Reconciliation Statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as Additional Rent within thirty (30) days of Tenant’s receipt of such Reconciliation Statement.

Section 5.4.                                 (a)                                 Commencing on the later of the Rent Commencement Date or January 1, 2017, Tenant shall pay as Additional Rent Tenant’s Proportionate Share of Real Estate Taxes which are in excess of the amount of Real Estate Taxes applicable to the Base Year.  Tenant shall not initiate or participate in any contest of Real Estate Taxes without Landlord’s prior written consent.

(a)                                 Commencing on the later of the Rent Commencement Date or January 1, 2017, Tenant shall make estimated monthly payments to Landlord on account of Tenant’s Proportionate Share of Real Estate Taxes in excess of the Real Estate Taxes for the Base Year, which Base Year shall include the assessed value of the hard costs of the portion of the Tenant Improvements that have been funded with the Improvements Allowance (the “Included TI Costs”).  Until the Real Estate Taxes with respect to the Base Year have been reassessed to include the Included TI Costs, Tenant’s Proportionate Share of Real Estate Taxes after the Base Year shall be calculated using the amount of Real Estate Taxes actually paid by Landlord during calendar year 2016 and the parties shall true-up such payments upon issuance of the Real Estate Taxes for the Base Year that includes the Included TI Costs.  At the beginning of each calendar year following the Base Year, Landlord shall submit a reasonably detailed written statement setting forth Landlord’s reasonable estimate of Tenant’s Proportionate Share thereof.  Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to Section 5.5).  Not more than twice during any calendar year, Landlord may revise Landlord’s estimate and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate, and any such revision shall set forth on a reasonably specific basis any particular expense increase.  Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a Reconciliation Statement for Real Estate Taxes showing (1) Tenant’s Proportionate Share of the Real Estate Taxes incurred during the preceding calendar year, and (2) the aggregate amount of Tenant’s estimated payments made during such year.  If such Reconciliation Statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall credit the net overpayment toward Tenant’s next installment(s) of Base Rent due under this Lease, or, if the Lease Term hereof has expired or will expire before such credit can be fully applied, or if Tenant is not otherwise liable for further payment, Landlord shall reimburse Tenant for the amount of such overpayment within thirty (30) days.  If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as Additional Rent within thirty (30) days of Tenant’s receipt of such Reconciliation Statement.

(b)                                 Upon good faith request by Tenant, Landlord shall contest Real Estate Taxes, provided that Tenant shall reimburse Landlord for actual out-of-pocket costs paid or incurred by Landlord in connection with any such contest following the completion of any such contest.

Section 5.5.                                 (a)                                 Commencing on the Delivery Date, Tenant shall pay all expenses, charges and fees incurred by or on behalf of Landlord or Tenant in connection with all electricity, gas, water, HVAC (including chilled condenser water), sewer and other utility and service costs, charges and fees (including any tap fees and connection and switching fees except for connection fees for the existing water and sewer connection and connection fees for the existing 1600 amp service from PG&E, which will be paid by Landlord if required) of every type and nature serving the Premises or the Building Structure and Systems (the “Utilities Services”) and (b) commencing on a date determined by Tenant, but not later than the Rent Commencement Date, janitorial and cleaning services and supplies (the “Janitorial Services”), which Utilities Services and Janitorial Services shall be contracted by Tenant in Tenant’s own name and not in the name of the Landlord; provided, however, in the event that any third party is providing the Janitorial Services contemplated hereunder, Tenant shall not engage such third party without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  Whether provided by Tenant’s employees or any third parties, Tenant shall ensure that the Premises and the Common Areas are cleaned with a frequency, and in a manner, and subject to standards of, comparable buildings and in accordance with the Rules and Regulations.  Tenant shall, in conjunction with the Janitorial Services, implement the LEED Green Cleaning Policy attached hereto as Exhibit 5.5-1 and the Solid Waste Management Policy attached hereto as Exhibit 5.5-2.  To the extent that the Janitorial Services being provided by or through Tenant do not comply with the provisions of this Section 5.5, at Landlord’s election, the Janitorial Services shall be provided by contractors engaged by Landlord and Tenant shall be responsible for the actual cost thereof.  Prior to commencement of the Janitorial Services, Tenant shall require Tenant’s Agents to remove trash from the Premises on a regular basis.

(a)                                 If Landlord is providing the Janitorial Services, Tenant shall make estimated monthly payments to Landlord on account of Tenant’s Proportionate Share of the expenses, fees and charges of the Janitorial Services (the “Janitorial Expenses”).  At the beginning of each calendar year (and at Landlord’s election, following the Delivery Date with respect to periods prior to the Rent Commencement Date), Landlord shall submit a reasonably detailed written statement setting forth Landlord’s reasonable estimate of Tenant’s Proportionate Share thereof.  Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one twelfth (1/12) of each such share (estimated on an annual basis without proration pursuant to Section 5.5).  Not more than twice during any calendar year, Landlord may revise Landlord’s estimate and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate, and any such revision shall set forth on a reasonably specific basis any particular expense increase.  Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a Reconciliation Statement for Janitorial Expenses.  If such Reconciliation Statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall credit the net overpayment toward Tenant’s next installment(s) of Base Rent due under this Lease, or, if the Lease Term has expired or will expire before such credit can be fully applied, or if Tenant is not otherwise liable to Landlord for further payment, Landlord shall reimburse Tenant for the amount of such overpayment within thirty (30) days.  If such Reconciliation Statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as Additional Rent within thirty (30) days of Tenant’s receipt of such Reconciliation Statement.

Section 5.6.                                 If Tenant’s obligations to pay Additional Rent under this Article commence or expire on a day other than the first day or the last day of a calendar year, respectively, then Tenant’s liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant’s Proportionate Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year when such amounts are payable hereunder, and the denominator of which is three hundred sixty five (365).  If the Base Year Operating Charges or Real Estate Taxes are not based on a fully occupied Building for the entire Base Year, then such amounts shall be increased to reflect a fully occupied Building for the entire Base Year.  If the Landlord does not carry earthquake or terrorism insurance during the Base Year and Landlord later elects to carry earthquake or terrorism insurance, the increase in Operating Charges for such new insurance coverages shall be included only to the extent of the increase in cost over the projected costs that would have been included in Operating Charges for the Base Year if the earthquake or terrorism insurance, as applicable, had been in effect during the entire Base Year.

Section 5.7.                                 Throughout the Lease Term, Landlord shall maintain books and records with respect to Operating Charges, Real Estate Taxes, and Janitorial Expenses in accordance with the income tax, accrual basis of accounting, consistently applied. Within one hundred (100) days after receipt of a Reconciliation Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Reconciliation Statement, Tenant or its authorized representative, which shall be an employee of Tenant or otherwise an accountant not being compensated on a contingency basis, at Tenant’s cost, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices in San Francisco, provided that there is no Event of Default under this Lease.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to abide by Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Reconciliation Statement within one hundred (100) days of Tenant’s receipt of such Reconciliation Statement shall be deemed to be Tenant’s approval of such Reconciliation Statement and Tenant thereafter waives the right or ability to dispute the amounts set forth in such Reconciliation Statement.  If after such inspection, Tenant still disputes such Additional Rent, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such certification by the Accountant determines that the Additional Rent in question was overstated by more than five percent (5%), then the cost of the Accountant and the cost of such certification shall be paid for by Landlord and Landlord shall credit against the Base Rent next due from Tenant the amount of the overpayment made by Tenant or, if such determination is made after the end of the Term, such overpayment shall be paid to Tenant within thirty (30) days of the parties’ receipt of such certification.  In no event shall this Section 5.6 be deemed to allow any review of any Landlord’s records by any subtenant of Tenant.  Tenant agrees that this Section 5.6 shall be the sole method to be used by Tenant to dispute the amount of any Additional Rent payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

ARTICLE VI

USE OF PREMISES

Section 6.1.                                 Tenant shall use and occupy the Premises for office use and analytical laboratory and production use as permitted by the Letters of Determination issued by the City and County of San Francisco Planning Departments Zoning Administrator (the “Letters of Determination”) regarding the permitted use of the ground and second floors of the Premises (the “Permitted Use”), and for no other use or purpose.  Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Letters of Determination, or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any tenants or users of neighboring buildings.  Landlord at its expense (subject to reimbursement pursuant to Article V, if and to the extent permitted thereby and except as set forth in the next sentence) shall comply with all Laws to the extent the same apply directly to the Building Structure and Systems and Common Areas.  Except for Landlord’s obligations under the preceding sentence, Tenant shall comply with all Laws concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein. Tenant shall be responsible for the cost of compliance with Laws to the extent the same apply directly to the Building Structure and Systems and Common Areas to the extent such compliance is required by Tenant’s specific use of the Premises, all in a timely manner at Tenant’s sole expense.  If any Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant’s expense and shall promptly deliver a copy thereof to Landlord.  Without limiting the generality of any of the foregoing:  Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required with respect to Tenant’s use of the Premises from time to time by any agency having jurisdiction thereof and/or the underwriters insuring the Building.  Use of the Premises is subject to all covenants, conditions and restrictions of record; provided, however, any such instrument shall not (and could not by its terms) materially adversely affect Tenant’s use or occupancy of the Premises or materially increase any obligations or decrease any rights of Tenant hereunder.  Tenant shall not use any space in the Building or the Land for the sale of goods to the public at large or for the sale at auction of goods or property of any kind.  Tenant shall not conduct any operations, sales, promotions, advertising or special events outside the Premises.

Section 6.2.                                 Tenant shall reasonably cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council.  Tenant shall not waste electricity, water or air conditioning and agrees to reasonably cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load.  To the extent required under the foregoing programs or otherwise required under applicable Laws, Tenant shall comply with requirements regarding metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services.  Tenant shall also reasonably cooperate and comply with any conservation, sustainability, recycling, energy efficiency, waste reduction or other programs reasonably implemented from time to time at the Building, including, without limitation, in connection with any LEED rating or compliance system, including those currently coordinated through the U.S. Green Building Council.  Where possible, Tenant shall use LED, compact fluorescent lighting or similar bulbs for lighting in the Premises when replacing bulbs in the wall or ceiling fixtures or any portable indirect lighting.  Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated and any renewable energy and other “green” requirements, any LEED or other building rating system level of certification designated for the Building by Landlord, or as otherwise mandated under applicable Laws with respect to renewable energy or energy efficiency. Without limiting the generality of the foregoing, in order to increase energy performance to reduce on-going utility costs, thus contributing to reduced environmental impacts due to energy consumption, the Landlord has designed the Base Building to (a) meet the 0.86W/sq. ft. lighting power density code requirement (the “Lighting Efficiency Requirement”) and (b) provide base building HVAC systems with a minimum efficiency rating of 15.2 SEER and 80% AFUE with economizers (the “HVAC Efficiency Requirement”).  Tenant hereby agrees that its use of the Premises will at all times meet or exceed the Lighting Efficiency Requirement and any other lighting power density requirement of the CEC Title 24-2013 Code and any new HVAC systems installed by or on behalf of Tenant will at all times meet the HVAC Efficiency Requirement.  Notwithstanding anything to the contrary set forth above in this Section 6.2, except to the extent mandated by applicable Laws or the Building’s LEED Certification, in no event shall Tenant be required to comply with any measures that would materially and adversely affect the conduct of Tenant’s business at the Premises or materially increase Tenant’s occupancy costs (whether directly or by an increase in Operating Charges after the Base Year) at the Premises in excess of those required by applicable Laws and the Building’s LEED Certification.

Section 6.3.                                 Tenant hereby acknowledges that neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (“CASp”).  Tenant shall not engage any CASp to inspect the Premises without Landlord’s prior written consent.  Landlord may require that Tenant select a CASp approved by Landlord for any inspection of the Premises.  Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code and Chapter 38 of the San Francisco Administrative Code.

Section 6.4.                                 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property.  If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as Additional Rent the amount of such tax or fee.

Section 6.5.                                 (a)                                 Tenant, and each of Tenant’s Agents must strictly comply with Environmental Laws, as defined below, in connection with any use or storage of Hazardous Materials on the Premises.  Neither Tenant nor any subtenant of the Premises or Tenant’s Agents may, without Landlord’s prior written consent, generate, bring onto, use or store any particular

Hazardous Material on the Premises in excess of amounts reasonably required for the conduct of Tenant’s (or such subtenant’s) business in the Premises consistent with the Permitted Use as and when reasonably required.  Landlord hereby approves the use and storage of the Hazardous Materials described on Exhibit F in accordance with applicable Environmental Laws.  Tenant hereby agrees to notify Landlord of any material increases to the amounts set forth on Exhibit F with respect to any Hazardous Materials.  During the Lease Term, Tenant shall provide a copy of Tenant’s most recent filing of the business plan required pursuant to California Health and Safety code, Division 20, Chapter 6.95 with respect to Tenant’s generation, storage or use of any Hazardous Materials in or on the Premises. Without diminishing Tenant’s obligation to obtain Landlord’s consent to Tenant’s use of Hazardous Materials on the Premises where this Lease requires such consent, Tenant represents and warrants that it shall comply with all Laws applicable to Tenant’s use of Hazardous Materials in, on or about the Premises, including doing the following:  (i) adhere to all applicable inventory, emergency planning, reporting and inspection requirements imposed by Federal, State, County or Municipal Laws, including without limitation the Emergency Planning and Community Right-to-Know Act, and provide Landlord a copy of any such inventories, emergency plans, reports, or agency inspections on an annual basis or as reasonably requested more frequently; (ii) adhere to all applicable hazardous chemical inventory and emergency planning laws, (iii) obtain and provide Landlord copies of all necessary permits and management plans required for the use, storage and handling of Hazardous Materials by Tenant or Tenant’s Agents on the Premises; (iv) enforce Hazardous Materials handling and disposal practices consistent with Environmental Laws; (v) surrender the Premises free from any and all Hazardous Materials generated, brought, used, stored, created, released (defined below), or disposed of by Tenant or Tenant’s Agents (other than Landlord or Landlord’s Agents) during the Lease Term; and (vi) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, and trenches that have come into contact with Hazardous Materials as a result of Tenant’s or Tenant’s Agents’ actions or operations within the Premises to the extent required by Environmental Laws, and removal or remediation of soil, ground or surface water, which have come into contact with Hazardous Materials as a result of Tenant’s or Tenant’s Agents’ actions or operations within the Premises to the extent required by Environmental Laws.  For purposes of this Section, “release” shall mean (y) releases in violation of Environmental Laws or (z) other releases to soil or water.

(a)                                 Tenant shall, at its sole cost and expense and with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and the Landlord’s Agents from and against any and all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys’ fees) incurred or suffered arising from generating, bringing, using, storing, creating, releasing or disposing of Hazardous Materials in or about the Premises by Tenant or Tenant’s Agents (other than Landlord or Landlord’s Agents) during the Lease Term, or the violation of any Environmental Laws by Tenant or Tenant’s Agents (other than Landlord or Landlord’s Agents) during the Lease Term.  This indemnification, defense and hold harmless obligation applies whether or not the concentrations of any such Hazardous Materials exceed applicable maximum contaminant or action levels or any governmental agency has issued a cleanup order.  Tenant’s indemnification, defense, and hold harmless obligations include, without limitation, the following:  (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under present or future Laws, including Environmental Laws; (ii) claims, liabilities, costs or expenses pertaining to the assessment and identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source~~;~~ (iii) losses attributable to diminution in the value of the Premises, Buildings, or Project; (iv) loss or restriction of use of rentable space in the Buildings or Project; (v) adverse effect on the marketing of any space in the Buildings or Project, and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages(including consequential damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release of Hazardous Materials at the Premises by Tenant or Tenant’s Agents or the violation of Environmental Laws at the Premises by Tenant or Tenant’s Agents.  Notwithstanding the foregoing, nothing herein shall be construed as requiring Tenant to indemnify or clean up or remediate any Hazardous Materials existing in, on or about the Premises which have migrated onto the Premises from neighboring property and Tenant did not cause the release on the neighboring property.  This Section shall survive the expiration or termination of this Lease.

(b)                                 If, during the Lease Term (including any extensions), Tenant becomes aware of (i) any actual or threatened release of any Hazardous Materials on, under or about the Premises or (ii) any inquiry, investigation, proceeding, claim, notice or order by any private or public person or entity regarding the presence of Hazardous Materials on, under or about the Premises, including without limitation alleged violations of Environmental Laws by Tenant or Tenant’s Agents, Tenant shall give Landlord written notice of the release or investigation within five (5) business days after learning of it and shall simultaneously and thereafter furnish Landlord with copies of any claims, notices of violation, reports, or other writings received by Tenant concerning the release or investigation.  In the event of an actual release of Hazardous Materials in violation of Environmental Laws, Tenant shall also give Landlord immediate verbal notice of such release.  In the event of any release on or into the Premises or into the soil or ground water under the Premises or the Buildings of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant’s Agents (other than Landlord or Landlord’s Agents) onto the Premises during the Lease Term in violation of Environmental Laws (excluding any Hazardous Materials that may have migrated onto the Premises from a neighboring property and Tenant did not cause the release on the neighboring property), Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials.  In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and any lender designated by Landlord to attempt to eliminate and mitigate any financial exposure to such lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Premises has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable Laws.  Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under this Lease to indemnify, defend and hold Landlord and Landlord’s Agents harmless.  Tenant shall provide Landlord prompt written notice of Tenant’s monitoring, cleanup and remedial steps.  In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant’s obligation to Landlord under this Section concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to this Lease.

(c)                                  In the event of any release on, under or about the Premises of any Hazardous Materials generated, brought onto, used, stored, created or disposed of by Tenant or Tenant’s Agents (other than Landlord or Landlord’s Agents) during the Lease Term in violation of Environmental Laws, Tenant shall, at its sole cost, promptly take all necessary and appropriate actions required by all applicable Environmental Laws, to remove or remediate such Hazardous Materials, whether or not any governmental agency has issued a cleanup order, so as to return the Premises to the condition that existed before the introduction of such Hazardous Materials.  Tenant shall obtain Landlord’s written consent prior to implementing any proposed removal or remedial action; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s written consent.  Nothing in the preceding sentence shall in any way eliminate, modify or reduce the obligation of Tenant under this Lease to indemnify, defend and hold Landlord and Landlord’s Agents harmless.

(d)                                 Landlord and its agents and consultants shall have the right to inspect, investigate, sample and monitor the Premises, including any air, soil, water, ground water, or to conduct any other sampling or testing, digging, drilling or analysis, to determine whether Tenant is complying with the terms of this Section.  Landlord shall use commercially reasonable efforts to not interfere with Tenant’s operations of its business or use of the Premises in performing such testing.  If Landlord discovers that Tenant is not in compliance with Environmental Laws, any costs incurred by Landlord in determining Tenant’s non- compliance, including attorneys’, consultants’ and experts’ fees, shall be due and payable by Tenant to Landlord within thirty (30) days following Landlord’s written demand and receipt of any and all documents relating to Landlord’s claimed costs and fees.  Specifically, should Tenant decide to seek registration as a Large Quantity Generator of Hazardous Waste, as defined under 40 Code of Federal Regulations sec. 262, et seq., among other regulations, Tenant shall inform Landlord no later than thirty (30) days prior to submission of application or registration documents to a government agency. Landlord and its agents and consultants shall have the right to inspect and audit all documents, equipment, protocols, plans, or procedures associated with Tenant’s anticipated registration as a Large Quantity Generator.

(e)                                  Prior to the Effective Date, Landlord shall have delivered to Tenant copies of all environmental reports on the Premises in Landlord’s possession.  Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expense or losses (including, without limitation, sums paid in settlement of claims, investigation of site conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorney’s fees, consultant fees and expert fees) which arise as a result of or in connection with the existence, release or discharge of Hazardous Materials on, in, under or about the Premises prior to the Effective Date or by Landlord or a Landlord Party.  Landlord acknowledges that nothing herein shall obligate Tenant to remove or remediate any Hazardous Materials that exist in, on, under or about the Premises as of the Effective Date, or that subsequently migrate onto or are introduced onto the Premises through no fault or action of Tenant.

(f)                                   Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums (unless, with Landlord’s approval, Tenant pays 100% of such increased premium) or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the required insurance policies.  Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of policies covering the Premises and appurtenances.

Should Tenant seek registration as a Large Quantity Generator of Hazardous Waste, as defined under 40 Code of Federal Regulations sec. 262, et seq., among other regulations, Landlord shall determine in good faith whether it will require Tenant, at its sole cost, to insure its activities involving the use of Hazardous Materials under a pollution legal liability insurance policy.  Should Landlord determine such an insurance policy is necessary, Tenant and Landlord shall negotiate in good faith, with the assistance of an appropriately licensed and experienced insurance broker, what the appropriate limits, scope, duration, and operation of coverage for the policy shall be.  Any pollution legal liability insurance provided by Tenant under this paragraph shall be carried in favor of Tenant and include Landlord as Loss Payee as their respective interests may appear, and shall provide that any loss shall be adjusted with and be payable to both Landlord and Tenant.  The policy shall name Landlord, Landlord’s affiliates and property manager and Landlord’s lenders as additional insureds on Tenant’s liability policies and shall name Landlord and Landlord’s lenders as loss payees on its property insurance.  Tenant shall deliver a copy of the certificates of insurance to Landlord evidencing the required coverage before commencing operations as a Large Quantity Generator of Hazardous Waste on the Premises and shall deliver renewal certificates to Landlord before the expiration of any such policies.  Any insurance policies required under this Section shall provide that the insurer shall endeavor to give thirty (30) days’ prior written notice to Landlord of any cancellation or termination of such policies, and if such notice cannot be provided by the insurer, Tenant shall provide such notice to Landlord.  Notwithstanding the foregoing, Landlord retains the right to request that Tenant provide other forms of insurance which may be reasonably required to cover future risks relating to Hazardous Materials.  In no event shall the types or limits of any insurance policies maintained or required to be maintained under this Lease by Tenant or its contractors limit Tenant’s liability under this Lease, including without limitation Tenant’s indemnification, defense and hold harmless obligations.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

Section 7.1.                                 Transfers.

(a)  Except as expressly provided in Section 7.9 hereof, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises (each, a “Transfer”), without, in each instance, having first received the express consent of Landlord, not to be unreasonably withheld, conditioned or delayed.  Except as provided in Section 7.9, any Transfer by Tenant without Landlord’s express consent shall be invalid, void and of no force or effect.  This prohibition includes, without limitation, any assignment, subletting, or other transfer which would occur by operation of law, merger, consolidation, reorganization, acquisition, transfer, or other change of Tenant’s corporate, ownership, and/or proprietary structure, including, without limitation, a change in the partners of any partnership or a change in the members and/or managers of any limited liability company.

(b)                                 Subject to the provisions of Section 7.9, below, if Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease and a Transfer.  For purposes of this Article VII, the term “Transfer” shall be deemed to include the issuance of new stock or a pledge or other transfer of issued or outstanding stock, in each case which results in a majority of the stock of Tenant being held by a person or entity that does not hold a majority of the stock of Tenant on the date hereof.  If Tenant is a partnership, the transfer (by one or more transfers) of a majority interest in the partnership shall be deemed a Transfer of this Lease.  If Tenant is a limited liability company, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in, or the right(s) to manage and/or direct the operations of, such entity, however characterized, shall be deemed a Transfer of this Lease.

(c)                                  In any case where Landlord shall consent to a Transfer or if a Transfer is permitted without Landlord’s consent hereunder, the Tenant originally named herein shall remain fully liable for all obligations of Tenant hereunder, including, without limitation, the obligation to pay the Rent provided under this Lease and such liability shall not be affected in any way by any future amendment, modification, or extension of this Lease or any further Transfer and Tenant hereby irrevocably consents to any and all such transactions and no amendment of this Lease or waiver of, or consent to or departure from, any of the terms and conditions of this Lease shall constitute a novation or otherwise release any predecessor tenants.  It shall be a condition of the validity of any approved assignment that the assignee agree directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all obligations of Tenant hereunder jointly and severally with the Tenant originally named herein accruing from and after the date of the Transfer, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.  It shall be a condition of the validity of any approved subletting that the sublessee agree, in form reasonably satisfactory to Landlord, not to violate any provisions of this Lease; provided, Landlord agrees to reasonably consider a sublessee’s request to modify its obligation with respect to insurance pursuant to Article XIII.  If the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may at any time and from time to time while an Event of Default is continuing, collect Rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved.

Section 7.2.                                 Landlord’s consent to any Transfer shall not relieve Tenant from the obligation to obtain Landlord’s express consent to any further assignment or subletting.  In no event shall any approved subtenant enter into any Transfer, or otherwise suffer or permit any portion of the Premises to be used or occupied by others without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion.

Except where Landlord shall have exercised its option to terminate this Lease or release Tenant from a portion of the Premises under Section 7.4, below, no transfer of any interest in this Lease, and no execution and delivery of any instrument of assumption pursuant to Section 7.1 hereof, shall in any way affect or reduce any of the obligations of Tenant under this Lease, but this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety).  From and after the effective date of an assignment of this Lease, the obligations of each such transferee and of the original Tenant named as such in this Lease to fulfill all of the obligations of Tenant under this Lease shall be joint and several.  Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any transferee, shall constitute a violation thereof by Tenant after notice and expiration of the cure period, if any, set forth in the definition of “Event of Default” in Rider 1 of this Lease.

Section 7.3.                                 If Tenant desires to enter into a Transfer, then Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) the date Tenant desires the Transfer to be effective, (b) the material business terms of such proposed Transfer, and (c) in the case of a sublease, a description of the portion of the Premises to be sublet.  Such notice shall also include (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant and any entities and persons who own, control or direct the proposed transferee, the nature of its business, and its proposed use of the Premises, (ii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements, and (iii) such other information Landlord may reasonably request, which additional information shall be requested by Landlord within ten (10) business days following the date Tenant delivers the initial notice to Landlord and any supplemental information provided by Tenant at Landlord’s request).

Section 7.4.                                 Except with respect to a Permitted Transfer (as defined below), if such notice relates to a sublease of all or substantially all of the Premises for all or substantially all of the balance of the Lease Term, such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) shall be granted the right, at Landlord’s option, to terminate this Lease, upon the terms and conditions hereinafter set forth.  Such option may be exercised by notice from Landlord to Tenant within forty-five (45) days after Landlord’s receipt of Tenant’s notice.  If Landlord exercises its option to terminate this Lease pursuant to the foregoing provisions, then (a) this Lease shall end and expire on the date that such assignment or sublease was to commence (as if such date were the expiration date of the term hereof), (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an agreement confirming such termination, and (d) Landlord shall be free to lease the Premises or any part thereof, to any person or persons, including, without limitation, to Tenant’s prospective assignee or subtenant.

Section 7.5.                                 If Landlord shall not exercise Landlord’s option to terminate this Lease as aforesaid, and provided that there is no Event of Default hereunder, then, subject to the following provisions, Landlord’s consent to the proposed Transfer shall not be unreasonably withheld or conditioned, and shall be granted or withheld within fifteen (15) business days following the date upon which Landlord receives a ‘complete’ transfer notice from Tenant (i.e., a notice that includes all documents and information required pursuant to Section 7.3 above).  Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for all actual, out-of-pocket expenses incurred by Landlord in connection with such Transfer including, without limitation, all legal fees and expenses reasonably incurred by Landlord in connection with the granting of any requested consent.

Section 7.6.                                 In no event shall Landlord be considered to have withheld its consent unreasonably to any proposed Transfer if, in Landlord’s reasonable judgment:

(i)                                     the proposed transferee is not a reputable person or entity of good character suitable for a building comparable to the Building and with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and/or Landlord has not been furnished with reasonable proof thereof;

(ii)                                  the proposed transferee may, in Landlord’s reasonable determination, use the Premises for (a) a use which does not comply with the conditions and restrictions set forth in this Lease, or (b) a use which could overburden the Premises, the Building or the Common Areas, or (c) a use which could cause an increase in the insurance premiums payable with respect to the Property or in the Operating Charges, unless Tenant agrees to pay for such increased costs;

(iii)                               the proposed transferee is a person or entity (or affiliate of a person or entity) with whom Landlord or Landlord’s agent is then or has been within the prior three (3) months negotiating in connection with the rental of space in the Building; for purposes of this subsection (iii) “negotiating” shall be deemed to mean an exchange of written proposals between Landlord and such proposed transferee;

(iv)                              the form of the proposed agreement of Transfer is not reasonably satisfactory to Landlord;

(v)                                 after such Transfer, there shall be more than two (2) subtenants of the Premises;

(vi)                              the proposed transferee shall be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed transferee agrees to waive such diplomatic or sovereign immunity, and/or shall not be subject to the service of process in, and the jurisdiction of the courts of, the State of California;

(vii)                           The proposed transferee shall be an employment agency or a domestic or foreign governmental or quasi-governmental entity or agency;

(viii)                        any mortgagee whose consent to such Transfer is required fails to consent thereto;

(ix)                              a lawsuit is then pending or threatened between Landlord or any affiliate of Landlord or any Landlord Party and the proposed transferee (or affiliates thereof); or

(x)                                 following the Transfer, any portion of the second floor of the Premises will not be used as office space.

If an Event of Default shall occur at any time prior to the effective date of an approved assignment or subletting, then Landlord’s consent thereto shall be immediately deemed revoked without further notice to Tenant, and such consent shall be void and without force and effect, and such assignment or subletting shall constitute a further Default of Tenant hereunder.

Section 7.7.                                 Each sublease shall be subject and subordinate to this Lease and to the matters that this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease.  Each sublease shall terminate upon the expiration or termination of this Lease, provided that if this Lease shall expire or terminate during the term of any sublease for any reason, or if Tenant shall surrender this Lease to Landlord during the term of any sublease, Landlord, in its sole discretion, upon written notice given to Tenant and the subtenant not more than thirty (30) days after the effective date of such expiration, termination or surrender, without any additional or further agreement of any kind on the part of subtenant, may elect to continue such sublease with the same force and effect as if Landlord as lessor and subtenant as lessee had entered into a direct lease as of such effective date for a term equal to the then unexpired term of such sublease and containing the same terms and conditions as those contained in the sublease, and, if Landlord shall so elect, the subtenant shall attorn to Landlord and Landlord and the subtenant shall thereupon have the same rights, obligations and remedies thereunder as were had by Tenant and the subtenant thereunder prior to such effective date, respectively, except that in no event shall Landlord be (a) liable for any act or omission by Tenant, or (b) subject to any offsets or defenses which the subtenant had or might have against Tenant, (c) bound by any rent or additional rent or other payment paid by the subtenant to Tenant in advance or (d) bound by any amendment to the Sublease not consented to by Landlord.

Section 7.8.                                 If Tenant shall enter into any Transfer consented to by Landlord, Tenant shall, within sixty (60) days after such Transfer, deliver to Landlord a complete list of Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction, together with a list of all of Tenant’s personal property to be transferred to such assignee or sublessee.  Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid.  In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a)                                 In the case of an assignment of this Lease, on the effective date of the assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such Lease assignment (including sums paid for the sale or rental of Tenant’s personal property, less, in the case of a sale thereof, the then fair market value of such personal property, as reasonably determined by Landlord) after first deducting (i) Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees in connection with such assignment, and (ii) any free base rent reasonably provided to the transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such transferee and isn’t otherwise recovered in the rent otherwise payable by such transferee (collectively, “Tenant’s Transfer Costs”); or

(b)                                 In the case of a sublease, 50% of the excess of the rent and other sums payable under the sublease to Tenant by the subtenant (together with any sums paid for the sale or rental of Tenant’s personal property, less, in the case of the sale of such personal property, the then fair market value thereof, as reasonably determined by Landlord) over the Base Rent and other sums payable under this Lease (appropriately pro-rated for any sublease of less than the entire Premises) and Tenant’s Transfer Costs in connection with such sublease amortized ratably over the term of such sublease.  The sums payable under this clause shall be paid by Tenant to Landlord on a monthly basis together with Tenant’s monthly installment of Base Rent.

Section 7.9.                                 The provisions of this Article VII shall not apply to the transfer of shares of stock of Tenant or an Affiliate of Tenant if and so long as the voting stock of Tenant or such Affiliate of Tenant is publicly traded on a nationally recognized stock exchange.  Further, the provisions of this Article VII (aside from Section 7.2 and this Section 7.9) shall not apply to any transaction with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred, or to any other transactions with any Affiliate of Tenant so long as (a) there is no Event of Default under this Lease as of the date of the transfer, (b) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (c) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the tangible net worth of Tenant, as so computed, immediately prior to such merger, consolidation or transfer and proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (unless prohibited by law in which event such proof shall be delivered as soon as legally permitted, but in all events not later than three (3) Business Days after such transfer), (d) there will be no violation of the last paragraph of Section 7.6, and (e) the assignee or surviving entity (if not Tenant) agrees to assume the obligations of Tenant and be bound by the provisions of this Lease pursuant to documents in a form approved in advance by Landlord, (f) Landlord receives notice of such transfer at least thirty (30) days prior to the effective date of such transfer (unless prohibited by law in which event such notice shall be delivered as soon as legally permitted, but in all events not later than three (3) Business Days after such transfer), together with evidence that the conditions of this Section 7.9 have been satisfied and (g) following such transfer the entire second floor of the Premises will continue to be used as office space.  A Transfer permitted under this Section 7.9 without the consent of Landlord is referred to herein as a “Permitted Transfer” and the tenant following such Permitted Transfer is referred to herein as a “Permitted Transferee.”  Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for all actual, out-of-pocket expenses incurred by Landlord in connection with such Permitted Transfers including, without limitation, all legal fees and expenses reasonably incurred by Landlord in connection therewith.

Section 7.10.                          The acceptance by Landlord of the payment of Rent, Additional Rent or other charges from a transferee shall not be considered to be a consent by Landlord to any Transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.  The listing of any name other than that of Tenant on the doors of the Premises or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any Transfer or to the use or occupancy thereof by others.  Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

Section 7.11.                          Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise has breached or acted unreasonably under this under this Article VII, the sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought, and, except as set forth in this Section 7.11 above, Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee.

ARTICLE VIII

MAINTENANCE AND REPAIRS

Section 8.1.                                 Tenant, at all times during the Lease Term, at Tenant’s sole cost and expense, shall promptly make all repairs and replacements, and perform all maintenance, in and to the Premises to keep the Premises in good operating condition and repair, in a clean, safe and tenantable condition, well-ventilated and moisture controlled, and otherwise in accordance with all Laws and the requirements of this Lease.  Tenant shall likewise maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises and make all required repairs and replacements thereto.  Tenant shall also maintain, repair and replace, at Tenant’s sole cost and expense, the Tenant Items and shall keep in force customary maintenance and service contracts therefor.  Tenant shall not be required to repair the Building Structure and Systems except that Tenant shall be responsible for the increased costs to repair or maintain or increased frequency of replacement of any Building Structure or Systems to the extent caused by Tenant’s “excessive use” of such Building Structure and Systems.  For the purposes hereof, to the extent Tenant uses Building Structure and Systems serving the Premises for more than sixty (60) hours per week or at levels higher than those anticipated for the Building Structure or Systems, the same shall constitute “excessive use” of the Building Structure and Systems.  Tenant agrees that it shall be responsible for any and all additional costs incurred by Landlord as a result of such excessive use of the Building Structure or Systems by Tenant, including without limitation, the increased or accelerated cost of repairing and/or replacing any portion of such Building Structure and Systems, but which shall exclude the use of any systems installed by Tenant at its cost as a Special Tenant Improvement (as defined in the Work Agreement).

Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof, or any mold or moisture condition, of which Tenant has knowledge.  Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in the condition that Tenant is required to maintain the Premises pursuant to this Article VIII, except for (a) ordinary wear and tear, (b) damage caused by the gross negligence or willful misconduct of Landlord or any affiliate of Landlord, Landlord’s managing agents for the Building, or any of their Agents, or (c) damage that Landlord is required to repair, and as otherwise provided in this Article VIII and Article XVII.  Except as otherwise provided in Section 13.4 and Article XVII, all injury, breakage and damage to the Premises or to any part of the Building or the Land caused by any act or omission of Tenant or any Agent of Tenant, shall be repaired by and at Tenant’s expense, except that if either an emergency condition exists or the Lease Term has expired or Tenant fails to commence and diligently prosecute to completion repair of any such injury, breakage or damage within a reasonable period (not to exceed ten (10) days) following Tenant’s receipt of notice from Landlord, then Landlord shall have the right at Landlord’s option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith.

Section 8.2.                                 All light bulbs and tubes for the Premises shall be provided and installed at Tenant’s expense; provided that if Tenant elects to supply the bulbs or tubes to Landlord, then Landlord shall provide the labor involved for such replacement at Tenant’s expense.

Section 8.3.                                 Except as otherwise provided in this Lease and subject to normal wear and tear, Landlord at its expense (subject to reimbursement pursuant to Article V if and to the extent permitted thereby) shall keep the Common Areas and the Building Structure and Systems, clean and in good operating and watertight condition and, promptly after becoming aware of any item needing repair or replacement, will make such repair or replacement.  In the event of an emergency of which Landlord has been notified, Landlord shall take such action as is reasonably necessary as quickly as practicable to prevent further damage to property and personal injury and shall thereafter repair any damage promptly pursuant to this Section 8.3, subject to the provisions of Article XVII.  The manner in which the Common Areas are maintained shall be consistent with the manner in which common areas of comparable buildings are maintained and the costs associated therewith shall be included in Operating Charges.  Notwithstanding any of the foregoing to the contrary:  (a) maintenance and repair of all Tenant Items shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs whatsoever brought about by any act or omission of Tenant or any Agent of Tenant.  Tenant hereby waives any and all rights under and benefits of Section 1932, Subdivision 1 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE IX

BASE BUILDING WORK, TENANT IMPROVEMENTS AND ALTERATIONS

Section 9.1.                                 The Base Building Work shall be constructed at Landlord’s sole cost and expense in accordance with the provisions of the Base Building Exhibit attached as Exhibit 1.7 and the Work Agreement.  Landlord shall construct the Base Building Work in a good and workmanlike manner, using new materials of first quality.  On the Delivery Date, the roof, structure, exterior windows and skylights (including seals), and Building Structure and Systems installed by Landlord shall be in good operating condition and repair, in compliance with applicable Laws, and with the roof and skylights in watertight condition.  In addition, on the Delivery Date, the exterior doors of the Building, the path of travel into the Building and all areas of the Property outside of the Building shall comply with the ADA.  Landlord shall warrant the same for a period of one (1) year following Substantial Completion of the Base Building Work.  Landlord shall obtain all local licenses, permits and approvals (whether governmental or non-governmental) required to perform the construction of the Base Building Work from the applicable local and state authorities.  Notwithstanding anything contained in this Lease to the contrary, it shall not be Landlord’s responsibility to obtain the approval of such authorities or any other required federal, state and/or local licenses, permits and approvals (governmental or private) required to operate and use the Premises for the Permitted Use except to the extent any such licenses, permits or approvals are required from the applicable authorities to sign off on construction of the Base Building Work for general occupancy of the Premises and not related to Tenant’s particular use of the Premises.  Landlord will use commercially reasonable efforts and due diligence to achieve Substantial Completion of the Base Building Work on or before the Anticipated Delivery Date.

Section 9.2.                                 When the Base Building Work is substantially complete, Landlord shall so notify Tenant in writing (such notice, the “Completion Notice”) and shall tender full possession of the Premises to Tenant, subject to Landlord’s right for it and its contractors to enter the Premises in order to complete the Base Building Work.  As used with respect to the Base Building Work, “Substantial Completion” and phrases of a similar nature shall mean the Base Building Work shall have been substantially completed in accordance with Section 9.1 and this Section 9.2 and Exhibit 1.7, as determined by Landlord and Landlord’s architect and Landlord has obtained signoff on the job card for the Base Building Work from the Department of Building Inspection.  Landlord shall notify Tenant of Landlord’s determination that the Base Building Work is Substantially Complete and Landlord and Tenant shall set a mutually convenient time for Landlord, Landlord’s architect and Tenant and Tenant’s Architect to develop an agreed upon list of punch list items to be completed by Landlord.  Landlord shall use commercially reasonable efforts to complete the punchlist items within thirty (30) days after such walk through, subject to Force Majeure and delays caused by Tenant or Tenant’s Agents.  Notwithstanding the foregoing, Landlord’s failure to have any portion of Base Building Work done by the Anticipated Delivery Date, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord’s default and shall not affect the validity of this Lease, except as expressly set forth herein to the contrary.

Section 9.3.                                 Tenant’s acceptance of the Premises shall not be deemed a waiver of Tenant’s right to have defects in the Base Building Work repaired at no cost to Tenant within the first twelve (12) months following Substantial Completion of the Base Building Work (the “Corrective Work Period Expiration Date”).  If Tenant shall discover any such defect prior to the Corrective Work Period Expiration Date, Tenant shall give notice to Landlord of the same and Landlord shall cause Landlord’s contractor to remedy, repair or replace any such defects identified by Tenant, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of the construction of the Tenant Improvements or the operation of Tenant’s business, as the case may be.  Tenant shall be deemed to have waived any claim under this Lease for correction or cure of any “defects” in the Base Building Work on the Corrective Work Period Expiration Date if Tenant has not given notice of such defect to Landlord by such date.  For the purposes of this Lease, “defects” shall mean defects, deficiencies, and/or non-compliance with the provisions of Exhibit 1.7 in the construction of the Base Building Work.

Section 9.4.                                 In addition to Landlord’s obligations as set forth above, in the event that Tenant gives Landlord notice of, or Landlord otherwise obtains actual knowledge of, one or more defects in the design or construction of the Base Building Work which Tenant shall otherwise be obligated to maintain and repair in accordance with the provisions of this Lease, from time to time during the initial Lease Term, after the Corrective Work Period Expiration Date, Landlord shall meet with Tenant (a “3rd Party Warranty Review Meeting”) to review such claimed defect and the underlying facts and circumstances in order to determine whether such defect reasonably appears to be covered by one or more written third party warranties or guarantees (a “3rd Party Warranty”).  In the event that Landlord determines that such defect may reasonably be covered by any such 3rd Party Warranty, (Landlord being obligated to make a determination one way or the other and to advise Tenant of such determination in writing no later than five (5) business days after the relevant 3rd Party Warranty Review Meeting, failing which, such event shall be deemed a Landlord Non-Coverage Determination (as defined below)), Landlord shall, at Landlord’s sole cost and expense, promptly commence and diligently and continuously prosecute to completion one or more claims against the relevant third party(ies) in order to cause such party(ies) to correct the defect.  Notwithstanding the foregoing, if (i) Landlord reasonably determines, whether in connection with or after the relevant 3rd Party Warranty Review Meeting, but subject to the timing requirements set forth in immediately preceding sentence, that the subject defect(s) are not reasonably likely to be covered by a 3rd Party Warranty (a “Landlord Non-Coverage Determination”) or (ii) following Landlord’s reasonable determination that such defect(s) are reasonably likely to be covered by a 3rd Party Warranty, Landlord fails to promptly commence and diligently and continuously prosecute such claim(s) as required pursuant to this subparagraph (a “Landlord Warranty Prosecution Failure”) within five (5) business days following notice of such failure from Tenant (provided that Tenant need not give such notice more than one time with respect to any Landlord Warranty Prosecution Failure arising out of a particular 3rd Party Warranty claim), then Tenant shall have the exclusive right, but not the obligation, to pursue such claim(s) to the extent such condition affects the Premises pursuant to an assignment of rights (but not of any duties or obligations) as described below, subject to the terms and conditions of the applicable 3rd Party Warranties. In the event Tenant’s right to prosecute such claims arises out of a Landlord Non-Coverage Determination, Tenant’s prosecution of such claim(s), if and to the extent it elects to do so and from and then only after the date of any such election, shall be undertaken at Tenant’s sole cost and expense, provided, however, if Tenant is ultimately successful in the prosecution of such claim(s), Landlord shall promptly reimburse Tenant for all of the reasonable out of pocket costs and expenses incurred in connection with such claim(s), including without limitation, reasonable attorneys’ fees and court and alternative dispute resolution costs.  If Tenant’s right to prosecute such claims arises out of a Landlord Warranty Prosecution Failure, Tenant’s prosecution of such claim(s), if and to the extent it elects to do so and then only from and after the date of any such election, shall be undertaken at Landlord’s sole cost and expense, to be invoiced monthly on net thirty (30) terms.

Section 9.5.                                 If Tenant elects to pursue a claim under a 3rd Party Warranty pursuant to the provisions of Section 9.4, above, then, without limiting any of Landlord’s other obligations hereunder, Landlord shall within two (2) business days of such election execute and deliver to

Tenant a legally-effective non-exclusive assignment (a “3rd Party Warranty Assignment”) of Landlord’s right to enforce the applicable 3rd Party Warranty (but not as to any duty or obligation of Landlord), in a form reasonably satisfactory to the parties, subject to the terms and conditions of the applicable 3rd Party Warranties.  Notwithstanding the foregoing, Tenant’s rights under any 3rd Party Warranty Assignment shall, as between Landlord and Tenant and as to the particular defects which give rise to the 3rd Party Warranty Assignment, be exclusive.  The obligations in Sections 9.3 through Section 9.5 constitute Landlord’s entire obligation with respect to all defects in the Base Building Work (subject to Landlord’s obligations pursuant to Article VIII of this Lease).

Section 9.6.                                 Intentionally omitted.

Section 9.7.                                 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion with respect to Structural and System Alterations and any Alterations which are visible from the exterior of the Premises, and which consent shall not be unreasonably withheld, conditioned or delayed with respect to all other Alterations.  Notwithstanding the foregoing, Tenant shall have the right to make Cosmetic Changes within the Premises without requiring the consent of Landlord.

Section 9.8.                                 All Alterations made by Tenant shall be made:  (a) in a good, workmanlike, first class and prompt manner; (b) using new or comparable materials only; (c) by a contractor who qualifies under Section 9.11 and has been approved in writing by Landlord; (d) under the supervision of an architect reasonably approved in writing by Landlord; (e) in accordance with plans and specifications reasonably acceptable to Landlord, approved in writing at Landlord’s standard charge; (f) in accordance with all applicable Laws; (g) after having obtained any required consent of the holder of any Mortgage of whom Tenant has notice; (h) after obtaining public liability and worker’s compensation insurance policies reasonably approved in writing by Landlord; and (i) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant’s financial ability to complete the Alteration in accordance with the provisions of this Lease (including without limitation, a payment or performance bond for any job that exceeds Two Hundred Thousand Dollars ($200,000)).  Within ten (10) business days following completion of any Alterations, Tenant, at its expense, shall obtain and deliver to Landlord: (i) copies of paid invoices covering all of the Alterations, (ii) final waivers of lien from all contractors, subcontractors and material suppliers performing work or providing material in connection with the Alterations, (iii)  proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by governmental authorities with respect thereto, (iv)  “as-built” plans and specifications for such Alterations, (v) a written certification in the form of the AIA Document G702 (or, if such document is no longer in use, such other form as Landlord shall reasonably approve) from Tenant’s architect stating that (A) the Alterations have been completed in accordance with the plans and specifications approved by Landlord, (B) such work has been paid in full by Tenant, and (C) all contractors, subcontractors and materialmen have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect’s certification), and (vi) such other documents and information as Landlord may reasonably request.

Section 9.9.                                 If any lien (or a petition to establish such lien) is filed in connection with any Alteration made by or on behalf of Tenant, such lien (or petition) shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a reasonably acceptable bond.  If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith.  Tenant acknowledges that any Alterations are accomplished for Tenant’s account, Landlord having no obligation or responsibility in respect thereof.  Landlord’s approval of any plans and drawings (and changes thereto) regarding any Alterations or any contractor or subcontractor performing such Alterations shall not constitute Landlord’s representation that such approved plans, drawings, changes or Alterations comply with all Laws.  Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant.

Section 9.10.                          All Alterations involving the Building Structure or Systems, or any areas outside of the Premises shall, at Landlord’s election, be performed by Landlord’s designated contractor or subcontractor at Tenant’s expense (provided the cost therefor is competitive); provided, however, that if Landlord elects to make any such Alteration, (a) Landlord shall be paid a construction supervision fee in an amount equal to three percent (3%) of the total cost of such Alteration, except to the extent set forth in the Work Agreement, (b) Landlord shall obtain competitive bids from not less than three (3) qualified general contractors approved by Landlord to perform work at the Property (if available, or such smaller number of qualified contractors that is available); (c) Landlord shall require such general contractors to obtain competitive bids for each major trade (as reasonably determined by Landlord) from at least three (3) qualified subcontractors selected by Landlord and approved to perform work at the Property (if available, or such smaller number of qualified subcontractors that is available); (d) Tenant shall have the right to review all bids and to select any bidder; (e) the construction contract shall expressly acknowledge that Tenant is a third party beneficiary thereunder and shall authorize Tenant to directly enforce all warranties or guaranties; and (f) Landlord shall use commercially reasonable efforts to enforce the terms of the construction contract.

Section 9.11.                          Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as built (or record) drawings and CAD drawings showing such Alteration in place.  All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require.  Certificates of such insurance must be received by Landlord before any work is commenced.  All contracts between Tenant and a contractor must explicitly require the contractor to (a) name Landlord and Landlord’s agents as additional insureds and (b) indemnify and hold harmless Landlord and Landlord’s Agents (except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents).

Section 9.12.                          All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor (collectively, “Cables”) shall be (i) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (ii) labeled every 3 meters with Tenant’s name and origination and destination points; (iii) installed in accordance with all EIA/TIA standards and the National Electric Code; and (iv) installed and routed in accordance with a routing plan shown “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request.  The routing plan shall be available to Landlord and its agents at the Building upon request.  Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises and/or Building all Cables installed by or on behalf of Tenant to the extent the same must be removed pursuant to applicable Laws.

Section 9.13.                          Tenant acknowledges and agrees that, notwithstanding any provision contained in this Lease, all contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration in the Building (collectively, “Work”), including, without limitation, tenant improvements, build-out, Alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on, or to the Building (including Work performed by any person providing any services to the Building such as DSL, cable, communications, telecommunications or similar services) are required to be approved in advance by ASB Capital Management, LLC (“ASB”) on behalf of Landlord, and the business manager of the applicable local AFL-CIO Building and Construction Trades Council.  ASB will only approve such contractors or subcontractors that: (i) are bound by and signatory to a collective bargaining agreement with a labor organization (a) whose jurisdiction covers the type of work to be performed at the Building, and (b) that is an Approved Building Trades Department Contractor or Subcontractor; and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits.  For purposes hereof, an “Approved Building Trades Department Contractor or Subcontractor” is a contractor or subcontractor that is currently affiliated with the Building and Construction Trades Department of the AFL-CIO (the “BCTD”) or, if no such BCTD-affiliated contractor or subcontractor is available for a particular trade (e.g., carpentry work), a contractor or subcontractor that is affiliated with a national trade union which was formerly affiliated with the BCTD and which recognizes (and will recognize and respect, for its work at the Building), the jurisdictional limitations established by the local BCTD.  Further, Tenant shall comply with any contractor selection and payment policy promulgated by Landlord from time to time.  Upon the request of Landlord, each such contractor and subcontractor shall provide written certification that all work performed by such contractor or subcontractor was performed in compliance with this policy.  Contractors may not engage any subcontractor that does not satisfy the provisions of clauses (i) and (ii) above.  If at any time a contractor or subcontractor does not satisfy clauses (i) and (ii) above, such contractor or subcontractor shall not be considered to be approved by Landlord or ASB.

Section 9.14.                          If any Alterations that require Landlord’s consent are made without the prior written consent of Landlord, then Landlord shall have the right, at Tenant’s expense, to so remove and correct such Alterations and restore the Premises and the Building.  All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) if there is no Event of Default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove at its expense all Alterations and other items (including any telecommunications, security, data, computer and similar equipment, cabling and wiring) in the Premises or the Building which Landlord designates in writing for removal.  Landlord shall make such designation concurrently with Landlord’s approval of such Alteration.  Notwithstanding the foregoing, Tenant shall not be required to remove:  (x) Alterations consisting of standard build-out items that are typically installed by office tenants in the Building’s submarket (such as partitions, but not interior staircases, for example); (y) any non-specialized open lab improvements; and (z) any standard Alteration made by Tenant in initially finishing and completing the Premises in accordance with the Work Agreement, except any Structural and System Alterations or as otherwise indicated on any of Tenant’s plans.  Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly.  If such removal causes damage or injury to the Premises or the Building, then Landlord shall have the right, at Tenant’s expense, to repair all damage and injury to the Premises or the Building caused by such removal as aforesaid.  If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord’s option be deemed abandoned or become the property of Landlord to be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant’s expense to remove from the Premises any or all such items or to require Tenant to do the same, except as otherwise provided in this Section.  If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, all actual costs (including a reasonable construction management fee not to exceed three percent (3%)) incurred by Landlord in effectuating such return.  Notwithstanding any provision to the contrary contained in this Section 9.12, prior to the expiration, and within five (5) days of the earlier termination, of the Lease Term, Tenant shall have the right to remove any Specialized Tenant Improvements installed by Tenant at Tenant’s expense, so long as Tenant repairs any damage or injury to the Premises or Building caused by such removal.  For the purposes hereof, “Specialized Tenant Improvements” shall mean Tenant Improvements which are not customarily found in Class A office buildings such as backup generators, vented fume hoods and laboratory benches, cold boxes and server room racks.

ARTICLE X

SIGNS

Section 10.1.                          Tenant, at its sole cost and expense, may install identifying signage on the exterior of the Building and in the Building lobby, provided that such signage (including without limitation, its design, size and placement) (i) shall comply with applicable Laws, and (ii) has been approved in writing in advance by Landlord, which approval shall not be unreasonably withheld.  Except as provided in the preceding sentence, Tenant shall not place, inscribe, paint, affix or otherwise display any sign, advertisement, picture, lettering or notice of any kind on any part of the exterior or interior of the Building (including windows and doors), or on any part of the interior of the Premises which can be seen from outside the Premises, without the prior written approval of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion.  If any such item that has not been approved by Landlord is so displayed, then

Landlord shall have the right to remove such item at Tenant’s expense.  Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building; provided, however that Landlord shall only affix, install, or display signs on the interior of the Premises which pertain to the management or operation of the Building.

ARTICLE XI

SECURITY DEPOSIT

Section 11.1.                          Within fifteen (15) days after the full execution of this Lease, Tenant shall deliver to Landlord a clean, unconditional, irrevocable letter of credit in the amount of the Security Deposit Amount (the “Letter of Credit”) as security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease.  The Letter of Credit shall be:  (a) in form and substance satisfactory to Landlord in its sole discretion (with the following criteria at a minimum); (b) at all times in the stated face amount of not less than the Security Deposit Amount (as defined in Section 1.18), and shall on its face state that multiple and partial draws are permitted and either (i) that partial draws will not cause a corresponding reduction in the stated face amount of the letter of credit or (ii) that, within five (5) business days after any such partial draw, the issuer will notify Landlord in writing that the Letter of Credit will not be reinstated to its full amount in which event Landlord shall have the right to immediately draw on the remainder of the Letter of Credit (it being understood that the total security deposit on hand, whether in cash or letter of credit form, shall at all times be not less than the total Security Deposit Amount as so defined); (c) issued by a commercial bank with the credit rating described below and located in the San Francisco metropolitan area for the account of Tenant, and its permitted successors and assigns under this Lease; (d) made payable to, and expressly transferable and assignable one or more times at no charge by, the owner from time to time of the Building or its lender (which transfer/assignment shall be conditioned only upon the execution of a reasonable and customary written document in connection therewith),whether or not the original account party of the letter of credit continues to be the tenant under this Lease by virtue of a change in name or structure, merger, assignment, transfer or otherwise; (e) payable at sight upon presentment to a San Francisco metropolitan area branch of the issuer of a simple sight draft stating only that Landlord is permitted to draw on the Letter of Credit under the terms of this Lease and setting forth the amount that Landlord is drawing; (f) of a term not less than one year, and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one year periods, unless the issuer notifies Landlord in writing, at least sixty (60) days prior to the expiration date thereof, that such issuer has elected not to renew the Letter of Credit (which will thereafter entitle Landlord to draw on the letter of credit); and (g) at least thirty (30) days prior to the then current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term, or (2) replaced by Tenant with another letter of credit meeting the requirements of this Section, in the full amount of the Security Deposit.  Tenant shall cooperate with Landlord to effect any modifications, transfers or replacements of the Letter of Credit requested by Landlord in order to assure that Landlord is at all times fully secured by a valid letter of credit that may be drawn upon by Landlord, its successors and assigns.  Notwithstanding anything in this Lease to the contrary, any cure or grace period provided in connection with an Event of Default shall not apply to any of the foregoing requirements of the Letter of Credit, and, specifically, if any of the aforesaid requirements are not complied with timely, then an immediate Event of Default shall occur and Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant and apply the proceeds to the Security Deposit.  If there is an Event of Default, Landlord shall have the right to draw upon the Letter of Credit in an amount necessary to be applied to cure such Event of Default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained resulting from Tenant’s Event of Default that Landlord reasonably estimates that it will suffer as a result of such Event of Default.  Landlord shall have the right to draw down the full stated amount of the Letter of Credit if any of the following shall have occurred or are applicable: (x) an event has occurred which, with the passage of time or giving of notice or both, would constitute an Event of Default where Landlord would reasonably be expected to be prevented from, or delayed in, giving such notice because of a bankruptcy or other insolvency proceeding, or (y) the bank has notified Landlord that the Letter of Credit will not be renewed or extended through the expiration date or Landlord has not received a new Letter of Credit complying with the terms of this Section.  Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least A-2 (or equivalent) by Moody’s Investor Service, Inc., and shall be otherwise acceptable to Landlord in its sole and absolute discretion.  If the issuer’s credit rating is reduced below A-2 (or equivalent) by Moody’s Investors Service, Inc., or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute letter of credit within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant.  In the event the issuer of any letter of credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within thirty (30) days thereof, Tenant shall replace such Letter of Credit with such substitute letter of credit (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid thirty (30) day period).  Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

Section 11.2.                          Provided that (a) upon the Reduction Dates (as hereinafter defined) Tenant’s business operations are profitable (as evidenced by financial statements of Tenant certified by Tenant to be true, correct and complete, prepared in accordance with generally accepted accounting principles and, if it is the normal practice of Tenant, audited by any independent certified public accountant) and there is not then nor has there been an Event of Default of this Lease during the preceding twelve (12) month period, and (b) Tenant provides Landlord with at least thirty (30) days’ advance written notice, which notice (“Reduction Notice”) shall include (i) an original replacement Letter of Credit (or an amendment or endorsement of the original Letter of Credit) complying with the terms hereof, then commencing on the date that is thirty (30) days following receipt by Landlord of the Reduction Notice from

Tenant, Landlord shall on the Reduction Date exchange the initial Letter of Credit for the replacement Letter of Credit provided by Tenant or accept the amendment to the Letter of Credit in either case pursuant to which the amount of the Letter of Credit is reduced on each Reduction Date by an amount equal to $1,032,130.00 (the “Reduction Amount”).  For the purposes hereof, the “Reduction Dates” shall mean the first day of each of the 49th, 61st and 73rd full calendar months of the Lease Term.

Section 11.3.                          Within approximately sixty (60) days after the later of the expiration or earlier termination of the Lease Term or Tenant’s vacating the Premises, Landlord shall return such Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant’s obligations under this Lease or to satisfy an Event of Default (or such other event which, with the giving of notice or the passage of time or both, would constitute an Event of Default) under this Lease, and subject to retention of such amount as Landlord may determine to be appropriate to secure payment of any rentals or charges or adjustments thereof which may become due following expiration or termination.  If there shall occur an Event of Default, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s Event of Default, to repair damages to the Premises caused by Tenant, to clean the Premises upon expiration or termination, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, but not limited to, damages recoverable following termination of this Lease by reason of an Event of Default as herein provided, and any and all amounts Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of such Event of Default.  If Landlord uses any portion of the Security Deposit to cure any Event of Default by Tenant hereunder during the Lease Term, Tenant shall forthwith replenish the Security Deposit to the original amount (as such amount may be reduced pursuant to Section 11.2) within five (5) business days after Landlord gives written notice to Tenant of such use or application (which may be in the form of a new or amended Letter of Credit, or in the form of a cash payment), and Tenant’s failure to do so shall constitute an Event of Default under this Lease.  If Tenant fails to restore the full amount of the Security Deposit within such five (5) business day period, then the amount of such deficiency shall be subject to the charges described in Section 19.7.  During any period that Landlord is holding the Security Deposit in the form of cash, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.  Tenant and Landlord acknowledge and agree that their rights and remedies with respect to the Security Deposit shall be as provided in this Lease, and each of Landlord and Tenant hereby waive in its entirety Section 1950.7 of the California Civil Code and any and all other similar statutes now existing or hereafter enacted.

Section 11.4.                          To the extent and so long as Landlord transfers the Security Deposit to any purchaser or other transferee of Landlord’s interest in the Property, then Tenant shall look only to such purchaser or transferee for the return of the Security Deposit, and Landlord shall be released from all liability to Tenant for the return of such Security Deposit.  Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any Security Deposit made by Tenant hereunder unless such holder actually receives such Security Deposit.  Tenant shall not pledge, mortgage, assign or transfer the Security Deposit or any interest therein.

ARTICLE XII

INSPECTION

Section 12.1.                          Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises at any time and from time to time, without charge therefor and without diminution of the rent payable by Tenant, in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as in the sole but reasonable judgment of Landlord may be deemed necessary or desirable, or to exhibit the same to brokers, prospective tenants (during the last twelve (12) months of the Lease Term), lenders, purchasers and others.  Except in the event of an emergency, Landlord shall endeavor to give Tenant one (1) business day’s advance notice of any such entry and to permit Tenant to have a representative present at such time, and to minimize disruption to Tenant’s normal business operations in the Premises in connection with any such entry (but same shall not prohibit Landlord from performing maintenance and repairs during business hours and Landlord shall have no obligation to employ overtime or other premium pay labor or other costs in connection therewith).

Section 12.2.                          Landlord acknowledges and agrees that Tenant’s business operations involve access to health information, the access, use and protection of which is regulated by numerous regulatory schemes, including, without limitation the Health Insurance Portability and Accessibility Act (“HIPAA”), as such laws may be updated from time to time.  In connection with Tenant assuring the confidentiality, safety and security of any such data in connection with such regulatory dictates, and notwithstanding anything in this Lease to the contrary, Tenant reserves the right upon reasonable written prior notice to Landlord to restrict access by others, including Landlord and Landlord’s Agents, solely to such limited areas of the Premises (the “Secured Areas”) as Tenant deems reasonably necessary to fulfill its regulatory responsibilities.  In addition, Tenant shall have the right to designate in writing certain additional limited portions of the Premises as Secured Areas for the purpose of securing certain valuable property or confidential information.  The Secured Areas shall not, in the aggregate, be larger than 62,000 rentable square feet of the Premises.  Tenant and Landlord agree to work cooperatively, at Tenant’s sole cost and expense, to establish reasonable restrictions and guidelines for access to the Secured Areas by Landlord and Landlord’s Agents, whether in connection with cleaning and trash removal, repairs and maintenance, or in connection with access necessary in the event of an emergency (provided, however, that Tenant shall promptly reimburse Landlord for any actual costs and expenses incurred by Landlord as a result of such restrictions and guidelines) and Landlord shall not be required to perform any obligations under this Lease in or with respect to the Secured Areas until Landlord and Tenant establish such reasonable restrictions and guidelines.  Landlord and Tenant agree that Landlord shall have access to the Secured Areas upon not more than forty-eight (48) hours’ notice and at all times in the event of an emergency.  In no events will the portions of the Premises used for marketing, accounting or the data library be designated as Secured Areas.

ARTICLE XIII

INSURANCE

Section 13.1.                          If any increase in the rate of property or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase.  The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

Section 13.2.                          Throughout the Lease Term, Tenant shall obtain and maintain the following insurance coverages written with companies allowed to conduct operations in the jurisdiction where the Property is located with an A.M. Best A-, VIII or better rating.

A.                                    PUBLIC LIABILITY INSURANCE

Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises:

(a)                                 a policy of Commercial General Liability insurance (most recent form — CG 0001 or equivalent form), written on an occurrence basis with a general aggregate per location extension and including contractual liability coverage to cover liabilities assumed under this Lease, insuring against claims for bodily injury, property damage, personal injury or advertising injury on or about the Premises or arising out of the use of the Premises with limits of not less than $1,000,000 per occurrence, $2,000,000 aggregate. Commercial General Liability insurance regarding products liability and completed operations liability shall be in substantially similar form, except that the policy will be written on a claims made basis with minimum limits of $5,000,000.  If the claims made coverage contains a retroactive date, the date cannot be after the Effective Date without an extended reporting period endorsement (ERP) that applies throughout the Term of this Lease and all subsequent extensions of the Term of this Lease.

(b)                                 Business Automobile Liability Insurance on an “occurrence” basis, with a combined single limit of not less than $1,000,000 per occurrence covering bodily injury and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees of Tenant covering any owned, non-owned (i.e., leased or rented) or hired motor vehicle or automotive equipment.

(c)                                  worker’s compensation insurance in accordance with applicable statutory legal requirements.

(d)                                 Employer’s Liability insurance with a limit of not less than $1,000,000.00 per accident, a $1,000,000.00 policy limit, and $1,000,000.00 disease limit per employee.

(e)                                  Umbrella/excess liability in the amount of not less than $8,000,000 per occurrence/aggregate excess of Commercial General Liability (excluding the Products Liability coverage), Employers Liability and Business Auto Liability.

(f)                                   Professional Liability coverage with limits of $1,000,000 per occurrence/aggregate.

The general liability, products and auto policies shall designate Landlord, its managing agent, if any, and any mortgagees (and other designees of Landlord as may be set forth in a notice given from time to time by Landlord) as additional insureds, as their interests appear, utilizing forms CG2010 ed. 1085 or a combination of CG 2010 and CG 2037 for GL and similar for auto or equivalent forms).  The umbrella form will contain a follow-form provision for all insureds covered on scheduled underlying insurance.

Tenant shall give Landlord written notice promptly after Tenant becomes aware of any cancellation of any insurance required to be carried by Tenant pursuant to this Lease.  A certificate and applicable endorsements evidencing such insurance coverages (or, if requested by Landlord, a signed copy of such policy) prior to the Commencement Date, and thereafter on an annual basis (and in any event prior to the expiration thereof).  The minimum limits of liability of such insurance shall be in an amount of not less than the greater of (a) $9,000,000.00 per occurrence/aggregate or (b) after the 8th Lease Year or such earlier time when insurance requirements warrant based on a change in the industry or in Tenant’s operations at the Premises, such amount as determined by Landlord from time-to-time in its reasonable discretion to be the amounts then customarily being carried on like property in the San Francisco area.  All insurance required to be maintained by Tenant pursuant to this Section 13.2 may be provided under umbrella or blanket policies covering other locations operated by Tenant, provided that such umbrella or blanket policies otherwise comply with the provisions of this Article XI.

B.                                    HAZARD INSURANCE

Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, fire and extended coverage insurance in so called “special form” including flood (if applicable, Landlord acknowledging that flood is currently not applicable) and boiler and machinery (if applicable) and such other insurable hazards as, under good insurance practices are insured against by other tenants in similar premises.  Covered property shall include but not be limited to (i) all fixtures, equipment and other personal property of Tenant (the “Tenant Property”) and (ii) any Alterations, including the initial Tenant Improvements (the “Tenant-Insured Improvements”).  Landlord shall be designated as a loss payee with respect to Tenant’s property insurance on any Tenant-Insured Improvements (but not Tenant’s Property).  Tenant shall be required to provide copies of its insurance policies to Landlord if reasonably requested by Landlord, and upon Landlord’s request, in connection with a claim actually made by Landlord as an additional insured or loss payee under any such policy, Tenant shall deliver to Landlord such information as is reasonably necessary for Landlord to enforce such claim under such policy. The amount of insurance shall not be less than 100% of the replacement cost of such property, and the policy shall contain a deductible amount of not more than $10,000. Tenant shall also purchase time element (business income/extra expense) coverage against the perils insured by the “all risk” including terrorism (so long as such terrorism insurance is available at commercially reasonable rates) property policy for a period of indemnity of twelve (12) months.  Tenant shall also maintain insurance against such other hazards as may from time to time reasonably be required by Landlord, provided that such insurance is customarily carried in the area in which the Premises are located on property similar to the Building and that Tenant receives written notice specifying all such additional insurance as may be required.

C.                                    CONSTRUCTION PERIOD INSURANCE

At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, in addition to the insurance coverages required of Tenant above, Tenant shall keep, or cause its contractors and subcontractors to keep, in full force and effect the following insurance coverage, in each instance with policies in form and substance reasonably satisfactory to Landlord:

(i)                                     Builder’s Risk including loss of income/delay and soft costs, on a completed value form (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees loss payees with respect to Alterations; and

(ii)                                  Workers’ Compensation or similar insurance in form and amounts required by law.

(iii)                               Employer’s liability insurance in the amount of $500,000.00 per accident, $500,000 per illness, per employee and $500,000.00 per illness, in the aggregate.

(iv)                              Business auto liability including hired and non-owned auto coverage $1,000,000 combined single limit.

(v)                                 Commercial general liability and umbrella excess liability coverage including but not limited to bodily injury, property damage, personal injury and advertising injury, with limits not less than $5,000,000.00 per occurrence and in the aggregate per location and Products/Completed Operations coverage during construction including, at a minimum, for two (2) years following completion of the Alterations.

Subcontractors and sub-subcontractors shall maintain commercial general liability and umbrella excess liability coverage including but not limited to bodily injury, property damage, personal injury and advertising injury with limits not less than $2,000,000.00 per occurrence and in the aggregate per location/project.  Landlord, its managing agent, its mortgagee and the fee owner of the Lot shall be listed as additional insureds under each policy utilizing CG 2010 ed 1085 or a combination of CG 2010 and CG 2037 (or equivalent forms). Tenant shall cause a certificate or certificates of such insurance as well as all applicable additional insured endorsements to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord.  In addition, Contractor shall require any subcontractor or sub-sub-subcontractor to maintain workers compensation and employers liability as outlined above.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

Section 13.3.                          LANDLORD INSURANCE

A.                                    Landlord shall maintain fire and extended coverage insurance in so-called “special form” against loss or damage with respect to the Building, including equipment breakdown insurance, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building (as defined by the property insurance policy).

B.                                    Landlord shall keep and maintain in full force and effect during the Lease Term, rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during the then current lease year as reasonably determined by Landlord and providing coverage for twelve (12) months.  All premiums for such insurance shall be included in Operating Charges for the purposes of this Lease.

Section 13.4.                          WAIVER OF SUBROGATION

Insofar as and to the extent that the following provisions may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State of California (even though extra premium may result therefrom):  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually agree that with respect to any loss which is covered by property insurance then being carried by them (or required to be carried pursuant to the terms of this Lease), the one carrying such insurance and suffering said loss releases the other party and its respective Agents and successors from any and all claims with respect to such loss; and they further mutually agree that their insurance companies shall have no right of subrogation against the other and their respective Agents and successors on account thereof.  In the event that an additional premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium.  If, at the written request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section shall be deemed to modify or otherwise affect any releases elsewhere contained in this Lease.

ARTICLE XIV

SERVICES AND UTILITIES

Section 14.1.                          Subject to the provisions of Section 8.1 with respect to excessive use and Tenant’s obligation to contract directly for Utilities Services, from and after the Rent Commencement Date, Landlord will provide to the Premises:  air conditioning and heating during the seasons they are required in Landlord’s reasonable judgment ; Janitorial Services to the extent not being provided by or through Tenant on Monday through Friday (or at Landlord’s option, Sunday through Thursday) only (excluding Holidays); electric power from the utility provider sufficient for customary lighting purposes; standard hot and cold water in Building standard bathrooms and chilled water in Building standard drinking fountains; elevator service (with at least one (1) elevator in operation at all times, except in the event of an emergency); landscaping; and exterior window cleaning service.  To the extent Tenant provides or contracts for any services relating to any Building Structure or System or any service or utility being provided by Landlord to the Premises directly from the supplier (which Tenant shall not be permitted to do without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed or as otherwise provided in this Lease), Tenant shall enter into and maintain a service contract therefor with a contractor licensed to do business in the jurisdiction in which the Building is located and otherwise approved by Landlord.  Landlord shall install a meter to measure Tenant’s electricity usage.  At Tenant’s or Landlord’s election, Tenant shall contract directly with the utility providers to supply electric power sufficient for Tenant’s use of the Premises for the Permitted Use, and standard hot and cold water in Building standard bathrooms and chilled water in Building standard drinking fountains.  Tenant agrees that it shall not overtax the Building’s electrical system or electric capacity, or the Building’s HVAC capacity.  In the event that, in the reasonable judgment of Landlord’s engineers, Tenant does overtax the Building’s electrical system or electric capacity and/or the Building’s HVAC capacity, as aforesaid, including without limitation as a consequence of Tenant’s excessive use of the Premises, Tenant shall be responsible for (i) all costs of upgrading the electrical system and/or the HVAC system of the Building so that such system(s) will have adequate capacity for Tenant’s operations and (ii) any and all additional or accelerated costs to Landlord relating to the repair and replacement of any such system.  Tenant shall have access to the Building twenty four (24) hours per day each day of the year (except in the event of an emergency).

Section 14.2.                          As part of the Base Building Work, Landlord shall install, at Landlord’s sole cost and expense, an Access Control and Alarm Monitoring System (ACAMS).  Tenant will operate the ACAMS with respect to access control and notify Landlord in the event of a call of unauthorized access.  Landlord will operate and monitor fire and life safety systems.  Landlord will provide card readers and telephone entry systems at the 16th Street and Carolina Street entrances for Building access and pathways at each entrance to the Premises for the installation of card readers.  Tenant shall be responsible, at Tenant’s sole cost and expense, for furnishing card readers and cables Tenant elects to install within the Premises.  Landlord shall coordinate with Tenant to achieve compatibility between the ACAMS and any additional security systems within the Premises which are installed by Tenant.  Access cards shall be issued by Tenant to Tenant’s employees only, and Tenant shall deactivate the access card of any Tenant employee promptly following such employee’s termination by Tenant.  Tenant shall not permit anyone, except for Tenant’s Agents, to enter the Building at times other than during Tenant’s typical business hours.  In the event that Tenant subleases any portion of the Premises, Tenant shall be responsible for (i) installing additional card readers at the entrances of the subleased portions of the Premises, (ii) for issuing access cards to the subtenant and its employees, and (iii) promptly deactivating the access card of any subtenant employee following such employee’s termination.

Section 14.3.                          Landlord shall not have any liability to Tenant, and Tenant shall not be entitled to terminate this Lease or receive a rent abatement, in the event of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder; provided, however, that (a) if Landlord has failed to furnish any of the utilities or services required to be furnished by Landlord hereunder for any reason other than by action or inaction of Tenant or Tenant’s Agents, and if such failure has rendered unusable by Tenant any material portion of the Premises for a continuous period of five (5) consecutive business days after Tenant gives Landlord written notice thereof, and if Tenant does not in fact use such material portion of the Premises during such period, then, so long as no Event of Default exists under this Lease, Tenant shall be entitled, as its sole and exclusive remedy, to an abatement of the Base Rent payable hereunder, pro rated based on the material portion of the Premises that are not being used, for the period beginning on the day after such five (5) business day period ends and continuing until the earlier of the date Tenant resumes use or occupancy of such portion of the Premises or the date use of the Premises is restored to Tenant; and (b) Landlord shall use reasonable efforts to restore such failure or inability so long as such failure or inability is within Landlord’s reasonable control to correct.

Section 14.4.                          Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”).  Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure.  Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure.  The terms of this Section 14.3 shall survive the expiration or earlier termination of this Lease

ARTICLE XV

LIABILITY OF LANDLORD

Section 15.1.                          Landlord and Landlord’s Representatives shall not be liable to Tenant or any other person or entity for any damage, injury, loss or claim based on or arising out of any cause whatsoever (except as otherwise provided in this Lease), including the following:  repair to any portion of the Premises or the Building; interruption in the use of the Premises or the Building or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building.  If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement.  Any property placed by Tenant or any of Tenant’s Agents in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor.  Any person receiving an article delivered for Tenant shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent.  For purposes of this Article, the term “Building” shall be deemed to include the Land.  Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives to the extent such injury is not covered by insurance either carried by Tenant (or such person) or required by this Lease to be carried by Tenant; provided, however, that neither Landlord nor any of Landlord’s Representatives (nor any past, present or future board member, partner, trustee, director, member, officer, employee, agent, representative or advisor of any of them) shall under any circumstances be liable for any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business) in connection with or relating to this Lease.

Section 15.2.                          Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents, Tenant shall reimburse Landlord and Landlord’s Agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all reasonable Costs suffered by or claimed against them, directly or indirectly, to the extent based on or arising out of, in whole or in part, (i) use and occupancy of the Premises or the business conducted therein, (ii) any negligent or willful act or omission of Tenant or any Tenant’s Agent, (iii) any breach of Tenant’s obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (iv) any entry by Tenant or any Tenant’s Agent upon the Land prior to the Lease Commencement Date.

(a)                                 Except to the extent caused by the negligence or willful misconduct of Tenant or an Agent of Tenant, Landlord shall reimburse Tenant and shall indemnify and hold Tenant harmless from and against all Costs suffered or claimed against Tenant as a result of Landlord’s use or control of the Common Areas of the Building and the Building Structure and Systems.

Section 15.3.                          No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord’s interest therein.  Within five (5) days after request, Tenant shall attorn to any transferee landlord and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment, provided such transferee assumes the obligations of Landlord hereunder which accrue from and after the date of the transfer.

Section 15.4.                          Except as may otherwise be expressly set forth in this Lease, Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any Rent or other sum payable to Landlord.  Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord; provided, however, that the foregoing shall not prohibit Tenant from asserting a compulsory counterclaim in any proceeding instituted by Landlord against the Tenant that is required to be brought by applicable statute and will be deemed forever waived if not then asserted by Tenant.

Section 15.5.                          If Tenant or any Tenant’s Agent is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building which shall be deemed to include proceeds actually received by Landlord from any sale of the Building (net of all expenses of sale), insurance or condemnation proceeds (subject to the rights of any Mortgagees), and rental income from the Building (net of all expenses) to the extent all of the foregoing are held in an account for Landlord and have not been applied or distributed by Landlord in the ordinary course of business (i.e., not as a fraud against creditors).  No other asset of Landlord, and no asset of any of Landlord’s Representatives (or any past, present or future board member, partner, director, member, officer, trustee, employee, agent, representative or advisor of any of them (each, an “officer”)) or any other person or entity, shall be available to satisfy or be subject to any such judgment.  No such Landlord’s Representative, officer or other person or entity shall be held to have personal liability for satisfaction of any claim or judgment whatsoever under this Lease.

ARTICLE XVI

RULES AND REGULATIONS

Section 16.1.                          Tenant and Tenant’s Agents shall at all times abide by and observe the rules and regulations specified in Exhibit C (the “Building Rules”) as the same may be reasonably modified or supplemented from time to time in a manner that is not inconsistent with this Lease upon written notice to Tenant.  Tenant and Tenant’s Agents shall also abide by and observe any other rule that Landlord may reasonably promulgate from time to time for the operation and maintenance of the Building, provided that (a) written notice thereof is given, (b) any such rule is not inconsistent with the provisions of this Lease, does not unreasonably interfere with the rights granted to Tenant hereunder, and does not materially increase the cost of Tenant’s occupancy of the Premises through a material increase in Additional Rent.  All Building Rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein.

ARTICLE XVII

DAMAGE OR DESTRUCTION

Section 17.1.                          the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then, except as set forth herein,(a) Landlord shall diligently repair and restore the Base Building Work to substantially the same condition as prior to such damage or destruction and (b) following Substantial Completion of the Base Building Work by Landlord, Tenant shall diligently repair and restore the Premises to substantially the same condition it was in prior to such damage or destruction, which repair and restoration work shall be performed in accordance with all of the applicable provisions of this Lease (including, without limitation, Article IX) except that Landlord shall have no obligation to pay for any costs in excess of the cost to restore the Base Building Work, it being agreed that the cost to restore the remainder of the improvements shall be paid by Tenant.  Prior to commencement of such restoration by Tenant, Tenant shall provide Landlord with evidence satisfactory to Landlord of Tenant’s financial ability to complete such restoration.  Notwithstanding the foregoing, in the event of any of the following circumstances, Landlord may elect either to terminate this Lease or to perform Landlord’s restoration work and shall provide Tenant with written notice of Landlord’s election (the “Casualty Notice”), which shall contain the estimated completion date with respect to the Base Building Work (the “Landlord Estimated Completion Date”) and the additional amount of time after the actual completion date of the Base Building Work that is expected to be necessary to complete the remainder of the improvements (the “Tenant Estimated Completion Date” and the total time expected to complete the Base Building Work and the remainder of improvements (the “Estimated Completion Date”), within one hundred twenty (120) days of the damage or destruction, in the following circumstances:

(a)                                 If in Landlord’s reasonable judgment the Estimated Completion Date is more than one (1) year after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits).

(b)                                 If the insurance proceeds plus deductibles from insurance that Landlord is required to carry under this Lease or any insurance Landlord actually carries plus Two Million Dollars ($2,000,000) (the “Landlord Agreed Shortfall Contribution”) are insufficient to pay the full cost of Landlord’s repair and restoration of the Base Building Work (the “Landlord Restoration Work”); provided, however, that Landlord may not terminate this Lease pursuant to this Paragraph 17.1(b), if (i) Tenant agrees, within fifteen (15) days after its receipt of Landlord’s Casualty Notice, to fund the necessary amount in excess of the insurance proceeds plus the Landlord Agreed Shortfall Contribution, and (ii) within thirty (30) days thereafter, Tenant shall promptly deposit the excess with a third party escrow agent reasonably acceptable to Landlord and Tenant, in which event Landlord shall proceed with Landlord’s Restoration Work.  Landlord’s withdrawals from the trust account shall be proportionate and concurrent to Landlord’s schedule of payments to its contractors and paid in payment of such contractor’s bills.

(c)                                  If the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration pursuant to such holder’s exercise of legal rights.

(d)                                 If, because of applicable Laws, Landlord’s Restoration Work cannot be completed except (i) in a substantially different structural form than existed before the Casualty for which insurance proceeds are not sufficient or (ii) in a size that results in materially less rentable square footage of the Building.

(e)                                  If the damage to the Building exceeds thirty-five percent (35%) of the rentable area of Building.

Landlord shall provide Tenant with the Casualty Notice containing the Estimated Completion Date and Landlord’s election to either repair or to terminate this Lease within one hundred twenty (120) days after the occurrence of such damage or destruction.

Section 17.2.                          If this Lease is terminated pursuant to this Article, then Rent shall be apportioned (based on the portion of the Premises which is usable or used after such damage or destruction) and paid to the earlier of the date of termination or the date Tenant completely vacates and abandons the Premises on account of such damage and Landlord shall be entitled to any insurance proceeds received by Tenant that are attributable to Tenant Improvements and other improvements insured or required to be insured by Tenant that would remain in the Premises at the end of the Lease Term.  If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Base Building Work are Substantially Complete and for such additional time until the earlier of (a) completion of Tenant’s restoration of the improvements (the “Tenant Restoration Work”), (b) the date that completion of the Tenant Restoration Work would have occurred but for delays that are not the result of Force Majeure or Landlord Delay (but no earlier than the Tenant Estimated Completion Date) and (c)

Tenant’s occupancy of the affected Premises or any part thereof for the conduct of its business, Rent shall be equitably abated based upon the extent that Tenant’s use of the Premises is diminished while such repair and restoration are being made; provided, however, that (x) if such damage or destruction was caused by the act or omission of Tenant or any Tenant’s Agent, then after the period insured by Landlord’s rental interruption insurance, Tenant shall not be entitled to any such Rent reduction, and (y) if Tenant fails to pay over to Landlord insurance proceeds promptly following receipt from Tenant’s insurance, any such rent abatement shall end on the date when Landlord would have been able to substantially complete repair and restoration of the Premises had Tenant timely paid Landlord such insurance proceeds.  After receipt of all insurance proceeds, Landlord shall proceed with and bear the expenses of such Landlord Restoration Work; provided, however, that (a) if such damage or destruction was caused by the act or omission of Tenant or any Tenant’s Agent, then Tenant shall pay Landlord’s actual deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction or the amount of insurance proceeds which Landlord would have received if Landlord carried the insurance required to be carried by Landlord under this Lease, (b) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, in accordance with a reasonable progress schedule, and (c) Landlord shall not be required to repair or restore any tenant improvements installed in the Premises (except to the extent Landlord receives proceeds therefor from Tenant’s insurance), any Alterations or any other contents of the Premises (including Tenant’s trade fixtures, decorations, furnishings, equipment or personal property).

Section 17.3.                          If, within one hundred twenty (120) days after the occurrence of the damage or destruction described in Section 17.1, Landlord determines in its sole but reasonable judgment that the Estimated Completion Date is more than one (1) year after the date of such damage or destruction, and provided Landlord does not elect to terminate this Lease pursuant to this Article, then Landlord shall promptly notify Tenant of such determination in the Casualty Notice.  For a period of thirty (30) days after receipt of such Casualty Notice, Tenant shall have the right to terminate this Lease by providing written notice to Landlord (which date of such termination shall not be more than thirty (30) days after the date of Tenant’s notice to Landlord).  If the damage occurs during the last twelve (12) months of the Term (as extended by any extension option which has been exercised by Tenant) and will reasonably require in excess of thirty (30) days to repair, for a period of thirty (30) days following Tenant’s receipt of the Casualty Notice Tenant shall have the right to terminate this Lease by providing written notice to Landlord (which date of such termination shall be not more than thirty (30) days after the date of Tenant’s notice to Landlord).  Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease if the willful misconduct of Tenant or any Tenant’s Agent shall have caused the damage or destruction.  Landlord and Tenant agree that their respective rights in the event of any casualty to the Premises shall be governed by the provisions set forth above in this Article, and the parties hereby waive the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

Section 17.4.                          Notwithstanding anything contained herein, if neither Landlord nor Tenant has terminated this Lease, and the Landlord’s Restoration Work is not Substantially Completed for any reason, including Force Majeure, other than the fault of Tenant, by the date which is six (6) months following the Landlord Estimated Completion Date set forth in the Casualty Notice

(the “Outside Completion Date”), then Tenant shall have the right to terminate this Lease by delivering written notice of such election to Landlord during the first five (5) business days of each calendar month following the Outside Completion Date until such time as the Landlord’s Restoration Work is Substantially Complete, which termination shall be by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the date such Damage Termination Notice was delivered to Landlord.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, written notice that it is Landlord’s good faith judgment that the Landlord’s Restoration Work shall be Substantially Completed within thirty (30) days after the Damage Termination Date.  If the Landlord’s Restoration Work is Substantially Completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if such work is not Substantially Completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.

Notwithstanding anything set forth to the contrary in this Section 17.4, Tenant shall have the right to terminate this Lease under this Section 17.4 only if each of the following conditions are satisfied: (a) the damage to the Building by fire or other casualty was not caused by the negligence or willful misconduct of Tenant or a Tenant Agent; (b) Tenant is not then in economic default or Event of Default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and (d) as a result of such damage, Tenant does not occupy or use the Premises at all.  In the event this Lease is terminated in accordance with the terms of this Section 17.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 13.2 of this Lease.

ARTICLE XVIII

CONDEMNATION

Section 18.1.                          If one-third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date.  If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay Rent with respect to the part of the Premises so condemned.  Landlord shall notify Tenant of any condemnation contemplated by this Section promptly after Landlord receives notice thereof.  Within ten (10) days after receipt of such notice, Tenant shall have the right to terminate this Lease with respect to the remainder of the Premises not so condemned as of the date title vests in such authority if such condemnation renders said remainder of the Premises totally unusable for their intended purpose.

Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

Section 18.2.                          All awards, damages and other compensation paid on account of such condemnation and not attributable to Tenant Improvements and Alterations to the extent paid for by Tenant and that Tenant is required or entitled to remove at the expiration or earlier termination of the Lease Term, Tenant’s personal property, or relocation costs shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation.  Tenant agrees that it shall not make any claim against Landlord for any portion of such award, damages or compensation attributable to damage to the Tenant Improvements and Alterations to the Premises funded by Tenant and which Tenant is required or entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, value of the unexpired portion of the Lease Term, loss of profits or goodwill, or severance damages and Landlord agrees that it shall not claim such amounts from the condemning authority, it being agreed that the Tenant may pursue such amounts directly against the condemning authority.  Landlord and Tenant agree that their respective rights in the event of any condemnation or taking involving the Premises shall be governed by the provisions set forth above in this Article, and the parties hereby waive the provisions of Section 1265.130 of the California Code of Civil Procedure.

ARTICLE XIX

DEFAULT

Section 19.1.                          If there shall be an Event of Default, then the provisions of Section 19.2 shall apply.  Any notice given by Landlord pursuant to this Article or any other provision of this Lease may be the notice required or permitted pursuant to Section 1161 et seq. of the California Code of Civil Procedure or successor statutes, and the provisions of this Lease shall not require the giving of a notice in addition to such statutory notice to terminate this Lease and Tenant’s right to possession of the Premises.  The periods herein specified within which Tenant is permitted to cure any default following notice from Landlord shall run concurrently with any cure period provided by applicable laws.

Section 19.2.                          Upon an Event of Default, in addition to all other rights and remedies that may be available to Landlord pursuant to this Lease and applicable law, Landlord may exercise all or any one or more of the following remedies:

(a)                                 Landlord may, at its option, terminate this Lease by written notice to Tenant and recover possession of the Premises.  Following such termination, Landlord may recover from Tenant damages arising from the default and the termination of this Lease, including without limitation the following:

(i)                                     The Worth at the Time of Award of the unpaid Base Rent and Additional Rent which had been earned at the time of termination; plus

(ii)                                  The Worth at the Time of Award of the amount by which the unpaid Base Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The Worth at the Time of Award of the amount by which the unpaid Base Rent and Additional Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State in which the Property is located.

As used in subsections (a)(i) and (ii) above, the “Worth at the Time of Award” shall be computed by allowing interest at the Default Rate.  As used in subsection (a)(iii) above, the “Worth at the Time of Award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  In connection with any exercise by Landlord of the rights provided herein, Tenant waives all rights of redemption or relief from forfeiture under Sections 1174 and 1179 of the California Code of Civil Procedure and California Civil Code Section 3275 and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any default by Tenant.

(b)                                 Landlord may exercise the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Notwithstanding any election to continue this Lease in effect, Landlord may at any time thereafter elect to terminate this Lease or in any other manner exercise its rights and remedies for Tenant’s default.

Section 19.3.                          Upon the occurrence of an Event of Default, whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion.  The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease (including, the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein).  If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the end of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.

Section 19.4.                          All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease.  The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy.  No delay or failure by Landlord or Tenant to exercise or enforce any of its respective rights or remedies or the other party’s obligations (except to the extent a time period is specified in this Lease therefor) shall constitute a waiver of any such or subsequent rights, remedies or obligations.  Neither party shall be deemed to have waived any default by the other party unless such waiver expressly is set forth in a written instrument signed by the party against whom such waiver is asserted.  If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

Section 19.5.                          If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder.  Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction.  Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy.  Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due.  No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.  No payment by Tenant shall be deemed a waiver of Tenant’s right to contest the underlying obligation or payment made, whether or not payment is expressly made under protest.

Section 19.6.                          If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, after written notice to Tenant, but shall not be required to, make such payment or do such act.  The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.  If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at the Default Rate from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder and shall be paid by Tenant to Landlord within thirty (30) days following delivery by Landlord to Tenant of statements therefor.

Section 19.7.                          If Tenant fails to make any payment of (a) Base Rent or any monthly scheduled payment of Tenant’s Proportionate Share of Operating Charges or Real Estate Taxes when due or (b) other additional rent or any other sum within five (5) days after the date such payment is due and payable, then Landlord shall have the right to impose upon Tenant in writing a late charge of five percent (5%) of the amount of such payment.  In addition, such delinquent amount shall bear interest at the Default Rate from the date such payment became due to the date of payment thereof by Tenant.  Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.  Notwithstanding anything to the contrary herein, no such late charge or interest shall be assessed on the first (1st) occasion in any twelve (12) month period that any additional rent or other sum described in clause (b) above is not received by Landlord or its designee when due.

Section 19.8.                          If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several.  If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.  No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

ARTICLE XX

BANKRUPTCY

Section 20.1.                          Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a Case is pending, Landlord’s right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of the Trustee to assume or assume and assign this Lease pursuant to the Bankruptcy Code.  After the commencement of a Case:  (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code.  Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore Tenant, as the debtor in possession, or the Trustee shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.  Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption.  Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all Events of Default, (b) compensates Landlord for damages incurred as a result of such Events of Default, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (d) complies with all other requirements of the Bankruptcy Code.  If Trustee desires to assume and assign this Lease to any person who shall have made a bona fide offer, then Trustee shall give Landlord written notice of such proposed assignment (which notice shall set forth the name and address of such person, all of the terms and conditions of such offer, and the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease) no later than fifteen (15) days after receipt by Trustee of such offer, but in no event later than thirty (30) days prior to the date Trustee shall make application to the appropriate court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Trustee given at any time prior to the effective date of such proposed assignment, to accept (or to cause Landlord’s designee to accept) an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.  If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case (or such other period as may be provided by the Bankruptcy Code or allowed by the United States Bankruptcy Court for same), then Trustee shall be deemed to have rejected this Lease.  If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX.

ARTICLE XXI

SUBORDINATION

Section 21.1.                          Landlord represents and warrants to Tenant that, as of the date hereof, there are no existing Mortgages encumbering or recorded against the Property.  This Lease is subject and subordinate to the lien, provisions, operation and effect of all Mortgages, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof; provided that this Lease shall only be subject and subordinate to any such Mortgage if the mortgagee executes a subordination and non-disturbance agreement (“SNDA”), in mortgagee’s customary form consistent with the provisions of Section 21.2 and with such additional changes as may be requested by Tenant and approved by such mortgagee, each acting reasonably, whereby such mortgagee agrees that, in consideration of Tenant’s subordination of this Lease to any such Mortgage, the mortgagee shall accept this Lease and shall not disturb Tenant’s leasehold interest in the Premises so long as there is no Event of Default.  The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage.

Section 21.2.                          Tenant shall, within fifteen (15) business days following Landlord’s request, execute any commercially reasonable document consistent with this Article XXI confirming such subordination.  Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise, provided such mortgagee agrees to accept this Lease and be bound as Landlord and shall not disturb Tenant’s occupancy (and shall complete the Base Building Work and pay the Improvements Allowance, to the extent such obligations are outstanding), so long as there is no Event of Default and Tenant attorns to any such mortgagee or transferee and shall recognize such transferee as the landlord under this Lease.  Tenant agrees that upon any such attornment, such mortgagee or transferee shall not be (a) bound by or required to credit Tenant with any prepayment of the Base Rent or Additional Rent more than thirty (30) days in advance or any deposit, rental security or any other sums deposited with any prior landlord under this Lease (including Landlord) unless said sum is actually received by such transferee, (b) bound by any amendment, modification or termination of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment (except for the extension of the Lease Term which is expressly contemplated by the Renewal Option granted in this Lease), (c) liable for any breach, act or omission of any prior landlord under this Lease (including Landlord) or any damages arising therefrom (provided that nothing in this clause (c) shall relieve any such successor to Landlord of its obligations from and after the date of such succession); (d) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord)

except to the extent Tenant has the right to offset any unpaid portion of the Improvements Allowance), (e) liable for any late completion of any construction of the Premises or tenant improvement work to the Premises commenced or agreed to by any prior landlord under the Lease (including Landlord) other than the Base Building Work, (f) liable for payment of any damages, fees or penalties payable by any landlord under this Lease (including Landlord) to Tenant including but not limited to fees or penalties for failure to deliver the Premises in a timely fashion, or (g) bound by any obligation which may appear in this Lease to pay any sum of money to Tenant (other than the Improvements Allowance); provided, however, that after succeeding to Landlord’s interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer.  Within fifteen (15) business days following such attornment, if requested by such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment to the extent reasonably acceptable to Tenant consistent with the SNDA or the terms of this Article 21.

ARTICLE XXII

HOLDING OVER

Section 22.1.                          Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, and that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period.  Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the monthly holdover rent payable by Tenant (x) for the first thirty (30) days of such holding over, shall be equal to the greater of (i) fair market rent for the entire Premises, or (ii) the additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period plus one hundred fifty percent (150%) of the Base Rent that was payable for the last full calendar month prior to such expiration or earlier termination of the Lease Term, and (y) following such thirty (30) day period, shall be equal to the greater of (i) fair market rent for the entire Premises, or (ii) the additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period plus two hundred percent (200%) of the Base Rent that was payable for the last full calendar month prior to such expiration or earlier termination of the Lease Term.  Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated.  Notwithstanding any other provision of this Lease, Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover all damages.  Any such holdover shall be deemed to be a tenancy at sufferance and not a tenancy at will or tenancy from month to month.  In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto.

ARTICLE XXIII

COVENANTS OF LANDLORD

Section 23.1.                          Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform all of its obligations hereunder prior to the expiration of applicable cure periods following notice of any default, if applicable, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises (i.e., quiet enjoyment) without hindrance by Landlord or Landlord’s Agents.

Section 23.2.                          Subject to other applicable terms and provisions expressly provided in this Lease, Landlord reserves the following rights:  (a) to change the street address and name of the Building provided that Tenant’s access to the Premises is not permanently, materially and adversely affected; (b) to create additional entrances to the Building and to construct additions to the Building provided that Tenant’s access to the Premises is not permanently, materially and adversely affected; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the plenum areas of the Premises; (d) to use or permit the use of the roof areas (but in a manner which shall limit any interference with Tenant’s use of the Roof Deck), the sidewalks and other exterior areas; (e) to resubdivide the Land or to combine the Land with other lands; (f) if Tenant vacates the Premises prior to the expiration of the Lease Term, to make Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, additional rent and other sums due under this Lease through such expiration; (g) to construct improvements (including kiosks) on the Land and in the public and Common Areas of the Building; (h) to prohibit smoking in the entire Building or portions thereof (including the Premises), so long as such prohibitions are in accordance with applicable law; and (i) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations.  Subject to the other applicable terms and provisions expressly provided in this Lease, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises and Tenant shall have no claim against Landlord in connection therewith.  Landlord shall not take any of the foregoing actions if the same will result in a material reduction in Tenant’s rights or access to the Premises, or otherwise materially interfere with Tenant’s ability to use the Premises for the Permitted Uses, and Landlord shall use reasonable efforts to minimize interference with Tenant’s normal business operations in the Premises (subject, however, in all cases to governmental requirements, emergencies and/or temporary maintenance and repair activities, and in no event shall Landlord have any obligation to employ contractors or labor at overtime or other premium pay rates or incur any other overtime costs).

ARTICLE XXIV

GENERAL PROVISIONS

Section 24.1.                          Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or any portion of the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

Section 24.2.                          Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant, and no estate shall pass out of Landlord.  Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant’s business address after Tenant vacates the Premises.

Section 24.3.                          Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Brokers.  It is understood that Landlord shall pay the Brokers pursuant to separate agreements.  Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions, or for a lien under any applicable broker’s lien law, asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Brokers.  Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by the Brokers and any other broker, agent or finder employed by Landlord or with whom Landlord has dealt.  Tenant’s and Landlord’s indemnities set forth in this Section shall survive the expiration or earlier termination of the Lease Term.

Section 24.4.                          At any time and from time to time, upon not less than ten (10) business days’ prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying:  (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) to Tenant’s knowledge, whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land (subject to the provisions of Article XXI); (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request.  Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity.  Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant’s failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing.

Section 24.5.                          TO THE EXTENT PERMITTED BY LAW, LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF

INJURY OR DAMAGE.  TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES.  TENANT WAIVES ANY RIGHT TO RAISE ANY NON-COMPULSORY COUNTERCLAIM IN ANY SUMMARY OR EXPEDITED ACTION OR PROCEEDING INSTITUTED BY LANDLORD.  LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

Section 24.6.                          All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received upon receipt when delivered in person (with receipt therefor), upon receipt after deposit with a recognized overnight delivery service, or upon receipt after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:  (a) if to Landlord, at the Landlord Notice Address specified in Article I; (b) if to Tenant, at the Tenant Notice Address specified in Article I.  Either party may change its address for the giving of notices by written notice given in accordance with this Section.  If Landlord or the holder of any Mortgage notifies Tenant in writing that a copy of any notice of default to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each notice of default on the part of Landlord to such holder, and no such notice of default shall be considered duly sent unless such copy is so sent to such holder.  Any notice shall be deemed given on the date that acceptance is refused.  Any cure of Landlord’s default by such holder shall be treated as performance by Landlord.

Section 24.7.                          Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.  If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.  Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

Section 24.8.                          Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

Section 24.9.                          The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

Section 24.10.                   This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto.  Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect.  This Lease may be modified or changed in any manner only by an instrument signed by both parties.  This Lease includes and incorporates all exhibits, schedules and riders attached hereto.  Tenant shall, at Landlord’s request, promptly execute any requisite document, certificate or instrument that is reasonably necessary or desirable to clarify or carry out the force and effect of any terms or conditions of, or obligation of Tenant under, this Lease, so long as such document shall not (and could not by its terms) materially adversely affect Tenant’s use or occupancy of the Premises or materially increase any obligations or decrease any rights of Tenant hereunder.

Section 24.11.                   This Lease shall be governed by the Laws of the jurisdiction in which the Building is located, without regard to the application of choice of law principles.  There shall be no presumption that this Lease be construed more strictly against the party who itself or through its agent prepared it (it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease).  No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall be construed to waive Landlord’s right to insist on Tenant’s strict performance of the terms of this Lease.

Section 24.12.                   Headings are used for convenience and shall not be considered when construing this Lease.

Section 24.13.                   The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises.  This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

Section 24.14.                   Time is of the essence with respect to each of Tenant’s and Landlord’s obligations hereunder.

Section 24.15.                   This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document.  Faxed signatures shall have the same binding effect as original signatures.

Section 24.16.                   Neither this Lease nor a memorandum thereof shall be recorded.

Section 24.17.                   Subject to the provisions of Section 23.2 above and to Exhibit 1.7, Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building without Tenant’s consent, provided such changes or modifications do not materially and adversely change the character of same.

Section 24.18.                   Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof.

Section 24.19.                   Tenant’s liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.  Landlord’s liabilities and obligations with respect to refund of the Security Deposit or overpayments by Tenant of Real Estate Taxes or Operating Charges, if and to the extent required by the provisions of this Lease, shall survive the expiration or earlier termination of this Lease.

Section 24.20.                   If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except, with respect to Tenant, its obligations to pay Rent and other sums due under this Lease, any obligation with respect to insurance pursuant to Article XIII, any obligation to give notice with respect to extensions, expansions or otherwise, and any holdover) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord’s or Tenant’s (as applicable) reasonable control (whether similar or dissimilar to the foregoing events) (“Force Majeure”), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.  No force majeure event shall delay the Rent Commencement Date (except as expressly set forth in this Lease) or excuse the timely payment of all items of rent by Tenant.  Financial disability or hardship shall never constitute a force majeure event.

Section 24.21.                   Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only.  Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

Section 24.22.                   The deletion of any printed, typed or other portion of this Lease shall not evidence the parties’ intention to contradict such deleted portion.  Such deleted portion shall be deemed not to have been inserted in this Lease.

Section 24.23.                   At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys or security cards were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

Section 24.24.                   Tenant represents and warrants that the person executing and delivering this Lease on Tenant’s behalf is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled by the U.S. Government for the purpose of identifying suspected terrorists, and Tenant is not engaging in this transaction on behalf of any such individual or entity; that Tenant is not in violation of any anti-money laundering Law; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

Section 24.25.                   Landlord represents and warrants that the person executing and delivering this Lease on Landlord’s behalf is duly authorized to so act; that Landlord is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; that Landlord is not, and the entities or individuals constituting Landlord or which may own or control Landlord or which may be owned or controlled by Landlord are not, among the individuals or entities identified on any list compiled by the U.S. Government for the purpose of identifying suspected terrorists, and Landlord is not engaging in this transaction on behalf of any such individual or entity; that Landlord is not in violation of any anti-money laundering Law; and that all action required to authorize Landlord and such person to enter into this Lease has been duly taken.

Section 24.26.                   Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building, or any noise in connection with activities permitted by this Lease, shall in no way effect this Lease or impose any liability on Landlord.

Section 24.27.                   In the event Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with the legal action (including reasonable attorneys’ fees and court costs).  Notwithstanding the foregoing, if Landlord shall take any legal action for collection of rent or file any eviction proceedings (whether summary or otherwise) for the non-payment of rent, and Tenant shall make payment of such rent prior to the rendering of any judgment, the Landlord shall be entitled to collect, and Tenant shall pay as additional rent, all filing fees and other costs in connection therewith (including reasonable attorneys’ fees).

Section 24.28.                   If at any time Tenant is not a publicly traded company, from time to time upon Landlord’s request, but not more often than one (1) time per year plus at any time from time to time in connection with a financing, investment, sale or similar transaction by Landlord, Tenant shall deliver to Landlord financial statements for Tenant (which shall be audited only if otherwise available) for the most recent annual period for which such statements are prepared, which statements shall be prepared in accordance with generally accepted accounting principles and certified by an independent certified public accountant acceptable to Landlord or by Tenant’s chief financial officer, and any other materials reasonably requested by Landlord in connection with Tenant’s financial condition.  Landlord shall keep all such financial information received from Tenant confidential and shall not disclose the same to third parties other than Permitted Recipients, in each case after advising such parties that the information contained therein is to be maintained confidential.

ARTICLE XXV

BACKUP GENERATOR

Section 25.1.                          Tenant and Landlord shall agree upon a location (the “Generator Installation Area”) which is mutually agreeable to Landlord and Tenant to which Tenant shall enjoy 24-hour access either (i) within the Building or (ii) on the roof of the Building, which Generator Installation Area is to be used by Tenant solely for the installation, operation, maintenance, repair and replacement during the Lease Term of a back-up generator and related fuel supply and infrastructure to support Tenant’s critical facilities and equipment (the

“Generator”).  Tenant’s installation and operation of the Generator and its obligations with respect thereto shall be all in accordance with the terms, provisions, conditions and agreements contained in this Lease.

Section 25.2.                          Tenant shall install the Generator in the Generator Installation Area at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate (including venting the Generator exhaust to the exterior of the Building if the Generator is installed within the Building) and in accordance with all of the applicable provisions of this Lease (including, without limitation, Article IX).  Landlord shall not be obligated to perform any work or incur any expense to prepare the Generator Installation Area for Tenant’s use thereof.

Section 25.3.                          Tenant shall not install or operate the Generator until it receives prior written approval from Landlord, which approval Landlord agrees shall not be unreasonably withheld, conditioned or delayed, provided and on the condition that Tenant complies with all of the requirements of this Lease (including, without limitation, Article IX and this Article XXV).  Prior to commencing such installation, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Generator; (ii) a certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Generator and (iii) a copy of a service and maintenance agreement in a form reasonably acceptable to Landlord with a contractor reasonably acceptable to Landlord, which contract shall provide, at a minimum, for the generation of annual inspection reports by such contractor, copies of which shall be provided to Landlord.  Landlord may withhold approval if the installation or operation of the Generator reasonably would be expected to damage the structural integrity of the Building.  Tenant agrees to reimburse Landlord for reasonable expenses incurred in connection with the review and approval of Tenant’s plans showing the proposed installation of the Generator.

Section 25.4.                          Tenant covenants that (i) Tenant shall repair any damage to the roof or the Building caused by the installation or operation of the Generator, (ii) the installation and operation of the Generator shall not cause interference with any telecommunications, mechanical or other systems either located or servicing the Building (whether belonging to or utilized by Landlord) or located at or servicing any building, premises or location in the vicinity of the Building, (iii) if installed within the Building, exhaust from the Generator shall be vented to the exterior of the Building, and (iv) the installation, existence, maintenance and operation of the Generator shall not constitute a violation of any applicable Laws, ordinances, rules, order, regulations, etc., of any Federal, State, or municipal authorities having jurisdiction thereover.

Section 25.5.                          Tenant shall pay to Landlord as Additional Rent (the “Generator Rent”), all applicable taxes or governmental charges, fees, or impositions imposed upon Landlord and arising out of Tenant’s use of the Generator Installation Area, and the amount, if any, by which Landlord’s insurance premiums increase as a result of the installation of the Generator, which Generator Rent shall be Additional Rent hereunder.

Section 25.6.                          Tenant covenants and agrees that the installation, operation and removal of the Generator will be at its sole risk.  Tenant agrees to indemnify and defend Landlord and its employees and agents against all Costs (by counsel of Landlord’s choice and reasonably acceptable to Tenant) incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, use, operation, or removal of the Generator by Tenant or its transferee, including any liability arising out of Tenant’s violation of its obligations under Section 25.4 (except if such liability is caused by the gross negligence or willful misconduct of Landlord or its employees, agents, or contractors).

Section 25.7.                          Within fifteen (15) days following the expiration or earlier termination of this Lease or the permanent termination of the operation of the Generator by Tenant, Tenant shall, at its sole cost and expense if required by Landlord, (i) remove the Generator from the Generator Installation Area and the Building in accordance with the terms hereof, (ii) leave the Generator Installation Area in good order and repair, reasonable wear and tear excepted and (iii) pay all amounts due and owing with respect to the Generator in accordance with the provisions of this Article XXV.  If Tenant does not remove the Generator when so required, at Landlord’s election, Landlord may remove and dispose of the Generator and charge Tenant for actual costs and expenses incurred as Additional Rent.  Notwithstanding that Tenant’s use of the Generator Installation Area shall be subject at all times to and shall be in accordance with the terms, covenants, conditions and agreements contained in this Lease, if the Generator shall be installed on the roof the Generator Installation Area shall not be deemed part of the Premises.  All Tenant obligations under this this Article XXV shall survive the expiration of the Lease Term or the earlier termination of this Lease.

ARTICLE XXVI

MEASUREMENT STANDARD

Section 26.1.                          The parties agree that the rentable area figures set forth in this Lease are conclusive except as expressly provided in this Article XXVI.  Following completion of the improvements to the Premises by Tenant, Landlord shall provide Tenant with a certification of the square footage and rentable area figures set forth in this Lease by Landlord’s architect in accordance with [Floor Area Measurement Best Practice #1; Office Buildings: Standard Methods for Measurement as published by the Secretariat, Building Owners and Managers Association International (“BOMA”) (ANSI/BOMA Z65.1-2010, Method B the Office Buildings and BOMA Gross Area Standard (ANSI/BOMA Z65.3 2009), Approved February 4, 2014].  If Tenant disputes the results within ten (10) business days following the receipt of such certification, then Landlord, Landlord’s architect and Tenant shall meet and resolve the dispute within such ten (10) business day period. If the parties are unable to resolve such dispute within such ten (10) business days, either of the parties may elect to submit such dispute to arbitration by directing the California to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant.  Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.  The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern).  The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.  Within five (5) days of appointment, the arbitrator shall render a decision and the appropriate resolution, if any.  The arbitrator’s decision shall be final and binding on the parties.  In the event that the rentable area of the Premises shall be adjusted as aforesaid, the parties shall enter into an amendment to this Lease confirming the rentable square footage of the Premises and the Building as well as proportional changes in the Base Rent due and any other charges due under this Lease based upon the rentable square footage of the Premises.

ARTICLE XXVII

ROOF DECK

Section 27.1.                          Landlord shall construct the Base Building to accommodate a roof deck as part of the Base Building Work in accordance with Exhibit 1.7 attached hereto (the “Roof Deck”).  Landlord shall obtain and maintain any and all licenses, permits, consents or approvals that may be required by applicable legal requirements in connection with the construction of the Base Building to accommodate the Roof Deck, all as part of the Base Building Work, and Tenant shall be responsible for obtaining any licenses, permits, consents or approvals as necessary for Tenant’s construction of the Roof Deck and Tenant’s use of the Roof Deck during the Lease Term.  Subject to Section 27.4 below, Tenant shall have the exclusive right to use the Roof Deck for outdoor seating and uses ancillary to Tenant’s use of the Premises (which, in all cases, shall not be open to the general public), and Tenant shall have the right to install tables, chairs, umbrellas and other furniture to facilitate outdoor seating and use of the Roof Deck, subject to applicable legal requirements.  Tenant’s use of the Roof Deck shall be subject to all of the terms and conditions of this Lease applicable to the Premises except as otherwise expressly set forth herein.  Tenant shall perform and pay for all costs associated with Tenant’s use of the Roof Deck, including cleaning costs related to such use.

Section 27.2.                          Landlord shall maintain the roof, roof membrane and associated supporting structure located underneath the Roof Deck during the Lease Term in accordance with Landlord’s obligations under Article VIII of this Lease, provided, however, any additional repairs or maintenance required to the roof to the extent resulting from Tenant’s use of the Roof Deck shall be performed by Landlord at Tenant’s sole cost and expense.  Tenant shall be responsible for any reasonably documented increase in the costs of normal repairs and maintenance to the roof and roof membrane to the extent resulting from Tenant’s use of the Roof Deck.  Landlord shall not be required to provide services to the Roof Deck except as otherwise expressly set forth in this Lease, provided nothing contained herein shall limit Tenant’s ability to bring such services to the roof, at Tenant’s sole cost and expense and subject to the terms of this Lease governing Alterations.  Any Alterations in or to the Roof Deck shall be deemed to be structural alterations and shall require Landlord’s approval in accordance with Article IX of this Lease.

Section 27.3.                          Tenant shall, on or before the expiration or earlier termination of the term of this Lease, remove all of Tenant’s property from the Roof Deck and repair any damage to the roof caused by the installation or removal of such property, all at Tenant’s expense.  Landlord shall have no liability for any damage to any of Tenant’s property located in or on the Roof Deck unless such damage is caused by the gross negligence or willful misconduct of Landlord or any person claiming by, through or under Landlord.

Section 27.4.                          Notwithstanding the foregoing, Landlord shall at all times have access to the roof to maintain equipment serving the Building that is located on the roof.  Landlord shall provide Tenant with reasonable prior notice of time periods when Landlord intends to access the roof for the purposes of inspecting or repairing the same.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Roof Deck.

Section 27.5.                          In addition to the Roof Deck, Tenant, on a non-exclusive basis and without the payment of any additional rent or other license fee, but otherwise subject to the terms and conditions of this Lease, may install, repair and replace, at Tenant’s sole cost and expense, not more than two satellite dishes/antennae on the roof of the Building each of which shall be no larger than twenty-four inches (24”) in diameter (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the “Telecommunications Equipment”).  The location, physical appearance and size of the Telecommunications Equipment shall be subject to Landlord’s prior reasonable approval.  Tenant shall not install or operate the Telecommunications Equipment until it receives prior written approval of the plans and specifications for such work (specifically including, without limitation, all mounting and waterproofing details), which approval will not be unreasonably withheld.  Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord.  Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Telecommunications Equipment, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof.  Tenant shall be responsible for any cost in relation to interference with or voiding of the roof warranty.

Notwithstanding any review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications Equipment, and Landlord shall have no liability in connection therewith.  Tenant shall obtain a letter from Landlord’s roofer following completion of the installation of and any subsequent modifications or material repairs to the Telecommunications Equipment stating that the roof warranty remains in effect.  Tenant, at its sole cost and expense, shall cause a qualified employee or contractor to inspect the roof at least quarterly and as often as recommended by the manufacturer of any Telecommunications Equipment and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Telecommunications Equipment.

Tenant shall cooperate with Landlord as reasonably required to accommodate any re-roofing of the Building during the Lease Term and Tenant shall be responsible for any costs associated with working around, moving or temporarily relocating the Telecommunications Equipment.  Landlord shall use commercially reasonable efforts to complete any such re-roofing as soon as is practicable.  Tenant agrees that the installation, operation and removal of Telecommunications Equipment shall be at its sole risk.  Tenant shall indemnify and defend Landlord and Landlord’s agents and employees against any Costs incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents or contractors) arising out of the installation, use, operation, or removal of Telecommunications Equipment by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Section 27.5.  Landlord assumes no responsibility for interference in the operation of Telecommunications Equipment.  If the Telecommunications Equipment (i) causes physical damage to the structural integrity of the Building or damages the roof in any way, or (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing the Building or any building, premises or location in the vicinity of the Building, in each case in excess of that permissible under applicable Laws (a “Rooftop Interference”), Tenant shall cooperate with Landlord or any other third party making such claim to determine the source of the Rooftop Interference and effect a prompt solution at Tenant’s expense (if Telecommunications Equipment caused such interference or damage).

Landlord reserves the right to cause Tenant to relocate Telecommunications Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate and Landlord agrees to pay the reasonable cost of moving Telecommunications Equipment to such other space.  Tenant shall arrange for the relocation of Telecommunications Equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be.  In the event Tenant fails to arrange for said relocation within the sixty (60) day period, Landlord shall have the right to arrange for the relocation of Telecommunications Equipment.

No rights of Tenant under this Section 27.5 may be assigned by Tenant to any other party, except for Permitted Transferees.  The Telecommunications Equipment shall, in all instances, comply with all Laws.

Section 27.6.                          Except as otherwise set forth in this Article XXVII, the Roof Deck shall be deemed to be included in the Premises for all purposes under this Lease, including, without limitation, Tenant’s indemnity obligations with respect to Landlord pursuant to Section 15.2 above.

Section 27.7.                          The rights granted in this Article XXVII are given in connection with, and as part of the rights created under, this Lease, and are not separately transferable or assignable.  Tenant shall not resell in any form the use of the Roof Deck, including, without limitation, the granting of any licensing or other rights.

[Signatures on following page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

1400 16TH STREET LLC,
a Delaware limited liability company

By:	SKS-PHG 1400 16TH STREET, LLC,
a Delaware limited liability company,
its Manager

	By:	/s/ Paul Stein
	Name:	Paul Stein
	Title:	Member

TENANT:

INVITAE CORPORATION,
a Delaware corporation

By:	/s/ Lee Bendekgey
Name:	Lee Bendekgey
Title:	CFO

RIDER 1 — GENERAL DEFINITIONS

ADA:  the Americans with Disabilities Act and the regulations promulgated thereunder, as the same may be amended from time to time.

Affiliate of Tenant:  (i) a corporation or other business entity into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred or sold; or (ii) a corporation or other business entity which shall control, be controlled by or be under common control with Tenant, provided that the proposed use of the Premises is in compliance with Article VI.  For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation, or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entity, if Tenant is not a corporation.

Agents:  any agent, employee, subtenant, assignee, contractor, client, licensee, customer, invitee or guest of a party.

Alterations:  any structural or other alterations, decorations, additions, installations, demolitions, improvements or other changes.

Approved Space Plan:  a space plan, approved by both Landlord and Tenant, drawn to scale which shall include all partition types and locations; all doors and hardware requirements; all light fixtures and exit lights; all finish materials including glass, wall and floor finishes; all special ceiling conditions; all cabinetry and millwork with elevations and details; all modifications to existing base building HVAC equipment, all electrical receptacles; all data and voice locations; all floor load requirements which exceed (i) one hundred (100) pounds per square foot live load and fifteen (15) pounds per square foot dead load with respect to the first floor of the Building and (ii) fifty (50) pounds per square foot live load and fifteen (15) pounds per square foot dead load with respect to the second floor of the Building; and the seating capacity of all conference rooms and furniture workstation areas.  All of Tenant’s plans shall be prepared by a licensed architect approved by Landlord and in a form sufficient to secure approvals of applicable governmental authorities.

Bankruptcy Code:  Title 11 of the United States Code, as amended.

Building Structure and Systems:  the exterior walls, Common Areas, main lobby in the Building, slab floors, exterior windows, load bearing elements, foundations, roof, roof membrane, skylights, columns, beams, shafts, stairs, existing stairwells, elevators, and the base building mechanical, electrical, life safety, sprinkler, HVAC, and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building.

Cabling:  telephone, computer and other communications and data systems and cabling.

Case:  a formal proceeding in which Tenant is the subject debtor under the Bankruptcy Code.

Common Areas:  those common and public areas and facilities of the Building and improvements to the Land which are from time to time provided by Landlord for the use or benefit of both Tenant and the public in general, including (a) fire rooms, (b) any and all non-

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exclusive grounds, parks, landscaped areas, plazas, outside sitting areas, sidewalks, tunnels, pedestrian ways, sky bridges, loading docks, and (c) generally all other common and public improvements on the Land and outside of the Building.

Construction Drawings:  the architectural, mechanical and engineering working drawings that define the total scope of work to be performed by Landlord or Tenant, as applicable, in sufficient detail to secure required permits from the local jurisdiction and that include, without limitation:  key plan; all legends and schedules; construction plan; reflected ceiling plan; telephone and electrical outlet location plan; finish plan; and all architectural details, elevations and specifications necessary to construct the Premises.

Cosmetic Changes:  those minor, non-structural Alterations of a decorative nature consistent with a first-class office building for which a building permit is not required and which cost (including installation) in the aggregate less than Thirty-Five Thousand Dollars ($35,000) per project or series of related projects (as reasonably determined by Landlord), such as painting, carpeting and hanging pictures.

Costs:  any costs, damages, claims, liabilities, expenses (including reasonable attorneys’ fees), losses, penalties and court costs.

Default Rate:  greater of twelve percent (12%) per annum or the rate per annum which is five (5) whole percentage points higher than the Prime Rate published in the Money Rates section of the Wall Street Journal (but in no event higher than the highest rate permitted by applicable Law).

Environmental Default:  any of the following by Tenant or any Agent of Tenant:  a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition.

Environmental Law:  any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right To Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

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Event of Bankruptcy:  the occurrence with respect to any of Tenant, any Guarantor or any other person liable for Tenant’s obligations hereunder (including any general partner of Tenant) of any of the following:  (a) such person becoming insolvent, as that term is defined in the Bankruptcy Code or Insolvency Laws; (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or (2) results in the issuance of an order for relief against the debtor; (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person knowingly submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) an admission by Tenant or Guarantor of its inability to pay debts as they become due.

Event of Default:  any of the following:  (a) Tenant’s failure to make when due any payment of the Base Rent, additional rent or other sum, which failure shall continue for a period of three (3) business days after Tenant’s receipt of written notice thereof; (b) Tenant’s failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in Section 19.1, which failure shall continue for a period of thirty (30) days after Landlord sends Tenant written notice thereof; provided, however, that if such cure cannot reasonably be effected within such thirty (30) day period and Tenant begins such cure promptly within such thirty (30) day period and is pursuing such cure in good faith and with diligence and continuity during such thirty (30) day period, then, except in the event of an emergency, Tenant shall have such additional time (not to exceed ninety (90) days in total) as is reasonably necessary to effect such cure; (c) Tenant’s failure to take occupancy of the Premises or to occupy continuously the second floor of the Premises for office uses or to use the lab portion of the Premises each weekday, subject to Force Majeure; (d) an Event of Bankruptcy; (e) Tenant’s dissolution or liquidation; (f) any Environmental Default; or (g) any sublease, assignment or mortgage not permitted by Article VII; or (h) if aggregate Tenant defaults described in clauses (a) through (g) occur (without regard to any grace period otherwise allowed) more than twice in any twelve (12) month period during the Lease Year, provided, however that a default under clause (b) above shall not count toward the aggregate total unless such default is of a material covenant or condition of this Lease.

Final Construction Drawings:  the Construction Drawings as approved (or deemed approved pursuant to the Work Agreement) by Tenant and Landlord.

Hazardous Materials:  (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, (c) toxic mold, mildew or any substance that reasonably can be expected to give rise to toxic mold or mildew, or (d) any petroleum product, polychlorinated

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biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by product material), medical waste, chlorofluorocarbon, lead or lead based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment.

including:  including, but not limited to; including, without limitation; and words of similar import.

Insolvency Laws:  the insolvency Laws of any state.

IRC:  Internal Revenue Code of 1986, as amended.

Land:  the site upon which the Building is constructed.

Landlord Insured Parties:  Landlord’s advisors, the managing agent of the Building and the holder of any Mortgage, in each case of whom Landlord shall have given notice to Tenant, and any other party that Landlord may reasonably designate in writing from time to time.

Landlord’s Representatives:  Landlord’s affiliates, shareholders, partners, directors, officers, employees, agents and representatives.

Laws:  all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, orders and recommendations (including those made by any public or private agency having authority over insurance rates).

Lease Year:  a period of twelve (12) consecutive months commencing on the Rent Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall include the partial month in which the Rent Commencement Date occurs, in addition to the following twelve (12) calendar months and the second and each succeeding Lease Year shall commence on the first day following the expiration of the prior Lease Year.

Mortgages:  all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber any portion of the Building or the Land.

Operating Charges:  all expenses, charges and fees incurred by or on behalf of Landlord (and calculated in accordance with income tax, accrued basis accounting, consistently applied from year to year) in connection with the management, operation, ownership, maintenance, servicing, insuring and repair, including the following:  (1) all service costs, charges and fees relating to the maintenance of Building Structures and Systems; (2) premiums, deductibles (to the extent reasonable and customary) and other charges for insurance; provided, however that if the deductible with respect to casualty (including earthquake) is greater than seven percent (7%) of replacement cost of the Building Structure and Systems, then the deductible shall be amortized over a five (5) year period commencing when Tenant’s rent abatement due to such casualty has expired (3) management fees of not more than the lesser of (A) four percent (4%) of the adjusted gross revenues of the Building plus amounts that would have been received had there been no rental abatements or other concessions) and (B) amounts charged at similar properties to the Building for similar services, plus in each case personnel costs attributable to the Building

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(including all fringe benefits, workers’ compensation insurance premiums and payroll taxes); (4) costs of service, equipment rental, access control, landscaping and maintenance contracts maintained by Landlord; (5) maintenance, repair and replacement supplies and expenses incurred by Landlord; (6) the cost of any capital improvements made by Landlord to the Property or capital assets acquired by Landlord during the term of this Lease, if such capital improvements or capital assets are required under any governmental law, regulation or insurance requirement, that shall come into effect after the Delivery Date, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the actual rate of interest paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets as reasonably documented by Landlord (the “Loan Rate”) or, if Landlord does not borrow funds for such purposes, the Prime Rate charged at the time such capital improvements or capital assets are constructed or acquired plus three percent (3%) (the “Current Prime Rate”), but in either case not more than the maximum rate permitted by law; (7) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Delivery Date that are for the protection of the health and safety of the occupants of the Property, as reasonably determined by Landlord, or that are designed to reduce other Operating Charges, such cost or allocable portion thereof to be amortized over the useful life thereof (except that Landlord may include as an Operating Charge in any calendar year a portion of the cost of such a capital improvement or capital asset equal to Landlord’s estimate of the amount of the reduction of other Operating Charges in such year resulting from such capital improvement or capital asset), together with interest on the unamortized balance at the Loan Rate, or if Landlord does not borrow funds for such purpose, the Current Prime Rate, as reasonably documented by Landlord, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (8) the cost of any capital improvements made by Landlord to the Property or capital assets acquired by Landlord during the term of this Lease to the extent that the cost of any such improvement or asset is less than fifty thousand dollars ($50,000) per calendar year and less than two hundred thousand dollars ($200,000) in the aggregate during any five (5) year period of the initial Term and the Renewal Period (with the first five (5) year period commencing on the Delivery Date); (9) the cost of any capital improvements made by Landlord to the Property or capital assets acquired by Landlord during the Term that have a useful life of five (5) years or less (and the cost of which is not otherwise included in Operating Charges), such cost to be amortized over the useful life thereof, together with interest on the unamortized balance at the Loan Rate, or, if Landlord does not borrow funds for such purpose, the Current Prime Rate, but in either case not more than the maximum rate permitted by law;  (10) any business, professional or occupational license tax payable by Landlord with respect to the Building and any association fees; (11) sales, use and personal property taxes payable in connection with tangible personal property and services purchased for and used in connection with the Building; (12) reasonable third party accounting and audit fees relating to the determination of Operating Charges (and tenants’ proportionate shares thereof) and the preparation of statements required by tenant leases; (13) special assessments, fees,  penalties and other charges and costs for transit, transit encouragement traffic reduction programs, or any similar purpose; (14) costs of maintaining, repairing and replacing the roof deck; (15) payments required in connection with any reciprocal easement or similar agreement to which the Landlord shall be bound (there are none currently affecting the Property); (16) any other expense incurred by Landlord in arm’s-length transactions in connection with maintaining,

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repairing or operating the Building; (17) costs in connection with security at the Building; (18) costs incurred (capital or otherwise) in order for the Property, or any portion thereof, to maintain a certification pursuant to the United States Green Building Council’s LEED rating system, or other applicable certification agency, in connection with Landlord’s sustainability practices for the Property and all costs of maintaining, managing, reporting and commissioning the Property or any part thereof that was designed and/or built to be sustainable and conform with the LEED rating system (or other applicable certification standard), except that, with respect to LEED recertification (currently scheduled for every five (5) years), the costs thereof will be amortized over the period until the next recertification (currently five (5) years); and (19) all Common Area expenses.  Notwithstanding any provision contained in this Lease to the contrary, Operating Charges shall not include:  (i) Real Estate Taxes; (ii) ground lease payments or principal or interest payments on any Mortgage; (iii) the costs of special services and utilities separately charged to Tenant, including without limitation Utilities and Janitorial Expenses; (iv) ground lease payments; (v) advertising and promotional expenses directly relating to leasing; (vi) costs for which Landlord is reimbursed by insurance proceeds or by Tenant (other than Tenants’ regular contributions to Operating Charges); (vii) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; (viii) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain (except a commercially reasonable deductible, amortized to the extent required); (ix) leasing commissions, attorney’s fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with Tenant or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of this Lease or leases of prospective tenants of the Building; (x) tenant allowances, tenant concessions, and other costs and expenses (including permit, license and inspection fees) incurred in connection with completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating leased premises for tenants or other occupants, or vacant, leasable space in the Building, including space planning/interior architecture fees and/or engineering for same, amortized to the extent required; (xi) costs or expenses (including fines, penalties and legal fees) incurred due to the violation (as compared to compliance costs) by Landlord or Landlord’s Agents of any terms and conditions of this Lease, and/or of any valid applicable Laws that would not have been incurred but for such violation by Landlord, its Agent, tenant, or other occupant, it being intended that Landlord shall be responsible for the costs resulting from its violation of this Lease and Laws; (provided that reasonable attorneys’ fees to enforce rules and regulations for the Building shall be included in Operating Charges); (xii) penalties for any late payment by Landlord, including taxes and equipment leases; (xiii) costs of correcting defects, including any allowances for same, in the original construction of the Building and the Base Building Work for twelve (12) months after the Delivery Date; (xiv) costs in connection with services (including electricity), items or other benefits of a material type which are not available to Tenant without specific charge therefor; (xv) costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, securing, repair and/or maintenance of same, other than normal building decorations customary in buildings comparable to the Building; (xvi) costs arising from the presence of Hazardous Materials in, about or below the Land or the Building (including any Hazardous Materials brought to, deposited on or disposed of at the Building by Landlord or Landlord’s Agents, but

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excluding those Hazardous Materials utilized in connection with the operation, maintenance and repair of the Building in the ordinary course and those brought, deposited or disposed of by Tenant or Tenant’s Agents with respect to its use or occupancy of space in the Building) and (xvii) the cost of capital improvements or repairs or capital assets acquired by Landlord, except as expressly provided above.  In addition, Landlord acknowledges the existence of the encroachments into 16th Street (the “Encroachments”) noted in Schedule B, #4, of Chicago Title Insurance Company Owner’s Policy of Title Insurance Number FWPN-TO14000540 dated July 2, 2014 and agrees that, in the event that the City of San Francisco forces the removal of the Encroachments, Landlord agrees to pay any and all costs related to such removal, and no portion of such cost shall be included in Operating Charges or otherwise passed through to Tenant.”

Permitted Recipient:  the officers, partners and senior level employees of Landlord who are involved in lease administration, Landlord’s accountants who have responsibilities related to Operating Charges, Landlord’s attorney if involved in the dispute or any person or entity to whom disclosure is required by applicable judicial or governmental authority.

Prime Rate:  the prime rate published in the Money Rates section of the Wall Street Journal.

Proposed Sublease Commencement Date:  the anticipated commencement date of the proposed assignment, subletting or other transaction.

Proposed Sublet Space:  the area proposed to be assigned, sublet or otherwise encumbered.

Real Estate Taxes:  (1) all of the real estate taxes and assessments imposed upon or with respect to the Building and the Property and all of the real estate taxes and assessments imposed on the land and improvements comprising the Building and the Property; (2) any tax on the rent, right to rent or other income from the Building and the Property, or any portion thereof, or as against the business of leasing the Building and the Property, or any portion thereof; (3) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 (“Proposition 13”) was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Real Estate Taxes shall also include any governmental or private assessments or the contribution by the Building or the Property towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (4) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax, gross receipts tax or excise tax with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (5) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (6) reasonable

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expenses (including reasonable attorneys’ and consultants’ fees and court costs) incurred in reviewing, protesting or seeking a reduction or abatement of, or defending or otherwise participating in any challenge to, real estate taxes, whether or not such protest or reduction is ultimately successful (provided, however, that such review, protest, or reduction attempt is undertaken in good faith by Landlord with the reasonable expectation to reduce Real Estate Taxes for the Building).  Landlord reserves the right to bill Tenant directly, rather than include in “Real Estate Taxes,” the amount of taxes attributable to any above-standard improvements constructed by or for Tenant in the Premises; provided, however, that the Base Year will include (or be updated to include upon supplemental assessment) the hard costs to construct the Tenant Improvements to the extent funded with the Improvements Allowance as and to the extent set forth in Section 5.3.  Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building, or any transfer tax payable by Landlord pursuant to a transfer or sale of the Building, or any interest charges or penalties incurred as a result of Landlord’s failure to timely pay Real Estate Taxes.  All assessments that can be paid by Landlord in installments shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of comparable buildings) and shall be included as Real Estate Taxes in the year that the installment is actually paid; all interest charges assessed for such installments shall be deemed Real Estate Taxes).

Reconciliation Statement:  a reasonably detailed written statement showing (1) Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes or its Proportionate Share of Utilities and Janitorial Expenses incurred during the preceding calendar year, (2) the aggregate amount of Tenant’s estimated payments made on account of Operating Charges and Real Estate Taxes or on account of Utilities and Janitorial Expenses during such year, and (3) the Operating Charges and Real Estate Taxes for the Base Year on an aggregate basis.  Within a reasonable time after the conclusion of the Base Year, Landlord will provide Tenant with its then current itemized statement in reasonable detail of the Operating Charges and Real Estate Taxes for the Base Year.

Structural and System Alterations:  any Alteration that will or may necessitate any changes, replacements or additions to the load-bearing or exterior walls, non-drop ceilings, partitions (load-bearing or non-demising), columns or floor, or to the fire protection, water, sewer, electrical, mechanical, plumbing, HVAC or other base building systems, of the Premises or the Building.

Tenant Items:  all non-Building standard supplemental heating, ventilation and air conditioning equipment and systems serving exclusively the Premises and any special tenant areas, facilities and finishes, any special fire protection equipment, any telecommunications, security, data, computer and similar equipment, cabling and wiring, kitchen/galley equipment and fixtures, all other furniture, furnishings, equipment and systems of Tenant and all Alterations.

Tenant’s Sublease Request Notice:  a notice to Landlord containing:  the identity of a proposed assignee, subtenant or other party and its business; the terms of the proposed assignment, subletting or other transaction (including a copy of the proposed document for same); the Proposed Sublease Commencement Date; the Proposed Sublet Space; financial statements for the prior two (2) years certified by an authorized officer of Tenant or a certified public

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accounting firm, or other evidence of financial responsibility of such proposed assignee, subtenant to other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

Tenant Improvements:  As defined in the Work Agreement.

Trustee:  a trustee-in-bankruptcy of Tenant under a Case.

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EXHIBIT 1.7

BASE BUILDING WORK As described in the 100% Construction Drawings dated April 8. 2015 not including the alternate, as amended through RFIs and Addenda, to be updated with As-Built drawings upon Substantial Completion of the Base Building Work. The Base Building Work includes, without limitation, the following:

Costs to achieve initial LEED Certification for the Building,

Including the cost of obtaining such LEED Certification.

June 22, 2015

1400 16th Street — The McClintock Building

BASE BUILDING

May 11, 2015

Revisions June 22, 2015

1.              LOBBY DESCRIPTION

A fully finished lobby will be provided at 16th Street entrance, which will provide exclusive access to the 2nd floor office suite. This two-story space will have a new polished concrete floor with concrete and painted gyp walls. The second floor office suite can be accessed via a two-stop elevator as well as a steel staircase. The tenant has the option to supplement the finishes to this lobby at the approval of the owner.

The Carolina Street entrance of the building provides access to the “Commons” via a grinded and sealed concrete ramp. The Commons is a space that will be constructed at the center of the building adjacent to the first floor PDR suites. The Commons is a fully finished lobby/circulation space with landscaping and furnishings enclosed by an operable glass skylight. As this skylight is operable and small amounts of water may enter the Commons, all finishes within the Commons are designed to be exposed to weather. The floor will be grinded and sealed concrete, and the walls will be made up of existing concrete, exterior grade glass roll-up and man doors (which provide access to the PDR suites and freight elevator vestibule), as well as reclaimed wood walls. The Commons also contains a small food service area with a refrigerator, storage cabinets, and sink. The tenant has the option to supplement the furnishings in the Commons and food service area at the approval of the owner.

The building’s restrooms, showers, lockers, and back-of-house area can be accessed via a corridor from the Commons. The back-of-house contains bike storage (for up to 12 bikes), janitor closet/supply, and trash room.

2.              LEVEL OF FINISH

The 1st floor PDR suites will be delivered with ground, and sealed concrete floors, existing painted concrete walls, painted wood beam and joist ceiling, and glass roll-up and man doors that provide access to the Commons. Existing steel frame exterior windows to be refurbished per the US Department of Interior standards for historic buildings. All fixed skylights will be new with Solarban 60 glazing. All exterior roll-up doors will be new with anodized aluminum frames and Solarban 60 glazing.

The 2nd floor office tenant space will feature the original wood beam and joist ceiling. The walls will be raw concrete in one portion of the office suite, while the other portion of the suite will have walls of painted concrete wall and painted gypsum board. The floor will be delivered as Gypcrete covering an acoustic barrier from the floors below. Tenant will be responsible for covering the Gypcrete with carpet or other flooring material. The exterior windows facing the street are the existing steel frame windows,

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which will be refurbished to the US Dol standards. The windows facing the roof will be replaced with all new windows with Solarban 60 glazing in powder-coated aluminum frames.

3.              RESTROOM DESCRIPTION

Two fully finished restrooms (one per gender) will be provided on each floor.

The 1st floor restrooms will have tiled floors and wainscoting, with gypsum board walls and ceiling. Each restroom on the 1st floor will have a locker room which contains two shower stalls, lockers, and a private changing area. Access to locker room facilities are available to all building tenants.

The 2nd floor restrooms will serve the office suite exclusively. Each restroom will have tiled floors and wainscoting, gypsum board walls and ceilings, and quartz countertops.

4.              ROOF DECK ACCOMMODATIONS

The base building’s structural system has been upgraded to accommodate a roof deck of approximately 2,000 square feet on the lower roof with access from the 2nd floor office space. Roof deck and finishes will be supplied by 2nd floor tenant if desired.

5.              STRUCTURAL SPECIFICATIONS

The building’s seismic retrofit will be brought to current building code and will consist of the following components:

•                  Roof and floor diaphragm strengthening

•                  New shear walls

•                  New micropile foundation at shearwalls

6.              ELEVATORS

The building will have two elevators, both of which will be dedicated exclusively to the office tenant on the 2nd floor. The new passenger elevator in the 16th Street lobby will be an Otis hydraulic elevator with two stops, on the 1st and 2nd floors. The interior cab will be 6 3/4 feet 6 inches wide by 5 feet 6 inches deep. The elevator will have a brushed stainless steel finish and a capacity of 3,500 lbs.

The freight elevator is an existing hydraulic elevator system in the building that will be accessed on the 1st floor via a private vestibule off the Commons. The elevator cab is 7 feet 8 inches wide by 5 feet 4 inches deep. It is finished with plywood walls and floors, and has a capacity of 5,000 lbs.

7.              MECHANICAL SPECIFICATIONS

The 1st floor PDR space will be delivered as a “cold shell” with designated areas on the roof that can accommodate package units for each PDR suite. Tenant HVAC build-out must comply with LEED requirement of 15.2 SEER & 80% AFUE.

For 2nd floor office space will be delivered as a “warm shell” with Carrier “gas/electric” package units (15.2 SEER & 12.0 EEP cooling efficiencies) and vertical ducts to tenant spaces. Distribution within Tenant space to be provided by Tenant.

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8.              ELECTRICAL SPECIFICATIONS

The core and shell will provide 1600A, 277/408V 3PH, 4W power to the building. In addition, pathways to and electrical closets at the tenant suites will be provided by landlord. Tenant is responsible for providing conductors from the switchgear, as well as tenant panels and submeters at the tenant electrical closets. Current power to the building provides approximate 13W per square foot throughout the building. New upgraded service consisting of 4,000 A 277/408V 3PH, 4W power to Building to be provided by Tenant with confirmation by PG&E. Landlord will coordinate with PG&E and Tenant to provide this new service. A 9.3 kW photovoltaic system will provide power for base building systems.

Emergency Power Systems:

Emergency power for egress for the core and shell space will be provided by the Landlord through battery back-up. Back-up generator for tenant use is to be provided by Tenant.

Lighting Design:

Lighting is provided in all finished core areas. Emergency/egress lighting and exit signs are provided throughout the building. Tenant lighting design density must be at 0.86W/ sf or less.

9.              FIRE ALARM AND PROTECTION:

The building has an all new fire alarm system including a completely new sprinkler system throughout the building, a control panel at the Carolina Street entrance, and a remote annunciator at the 16th Street entrance. The system meets the standards of NFPA and the San Francisco Fire Department for low-rise buildings and includes 24/7 monitoring of fire sprinkler flow.

10.       TELECOM:

Telephone/data will be provided by the landlord to the MPOE room at the first floor. In addition, pathways from the MPOE room to the tenant suites will be provided. Tenants are responsible for bringing telephone and data cables to the tenant suite. Fiber optic service is available in the street, and the landlord will provide a pathway to the MPOE room. Fiber optic service to the MPOE room can be provided by AT&T at the election of the tenant.

11.       PLUMBING:

Building water service is provided by a 2” diameter SFPUC domestic water pipe. In addition to the finished toilet rooms and showers described above, building provides janitor closets at each floor. Hot water for toilet rooms, janitor closets, and showers is provided by a storage-type electric water heater with circulation at each floor. Circulation pumps are provided to maintain hot water temperature at the fixtures. The building is also serviced by multiple 4” SFPUC wastewater pipes that are connected to new and existing sub-slab drainage at each tenant suite. Additional waste, vent and cold water stub-outs are provided in each tenant space.

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12.       SECURITY SYSTEM:

The base building will be equipped with an Access Control and Alarm Monitoring System (ACAMS) that will be operated and monitored by the property manager’s office. Landlord will provide card readers and telephone entry systems at the 16th Street and Carolina Street entrances for building access. The building will also have security cameras surveilling all common areas and building exterior. The landlord will provide pathways at each tenant suite entrance for the installation of card readers — tenants are responsible for furnishing card readers and cables for entrance in to tenant suite. Landlord will coordinate with Tenant to achieve compatibility between the base building’s ACAMS and any additional security systems within the Tenant’s premises which are to be provided by Tenant.

Notwithstanding the foregoing, Tenant will monitor the Access Control system and notify Landlord in the event of a call. Landlord will maintain control over fire and life safety systems.

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EXHIBIT 5.5-1

1400 16th Street LEED GREEN CLEANING POLICY Dated August 26, 2015

5.5-1-1

TABLE OF CONTENTS

MISSION STATEMENT	3
RESPONSIBILITIES	3
PROCEDURE AND STRATEGIES	3
PERFORMANCE METRIC FOR SUSTAINABLE PRODUCTS	4
PERFORMANCE METRIC FOR CUSTODIAL EFFECTIVENESS	7
GOALS	7
TIME PERIOD	7

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MISSION STATEMENT

The 1400 16th St. staff/building is committed to environmental stewardship and sustainability, and seeks to minimize the impact of its cleaning activities on the environment and on the health of building occupants, building users, and custodial workers.

SCOPE

The scope of this policy shall cover all normal cleaning activities conducted on the property. The scope includes the follow:

•                  Purchasing of cleaning, hard floor, and carpet products

•                  Purchasing of cleaning equipment

•                  Establishing standard operating procedures

•                  Guidelines for the handling and storage of cleaning chemicals

•                  Managing hazardous spills or accidents

•                  Develop strategies for promoting and improving hand hygiene

•                  Staff training of maintenance personal to the sustainable requirements of this policy

•                  Collecting Occupant feedback

RESPONSIBILITIES

1400 16th St., and the Building Manager for the 1400 16th St. building, will be responsible for the overall success of the Green Cleaning Policy, and will be responsible for the following:

•                  Policy implementation

•                  Educating staff and tenants on the scope, performance metric, goals, procedures and strategies of this policy

•                  Gathering information on the overall performance of the sustainable products

•                  Continued education on new material and products in the sustainable market place

•                  Appoint certain duties relating to the purchasing policy to staff

•                  Review and update policy at least once a year

PROCEDURE AND STRATEGIES

Promoting and Improving Hand Hygiene

Proper hand hygiene helps to reduce the spread of infectious diseases and promotes occupant health. To promote hand hygiene, the director of building operations will:

•                  Educate building staff about the importance of hand hygiene (e.g. through posted signs, email bulletins, or other notices)

•                  Provide hand soaps in restrooms (see criteria below)

•                  Provide waterless hand-sanitizers in convenient locations

Effective cleaning and hard floor and carpet maintenance

Standard Operating Procedures (SOPs) will be developed and maintained to provide for effective cleaning and hard floor and carpet maintenance. The SOPs shall be reviewed annually at a minimum with janitorial supervisors, staff, and contractors. SOPs shall contain measures such as:

•                  Removal of dirt and dust

•                  No use of potentially harmful and irritating chemicals

•                  Spot cleaning

•                  Use of microfiber cloths

•                  Protection and preservation of surfaces during cleaning (particularly hard floors and carpets)

•                  Proactive strategies to reduce contaminant infiltration at source (walk off mats)

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Vulnerable building Occupants

•                  Identify building occupants with individual needs and sensitivities.

•                  Modify procedures and/or cleaning schedules as necessary to accommodate their individual needs

•                  Address ventilation requirements

Storage and Disposal of Hazardous Chemicals

•                  Cleaning products containing hazardous chemicals will be stored in a lockable and ventilated space.

•                  Liquids labeled, as hazardous waste shall not be poured into janitorial sink drains, lavatories, toilets, or shower drains. These liquids shall be placed in appropriate containers and disposed of properly by facility management.

Training

The janitorial staff will receive ongoing training at a minimum, on an annual basis and in the event of staffing changes to maintain knowledge and stay up-to-date regarding any new practices, procedures, and/or environmental standards. The training includes but not limited to the following:

•                  Proper use of sustainable cleaning products and equipment

•                  Maintaining a log for detailing all housekeeping chemicals used

•                  Efficient usage of supplies including chemical dispensing equipment and procedures

•                  Proper disposal of all cleaning waste, including recycling procedure of applicable products

•                  Proper handling of hazardous products

•                  Proper hand hygiene, including both hand washing and the use of alcohol-based waterless hand sanitizers

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PERFORMANCE METRIC FOR SUSTAINABLE PRODUCTS

The 1400 16th St. building purchases effective products that pose the lowest hazards to building occupants, building users and custodial workers. In compliance with the Precautionary Purchasing Ordinance (SF Environment Code, Chapter 2) and Executive Directive 08-02, the Division and its janitorial services contractor/s purchase only “Approved” cleaning products, janitorial paper products, and janitorial supplies listed on the City of San Francisco Department of the Environment Approved Products list. For categories lacking “Approved” products, the Division and its janitorial services contractor/s purchase products either listed as “Suggested” products or products that meet the third-party certification requirements of the US Green Building Council’s Leadership in Energy and Environmental Design for Existing Buildings — Operations & Maintenance certification (LEED-EB: O&M EQ Credits 3.4 — 3.6) or its equivalent in newer editions of LEED.

The total cost of all applicable products purchased during the performance period will be evaluated, calculated and documented accordingly.

Compliance with the City & County of San Francisco Environment Code, Chapter 2, Precautionary Purchasing Ordinance and the City & County of San Francisco Executive Directive 08-02, Enhancement of Recycling and Resource Conservation.

Products that do not meet the following criteria will be labeled non-sustainable and calculated in contrast to sustainable products.

Calculations for sustainable and non-sustainable items will then be compared to the total cost of all products and quantified through a Sustainable Purchasing Performance Matrix (SPP Matrix). The SPP Matrix will track all purchases during the performance period and include appropriate product purchasing information including: date of purchase, purchasing party, product name, cost, quantity and sustainable criteria met.

Documentation for sustainable products will include product specifications describing qualifying elements(s).

General, Hard Floor, and Carpet Cleaning

Products should meet one or more of the following criteria:

•                  Green Seal GS-37, for general-purpose, bathroom, glass and carpet cleaners

•                  Environmental Choice CCD-110, for cleaning and degreasing compounds

•                  Environmental Choice CCD-146, for hard surface cleaners

•                  Environmental Choice CCD-148, for carpet and upholstery

Each purchase can receive credit for each criterion met. Responsible parties are encouraged to list all qualifying elements and explore weighted values.

•                  Goal: By percentage of cost, at least 30% of general, hard floor and carpet cleaning products shall meet environmentally preferred practices noted above.

Disinfectants, Metal Polish, Floor Finishes, Strippers (or other products not addressed by the above standards)

Products should meet one or more of the following criteria:

•                  Green Seal GS-40, for industrial and institutional floor care products

•                  Environmental Choice CCD-112, for digestion additives for cleaning and odor control

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•                  Environmental Choice CCD-113, for drain or grease trap additives

•                  Environmental Choice CCD-115, for odor control additives

•                  Environmental Choice CCD-147, for hard floor care

•                  California Code of Regulations maximum allowable VOC levels for the specific product category

•                  Goal: By percentage of cost, at least 30% of disinfectants, metal polish, floor finishes, stripper products shall meet environmentally preferred practices noted above.

Disposable Janitorial Paper Products and Trash Bags

Products should meet one or more of the following criteria:

•                  Green Seal GS-09, for paper towels and napkins

•                  Green Seal GS-01, for tissue paper

•                  Environmental Choice CCD-082, for toilet tissue

•                  Environmental Choice CCD-086, for hand towels

•                  Janitorial paper products derived from rapidly renewable resources or made from tree-free fibers

•                  Environmental protection Agency (EPA) Comprehensive procurement Guidelines for Janitorial Paper and Plastic Trash can Liners

•                  Goal: By percentage of cost, at least 30% of disposable janitorial paper products and trash bags shall meet environmentally preferred practices noted above.

Cleaning Equipment

Products should meet one or more of the following criteria:

•                  Vacuum cleaners are certified by the Carpet and Rug Institute “Green Label” Testing Program for vacuum cleaners and operate with a sound level of less than 70dB A

•                  Carpet extraction equipment used for restorative deep cleaning is certified by the Carpet and Rug Institute’s “Seal of Approval” Testing Program for deep —cleaning extractors

•                  Powered floor maintenance equipment, including electric and battery-powered floor buffers and burnishers, is equipped with vacuums, guards and/or other devices for capturing fine particulates and operates with a sound level of less than 70dB A

•                  Propane-powered floor equipment has high efficiency, low missions engines with catalytic converters and mufflers that meet California Air Resources Board (CARB) or EPA standards for the specific engine size and operate with a sound level of less than 90 dBA

•                  Automated scrubbing machines are equipped with variable-speed feed pumps and on-board chemical metering to optimize the use of cleaning fluids. Alternatively, the scrubbing machines use only tap water with no added cleaning products

•                  Battery-powered equipment is equipped with environmentally preferable gel batteries

•                  Powered equipment is ergonomically designed to minimize vibration, noise and user fatigue

•                  Equipment is designed with safeguards, such as rollers or rubber bumpers, to reduce potential damage to building surfaces

•                  Dusting and mopping tools shall be micro-fiber to effectively capture particulates

•                  Goal: By percentage of cost (at time of purchase) or by number of equipment items, at least 20% of cleaning equipment shall meet environmentally preferred practices noted above.

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Hand Soap

Products should meet one or more of the following criteria:

•                  No antimicrobial agents (other than as a preservative) except where required by health codes and other regulations (e.g., food service and health care requirements)

•                  Green Seal GS-41, for industrial and institutional and cleaners

•                  Environmental Choice CCD-104, for hand cleaners and hand soaps

•                  Goal: By percentage of cost, at least 30% of hand soap products shall meet environmentally preferred practices noted above.

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PERFORMANCE METRIC FOR CUSTODIAL EFFECTIVENESS

Since building cleanliness if often associated with the well-being of occupants, input will be collected on a going basis via an occupant communication system. Occupants will be encouraged to communicate with CBRE, the Building Manager for 1400 16th St., regarding the overall effectiveness of the janitorial practice.

GOALS

The aim of this policy is to utilize green cleaning products and practices to improve the indoor air quality of the project building. This policy also aims to reduce the possible exposure of hazardous contaminants to visitors, building staff and maintenance personal.

TIME PERIOD

This policy shall be implemented immediately by CBRE, the Building Manager for 1400 16th St., who is in charge of drafting purchase orders and contracts, will ensure that new policy language is included and requirements are met.

Once the policy is fully implemented, the performance period may begin.

Performance Period

Start Date: 9/30/15

End Date: ongoing

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EXHIBIT 5.5-2

The McClintock Building at 1400 16th Street, San Francisco, CA

Solid Waste Management Policy

August 26, 2015

SECTION 1: POLICY SCOPE

This policy applies to the collection, sorting, diversion, and disposal of ongoing consumables, durable goods, and building materials associated with landlord approved facility alterations and additions accrued in the operations of the McClintock Building at 1400 16th Street, San Francisco, CA. This policy does not apply to the waste created by the building tenant during the manufacturing and testing of their products.

This policy will apply to, but is not limited to, the following types of materials:

•                  Ongoing Consumables, including but not limited to:

•                  Paper

•                  Cardboard

•                  Glass

•                  Plastic

•                  Metals

•                  Landscape waste

•                  Batteries

•                  Mercury-containing lamps

•                  Durable Goods, including but not limited to:

•                  Electronic equipment

•                  Furniture

•                  Building Materials used in landlord approved facility alterations and additions, including but not limited to:

•                  Building components and structures (wall studs, insulation, doors, windows)

•                  Panels

•                  Attached finishings (drywall, trim, ceiling panels)

•                  Carpet and other flooring material

•                  Adhesives

•                  Sealants

•                  Paints and coatings

SECTION 2: POLICY GOALS

To manage solid waste in a manner that will:

•                  protect the environment and public health

•                  conserve natural resources

•                  minimize landfilling and/or incineration and reduce toxicity

This policy will focus on improving the building controlled purchases in hopes of reaching an overall goal that 50% of those purchases meet sustainable criteria. The building is working with individual tenants to improve their purchasing and follow the guidelines set forth in this policy, with a strong emphasis on implementing mercury-free LEDs into their space.

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SECTION 3: PERFORMANCE METRIC

The successful implementation of this policy will be measured by the ongoing recycling rate achieved. The recycling rate is derived by comparing the amount of consumables diverted from the landfill to those consumables sent to the landfill over a given time period. The policy’s initial performance metric will be to achieve the reuse, recycling and/or composting of:

•                  At least 50% of the ongoing consumable waste stream (by weight or volume)

•                  At least 80% of discarded batteries

•                  100% of all mercury-containing lamps within the building and site management’s control

•                  At least 75% of the durable goods waste stream (by weight, volume, or replacement value)

•                  At least 70% of waste (by volume) generated by landlord approved facility alterations and additions

SECTION 4: PERFORMANCE EVALUATION

The party(s) responsible under Section (5) shall periodically evaluate the success of this policy’s implementation. This may include providing a report on an annual basis to senior management. Whenever possible, the annual reports should include an evaluation of the performance, safety, cost and environmental/public health benefits achieved through source reduction, reuse, recycling and composting. Reports should also relate the progress in meeting the stated objectives as set forth under Sections (2) and (3). Monthly reports, including waste recycling and/or disposal receipts, must be provided by the waste haulers/vendors to allow for ongoing documentation, monitoring and assessment of the program results.

A waste audit will be completed at least annually to ensure that this waste policy is being followed correctly, and that the goals are being met. This waste audit will advise the tenant on strategies to improve diversion rates and to meet the goals of this policy.

SECTION 5: RESPONSIBLE PARTY

Paul Intieri, Real Estate & Facilities at Invitae (the “Tenant”), shall implement this policy within the McClintock Building in coordination with other appropriate organization personnel, including but not limited to a janitorial contractor (to be determined), and any contracted waste haulers. The Property Manager shall coordinate training, education and outreach programs throughout the organization, with the aim of promoting and maintaining the goals of this policy.

Function	Company Name	Primary Contact	Phone
Plan Implementation	Invitae (Tenant)	Paul Intieri	(650) 213-2045

Custodial Oversight & Training	To be determined	To be determined	To be determined

SECTION 6: PROCEDURES AND STRATEGIES

The following table lists recyclable wastes at the building site, their disposal method and handling procedures.

Source/Consumables	Disposal Method	Handling Procedure
Glass, Plastic, Metals (commingled)	Building occupants dispose of these recyclables in commingled recycling	Amounts are tracked and taken away by Recology on a regular

5.5-2-2

	bins in the kitchen/break rooms on each floor. Cleaning staff takes these commingled recycling bins to the large recycling bins inside the trash room inside the building each night.	basis.
Mercury-containing Lamps	Used lamps are counted and then stored in a secured area in the Chief Engineer’s office until they are ready for pick up.	Lamps are sent to Quick Light Recycling on a quarterly basis. Quick Light Recycling provides shipping boxes to place the lamps in, and tracks the amounts sent to them.
Paper/newspapers

Occupants dispose of these recyclables in commingled recycling bins in the kitchen/break rooms on both floors. Cleaning staff takes these commingled recycling bins to the large recycling bin outside the building each night.

Amounts are tracked and taken away by a Recology on a regular basis.
Cardboard

Building occupants dispose of these recyclables in commingled recycling bins in the kitchen/break rooms on both floors. Cleaning staff takes these commingled recycling bins to the large recycling bins outside the building each night.

Amounts are tracked and taken away by Recology on a regular basis.
Batteries	Building occupants deliver batteries to a specially-designated dry cell batter recycling pail at a central location on the first floor of the building.	Batteries are shipped to Quick Light Recycling when the collection container is full.
Durable Goods (Electronic Waste and Furniture)

The tenant collects and stores all Electronic Waste and furniture on site until storage space runs out. Then the waste is delivered to a central processing facility. The property management similarly collects and stores all E-Waste and furniture that they own and sends it to a separate recycling vendor when appropriate.

Tenant E-Waste amounts are tracked and sent to the processing facility. The facility looks to reuse the E-Waste first and if that is not possible sends the waste to Mobius. The tenant sends furniture waste to the Recology to reuse it. Property Management sends it’s E-Waste to Recology who recycles all of it.

Building Materials	Building management coordinates with contractors to collect construction waste on site for diversion off-site.	Amounts are tracked and taken away by tenant contractor throughout the demolition/ construction period for recycling.

3

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SECTION 7: TIME PERIOD

This policy shall take effect on and shall continue indefinitely or until amended and/or replaced by a subsequent solid waste management plan.

Signed and executed on:

The McClintock Building at 1400 16th Street, San Francisco, CA

By:

Paul A. Intrieri, Real Estate & Facilities, Invitae

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EXHIBIT A

PLAN SHOWING PREMISES

ALL GRID DIM. TO BE VERIFIED IN FIELD

FIRST FLOOR PLAN | 1

GENERAL NOTES

SHEET NOTES

LEGEND

PFAU LONG ARCHITECTURE

SKS

1400 16TH STREET

THE McCLINTOCK BUILDING

SAN FRANCISCO, CA

FLOOR PLAN - FIRST FLOOR

A2.01

A-1

ALL GRID DIM. TO BE VERIFIED IN FIELD

SECOND FLOOR PLAN 1

GENERAL NOTES

ROOF REPLACEMENT NOTES

SHEET NOTES

LEGEND

PFAU LONG ARCHITECTURE

SKS

1400 16TH STREET

THE McCLINTOCK BUILDING

SAN FRANCISCO, CA 94103

FLOOR PLAN - SECOND FLOOR

A2.02

A-2

EXHIBIT B

WORK AGREEMENT

The purpose of this Work Agreement is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements that Tenant may deem necessary or appropriate to prepare the Premises for initial occupancy by Tenant under the Lease.

1.                                      Landlord’s Initial Construction in the Premises: Landlord shall deliver possession of the Premises to Tenant upon Substantial Completion of the Base Building Work.

2.                                      Tenant Improvements in General:

(a)                                 This Work Agreement will set forth how the initial interior improvements in the Premises (the “Tenant Improvements”) are to be constructed, who will do the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the time schedule for completion of the construction of the Tenant Improvements.  The term “Tenant Improvements” shall exclude the Base Building Work and shall collectively mean all initial improvements to be constructed in the Premises, the plans and specifications for which shall be approved by Landlord and Tenant in accordance with this Work Agreement.

(b)                                 Except as defined in this Work Agreement to the contrary, all terms utilized in this Work Agreement shall have the same meaning as the defined terms in the Lease.

(c)                                  The provisions of the Lease, except where clearly inconsistent or inapplicable to this Work Agreement, are incorporated into this Work Agreement.

(d)                                 Except for the Base Building Work, Tenant accepts the Premises in its “as is” condition, except as expressly set forth in this Work Agreement or the Lease to the contrary.

3.                                      Rent Commencement Date; Force Majeure:

(a)                                 The Rent Commencement Date shall be determined in accordance with the Lease.

(b)                                 As used in this Work Agreement and the Lease, “Force Majeure Delay” shall mean any delay in the completion of the Tenant Improvements due to fire, act of God, governmental act or failure to act (but excluding any failure on the part of the City to timely issue any licenses, permits or approvals relating to the Tenant Improvements), strike, labor dispute, inability to procure materials, or any cause beyond Landlord’s or Tenant’s (as applicable) reasonable control (whether similar or dissimilar to the foregoing events).  Any party asserting Force Majeure Delay shall provide written notice of any Force Majeure Delay to the other party within ten (10) days of the event triggering the Force Majeure Delay, which shall specify the nature and anticipated duration of the relevant delay.  Failure to timely send such written notice shall preclude a party from claiming a Force Majeure Delay.

(c)                                  As used in this Work Agreement and the Lease, “Landlord Delay” shall mean any actual delay in the Substantial Completion of the Tenant Improvements that causes Substantial Completion of the Tenant Improvements to occur more than six (6) months after the Delivery Date, but only to the extent resulting solely from one or more of the following acts or omissions of Landlord or a Landlord Party: (i) failure of Landlord to timely approve or disapprove any Working Drawings, Final Plans, or Tenant Changes within the time frame set forth in this Work Agreement; (ii) failure of Landlord to approve or disapprove any proposed contractors or subcontractors within ten (10) days; (iii) Landlord’s failure to disburse the Improvements Allowance as and when required under this Work Agreement following Tenant’s submission of a complete Application for Payment; (iv) unreasonable and material interference by Landlord or Landlord Parties with access by Tenant or Tenant’s Agents to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein), or the use thereof; or (v) any failure to complete the Base Building Work in accordance with the plans and specifications described on Exhibit 1.7 to the Lease that is first identified after the Delivery Date and in a manner that either requires a repair that the Tenant needs made in order to complete the Tenant Improvements or that requires Tenant to change the Final Plans for the Tenant Improvements.  Tenant shall provide written notice of any asserted Landlord Delay to the Landlord within ten (10) days of the alleged event triggering the Landlord Delay, which shall specify the nature and anticipated duration of the relevant delay.   Failure to timely send such written notice shall preclude Tenant from claiming a Landlord Delay.

4.                                      Selection of Designer/Architect:  The Final Plans (as defined below) shall be prepared by an architect selected by Tenant and reasonably approved by Landlord (the “Architect”) who is familiar with the plans and specifications for the Base Building Work and with all Laws applicable to construction in the Building.  Tenant acknowledges that it has received from Landlord a copy of the LEED Tenant Design and Construction Guidelines for Tenant’s consideration in preparing the Final Plans.

5.                                      Preparation of Plans and Construction Schedule and Procedures:

(a)                                 Tenant shall submit to Landlord for its approval working drawings for the Tenant Improvements prepared by the Architect and engineering drawings showing complete plans for telephone outlets, electrical, plumbing work, heating, ventilating and air conditioning, fire sprinkler, security and fiber optics (collectively, the “Working Drawings”).  The Working Drawings shall be reflective of a 100% schematic design architectural set inclusive of interior usage, specifically noting wall locations, ceilings, and any Special Tenant Improvements (as described in Paragraph 7 below) that Tenant intends to include, and shall include a 100% schematic design mechanical, electrical, plumbing, fire sprinkler (MEPFS) set, inclusive of mechanical zoning, rooftop equipment locations, emergency generator, and any structural implications resulting from Special Tenant Improvements.  Landlord agrees that Tenant may construct portions of the Tenant Improvements on a design-build basis, subject to Landlord’s reasonable requirements, including without limitation submission of Working Drawings and Final Plans to Landlord for Landlord’s prior approval consistent with this Work Agreement.

(b)                                 Within fifteen (15) business days of receipt, Landlord shall approve such Working Drawings or designate by notice to Tenant the specific changes required to be made to the Working Drawings, which Tenant shall make and re-submit to Landlord promptly.  This procedure shall be repeated until the Working Drawings are finally approved by Landlord.

(c)                                  After Landlord has approved the Working Drawings, Tenant shall submit to Landlord final plans (the “Final Plans”), which shall be defined as, and shall consist of, complete architectural plans (inclusive of Working Drawings), ready to submit for permit review, and specifications necessary to allow Tenant’s Contractor (as defined below) to build the Tenant Improvements in accordance with the Final Plans.  The term “Tenant Improvements” shall include all improvements to be constructed in the Premises as shown on the Final Plans approved by Landlord.

(d)                                 Within ten (10) business days of receipt, Landlord shall approve the Final Plans or designate by notice to Tenant the specific changes required to be made to the Final Plans, which Tenant shall make and re-submit to Landlord promptly.  This procedure shall be repeated until the Final Plans are finally approved by Landlord.

(e)                                  Any approval to be granted or withheld by Landlord pursuant to this Work Agreement shall not be unreasonably conditioned, delayed, or withheld; if approval is withheld, Landlord shall provide specified reasons for such withholding at the time notice of same is provided to Tenant. For purposes of this Work Agreement, Landlord may only withhold approval to any Working Drawings, Final Plans, or Tenant Changes if a “Design Problem” exists, as reasonably determined by Landlord.  For purposes hereof, a “Design Problem” shall mean a condition that will either (i) not be in compliance with applicable Laws if constructed in accordance with the proposed plans; (ii) have an adverse effect on Building Structure and Systems; (iii) have an adverse effect on the exterior appearance of the Building; or (iv) will require a change to the Base Building Work.  Tenant agrees and understands that Landlord, by its review and approval thereof, shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such Working Drawings or Final Plans or Tenant Changes or compliance of such Working Drawings or Final Plans or Tenant Changes with applicable Laws. Tenant also acknowledges and agrees that the Working Drawings, Final Plans and Tenant Changes shall be prepared consistent with the Base Building Work, including the Building Structure and Systems. Landlord shall, concurrently with Landlord’s approval of the Working Drawings and Final Plans, inform Tenant if any of such drawings or plans requires changes to the Base Building Work, the cost of which will be included in the Total Cost.

(f)                                   Concurrently with its approval of the Final Plans, Landlord shall notify Tenant if Landlord considers that any of the Tenant Improvements are non-standard for office or laboratory use (the “Non-Standard Improvements”) and must be removed by Tenant prior to the expiration or promptly following the earlier termination of the Lease and the Premises repaired. Tenant acknowledges and agrees that Non-Standard Improvements shall include, without limitation, Tenant’s interior signage and any of the Special Tenant Improvements.  Following Landlord’s notification, Tenant may revise the Final Plans to exclude some or all of the Non-Standard Improvements that Landlord requires be removed and resubmit the Final Plans for Landlord’s review, approval of which shall be granted or withheld by Landlord within five (5) business days of receipt.

(g)                                  No material changes or material modifications to the design scope in the Final Plans shall be made except by a written change order signed by Landlord and Tenant.  If Tenant desires any material change in the Final Plans (a “Tenant Change”), Tenant shall cause the Architect or Tenant’s Contractor to prepare and to submit to Landlord a copy of the change order reflecting the proposed Tenant Change.  Landlord shall approve or disapprove of a Tenant Change within two (2) business days after receipt thereof; provided that Landlord may only withhold its consent if there is a Design Problem.  If Landlord disapproves a Tenant Change, Landlord shall notify Tenant of the revisions required, if any, that would make the change order acceptable to Landlord.  If Tenant approves of the Tenant Change, then Tenant and Landlord shall execute the change order, and the Final Plans shall be revised to incorporate the Tenant Change.

6.                                      Improvements Allowance:

(a)                                 Landlord will pay an amount equal to $50.00 per rentable square foot of the Premises (the “Improvements Allowance”) toward the cost of the design and construction of the Tenant Improvements, including, but not limited to, (i) the fees of the Architect, consulting fees, fees for engineering, mechanical and electrical services, construction and/or project management fees, (ii) costs of any changes in the Base Building Work when such changes are required by the Final Plans, (iii) information technology, telephone/data cabling and building permits associated with the Tenant Improvements, (iv) sales and use taxes and Title 24 fees, and (v) the Coordination Fee (the “Total Cost”); provided, however that the Improvements Allowance may not be used for any costs associated with the design and construction of the Non-Standard Improvements or any of the Special Tenant Improvements (collectively, the “Tenant Obligations”). Notwithstanding the foregoing, in no event shall Tenant be permitted to use more than seven and 50/100 dollars ($7.50) per rentable square foot of the Premises from the Improvements Allowance to pay architectural and engineering fees (combined).  The Total Cost shall include all costs associated with the design and construction of the Tenant Improvements, including, without limitation, all building permit fees, payments to design consultants for services and disbursements, all preparatory work, premiums for insurance and bonds, general conditions, such inspection fees as Landlord may reasonably incur, reimbursement to Landlord for permit and other fees Landlord may reasonably incur that are fairly attributable to the Tenant Improvements work and the cost of installing any additional electrical capacity or telecommunications capacity required by Tenant and the Tenant Obligations.  In addition to the Improvements Allowance, Landlord shall pay an amount equal to $0.15 per rentable square foot of the Premises toward the cost of the initial space planning, which shall be paid at the time of the next monthly disbursement for the Base Building Work that is made at least thirty (30) days after submission of a complete Application for Payment.  Landlord and Tenant hereby acknowledge and agree that Landlord shall be solely responsible for, any and all costs to the extent related to and arising from the gross negligence or willful misconduct of Landlord or Landlord Parties.  If the Total Cost of the eligible Tenant Improvements is less than the Improvements Allowance, Tenant shall not be entitled to receive a credit against Rent for any unused portion of the Improvements Allowance that is not used to pay for the Tenant Improvements.

(b)                                 The obligation of Landlord to make any one or more payments pursuant to the provisions of this Work Agreement, including payment of the Improvements Allowance,

shall be suspended without further act of the parties during any such time as there exists an Event of Default under the Lease.

7.                                      Special Tenant Improvements:  Landlord agrees that Tenant shall have the right to include in the Final Plans for the Tenant Improvements the facilities described below (the “Special Tenant Improvements”); provided, however, that all costs associated with the design and construction of such Special Tenant Improvements shall be at Tenant’s sole cost and expense and shall not be paid for from the Improvements Allowance:

(a)                                 A gym facility located within the Premises, the scope and specific location of which shall be subject to Landlord’s reasonable approval;

(b)                                 Shower facilities, in addition to those included in the Base Building Work, located within the Premises, the scope and specific location of which shall be subject to Landlord’s reasonable approval;

(c)                                  Any cafeteria-style kitchen installations; and

(d)                                 Communicating stairs through some or a portion of the Premises, the design and specific location of which shall be subject to Landlord’s reasonable approval, which approval may include the requirement (as provided above) that, at the expiration or promptly following the earlier termination of the Lease, Tenant remove the communicating stairs and restore each connecting floor to a condition necessary to allow the full functionality of the floor after removal of the communicating stairs.

8.                                      Tenant Construction of Tenant Improvements:

(a)                                 Tenant shall enter into a contract to build the Tenant Improvements (the “Construction Contract”) with a contractor selected by Tenant and reasonably approved by Landlord to construct the Tenant Improvements (the “Tenant’s Contractor”) as soon as reasonably possible after final approval of the Final Plans.  All subcontractors, laborers, materialmen, and suppliers, and Tenant’s Contractor are collectively referred to herein as “Tenant’s Agents.” Major Subcontractors shall mean any contractor subcontractors performing Tenant Improvements costing in excess of One Hundred Thousand Dollars ($100,000) in the aggregate or performing work affecting the Building Structure and Systems. All Major Subcontractors must be approved in writing by ASB Capital Management LLC and Landlord, which approval shall be deemed to also include approval under Section 9(g) of this Work Agreement; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any life safety, and fire sprinkler work in the Premises. Tenant will include in any competitive bid Landlord’s base building subcontractors for any mechanical, electrical, plumbing, structural, and heating, ventilation, and air conditioning work in the Premises.

(b)                                 Tenant shall be responsible for obtaining all necessary permits for the Tenant Improvements.  Promptly after receipt of the necessary permits, Tenant shall instruct Tenant’s Contractor to build the Tenant Improvements at Tenant’s sole and entire cost in accordance with the Final Plans and any Tenant Changes, subject to Tenant’s ability to utilize the Improvements Allowance to pay for such costs to the extent permitted in this Work Agreement.  Tenant shall be solely responsible for, and Landlord specifically reserves the right to require

Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Final Plans necessary to obtain any permit or to comply with all applicable Laws or to achieve functional compatibility with the Building Structure and Systems and the Base Building Work and any third-party warranties applicable thereto.  Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) two percent (2%), and (ii) the Total Cost including Tenant Obligations, which Coordination Fee shall be for services relating to the oversight of the construction of the Tenant Improvements, and which fee will be deducted from the Improvements Allowance concurrently with payment of any Application for Payment (as defined below).

(c)                                  The Tenant Contractor and its subcontractors and materialmen shall keep in full force and effect the insurance coverage, in each instance with policies in form and substance reasonably satisfactory to Landlord, and required by Section 13.2(C) of the Lease.  In addition, if any portion of the Tenant Improvements are constructed as part of a design/build process, the applicable Tenant’s Agents shall maintain errors and omissions insurance coverage in an amount of not less than five million dollars ($5,000,000) and Tenant’s Architect shall maintain errors and omissions insurance coverage in an amount of not less than five million dollars ($5,000,000).

(d)                                 Landlord shall disburse the Improvements Allowance on a progress payment basis during the construction of the Tenant Improvements, as follows: From time to time, but in no event more frequently than once every thirty (30) days, Tenant shall deliver to Landlord on or before the fifteenth (15th) day of any month:  (i) an Application and Certificate for Payment (AIA Document G702) (“Application for Payment”) signed by Tenant’s Architect; (ii) invoices from all of Tenant’s Agents for labor rendered and materials delivered to the Premises and for which Tenant is seeking payment pursuant to the applicable Application for Payment; (iii) executed conditional lien releases from all of Tenant’s Agents for whom Tenant is seeking payment pursuant to the applicable Application for Payment, which shall comply with the appropriate provisions of California Civil Code Section 3262(d); (iv) to the extent not previously provided, executed unconditional lien releases from all of Tenant’s Agents demonstrating that all previously invoiced items for which an Application for Payment has been submitted and paid have been duly paid as of such date; (v) certifications that the work has been completed in accordance with Landlord’s contractor selection and payment policy and (vi) a document outlining the tasks of the previous month; including project meetings and design, permitting, and construction milestones.  Within forty-five (45) days after receipt of the foregoing, Landlord shall deliver a check to Tenant made payable to Tenant, in payment of Landlord’s Share, if applicable, of the total amounts shown in the applicable Application for Payment; provided, however that each such payment by Landlord shall be subject to a ten percent (10%) holdback (the aggregate of such hold back amounts, the “Final Retention”) and provided further that the final payment(s) prior to the payment of the Final Retention may not cover all costs shown in the Application for Payment.  Notwithstanding the foregoing, Landlord acknowledges and agrees that, to the extent Tenant is already retaining ten percent (10%) under its construction contracts for the Tenant Improvements and not requesting such retention in its Application for Payment, Landlord shall not retain an additional ten percent (10%) of the Improvements Allowance. Landlord’s and Tenant’s respective shares of the Total Costs shall be paid as follows.  “Landlord’s Share” shall be a fraction, the numerator of which is the Improvements Allowance and the denominator of which is the Total Cost including the Tenant

Obligations.  “Tenant’s Share” shall be a fraction, the numerator of which is the portion of the Total Cost including the Tenant Obligations that exceeds the Improvements Allowance, and the denominator of which is the Total Cost including the Tenant Obligations.  If the Total Cost changes during the course of construction due to changes in the scope of the work, increased costs of materials, delays, or any other reason, Landlord’s Share and Tenant’s Share shall be appropriately adjusted to reflect the Total Cost at the time of each draw request; provided, however in no event will Landlord be responsible to fund any (i) amounts in excess of the Improvements Allowance or (ii) Tenant Obligations.

(e)                                  Subject to the provisions of this Work Agreement, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 and any successor statutes, and (ii) Landlord has determined that no substandard work exists which adversely affects the Building Structure or Systems.

(f)                                   If Landlord breaches its obligation to disburse all or any portion of the Improvements Allowance when due, Tenant may apply any unpaid portion of the Improvements Allowance against the Rent next due under the Lease, until such amount has been paid in full.

(g)                                  The Tenant Improvements shall be constructed in accordance with the Final Plans and any Tenant Changes, and in accordance with the provisions of the Lease including, without limitation, the provisions of Article IX of the Lease, to the extent not inconsistent with this Work Agreement.

(h)                                 In addition to the indemnity obligations of Tenant under the Lease, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless from any and all Costs to the extent (i) arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting from the performance of the Tenant Improvements or the acts or omissions of Tenant, Tenant Contractor or Tenant’s Agents in or about the Premises or Building during the construction period, and (ii) arising out of any negligent act of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s nonpayment of any amount arising out of the Tenant Improvements.  Such indemnity by Tenant shall also apply with respect to any and all Costs related in any way to Landlord’s performance of any ministerial acts reasonably necessary to permit Tenant to complete the Tenant Improvements, and/or to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. The foregoing indemnity shall survive the expiration or sooner termination of the Lease.

(i)                                     During the period of construction of the Tenant Improvements, Tenant shall keep, or cause Tenant’s Agents to keep, in full force and effect the insurance coverage, in each instance with policies in form and substance reasonably satisfactory to Landlord, required by Section 13.2(C) of the Lease.

(j)                                    Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction of the Tenant Improvements, (i) Tenant shall cause the Architect and Tenant’s Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Final Plans during the course of construction, (B) to certify to the best of their knowledge that the “record set” of as built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord within sixty (60) days of completion of the Tenant Improvements, a computer disk containing the Final Plans in AutoCAD format, (ii) Tenant shall deliver to the Landlord a completed AIA Document G704 (i.e. Form of Certificate of Substantial Completion) from the Architect with respect to the Tenant Improvements whereby the Architect certifies that the Tenant Improvements were completed in accordance with Final Plans and Tenant Changes (as used in this clause (ii), “certify” means an expression of the Architect’s professional opinion to the best of its knowledge, information and belief, and does not constitute a warranty or guarantee by the Architect), and (iii) Tenant shall deliver to Landlord an electronic copy of all warranties, guaranties, and operating manuals and information relating to the Tenant Improvements in the Premises.

9.                                      Additional Construction Requirements.

(a)                                 Following the Delivery Date, Tenant, at Tenant’s expense subject to payment of the Improvements Allowance, shall perform all work considered necessary or desirable by Tenant to make the Premises ready for Tenant’s occupancy (the “Tenant Improvements”) in accordance with the provisions of this Work Agreement and all other applicable provisions of the Lease other than Sections 9.7 through 9.14.

(b)                                 Intentionally omitted.

(c)                                  All Tenant Improvements made by Tenant shall be made:  (i) in a good, workmanlike, first class and prompt manner; (ii) using new or comparable materials only; (iii) by a contractor who qualifies under this Work Agreement, including without limitation, paragraph (h) below and has been approved in writing by Landlord; (iv) under the supervision of an architect reasonably approved in writing by Landlord; (v) in accordance with plans and specifications reasonably acceptable to Landlord, approved in writing; (vi) in accordance with all Laws; and (vii) after obtaining public liability and worker’s compensation insurance policies reasonably approved in writing by Landlord.  Tenant shall not be required to post a payment or performance bond for the Tenant Improvements.

(d)                                 If any lien (or a petition to establish such lien) is filed in connection with any Tenant Improvements made by or on behalf of Tenant, such lien (or petition) shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a reasonably acceptable bond.  If Landlord gives its consent to the making of any Tenant Improvements, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith.  Tenant acknowledges that any Tenant Improvements are accomplished for Tenant’s account, Landlord having no obligation or responsibility in respect thereof.  Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant.

(e)                                  All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require.  Certificates of such insurance must be received by Landlord before any work is commenced.  All contracts between Tenant and a contractor must explicitly require the contractor to (a) name Landlord and Landlord’s agents as additional insureds and (b) indemnify and hold harmless Landlord and Landlord’s Agents (except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents).

(f)                                   All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor (collectively, “Cables”) shall be (i) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (ii) labeled every 3 meters with Tenant’s name and origination and destination points; (iii) installed in accordance with all EIA/TIA standards and the National Electric Code; and (iv) installed and routed in accordance with a routing plan shown “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request.  The routing plan shall be available to Landlord and its agents at the Building upon request.  Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises and/or Building all Cables installed by or on behalf of Tenant to the extent the same must be removed pursuant to applicable Laws.

(g)                                  Tenant acknowledges and agrees that, notwithstanding any provision contained in this Lease, all contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration in the Building (collectively, “Work”), including, without limitation, tenant improvements, build-out, Tenant Improvements, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on, or to the Building (including Work performed by any person providing any services to the Building such as DSL, cable, communications, telecommunications or similar services) are required to be approved in advance by ASB Capital Management, LLC (“ASB”) on behalf of Landlord, and the business manager of the applicable local AFL-CIO Building and Construction Trades Council.  ASB will only approve such contractors or subcontractors that: (i) are bound by and signatory to a collective bargaining agreement with a labor organization (a) whose jurisdiction covers the type of work to be performed at the Building, and (b) that is an Approved Building Trades Department Contractor or Subcontractor; and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits.  For purposes hereof, an “Approved Building Trades Department Contractor or Subcontractor” is a contractor or subcontractor that is currently affiliated with the Building and Construction Trades Department of the AFL-CIO (the “BCTD”) or, if no such BCTD-affiliated contractor or subcontractor is available for a particular trade (e.g., carpentry work), a contractor or subcontractor that is affiliated with a national trade union which was formerly affiliated with the BCTD and which recognizes (and will recognize and respect, for its work at the Building), the jurisdictional limitations established by the local BCTD.  Further, Tenant shall comply with any contractor selection and payment policy promulgated by Landlord from time to time.  Upon the request of Landlord, each such contractor and subcontractor shall provide written certification that all work performed by such contractor or subcontractor was performed in compliance with this policy.  Contractors may not engage any subcontractor that does not satisfy the provisions of clauses (i) and (ii) above.  If at any time a contractor or subcontractor does not satisfy clauses (i) and (ii) above, such contractor or subcontractor shall not be considered to be approved by Landlord or ASB.

(h)                                 If any Tenant Improvements that require Landlord’s consent are made without the prior written consent of Landlord, then Landlord shall have the right, at Tenant’s expense, to so remove and correct such Tenant Improvements and restore the Premises and the Building.  All Tenant Improvements to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (i) if there is no Event of Default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (ii) Tenant shall remove at its expense all Tenant Improvements and other items (including any telecommunications, security, data, computer and similar equipment, cabling and wiring) in the Premises or the Building which Landlord designates in writing for removal.  Landlord shall make such designation concurrently with Landlord’s approval of such Tenant Improvement.  Notwithstanding the foregoing, Tenant shall not be required to remove:  (x) Tenant Improvements consisting of standard build-out items that are typically installed by office tenants in the Building’s submarket (such as partitions, but not interior staircases, for example); (y) any non-specialized open lab improvements; and (z) any standard Tenant Improvements made by Tenant in initially finishing and completing the Premises in accordance with this Work Agreement.  Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly.  If such removal causes damage or injury to the Premises or the Building, then Landlord shall have the right, at Tenant’s expense, to repair all damage and injury to the Premises or the Building caused by such removal as aforesaid.  If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord’s option be deemed abandoned or become the property of Landlord to be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant’s expense to remove from the Premises any or all such items or to require Tenant to do the same, except as otherwise provided in this Section.  If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, all actual costs (including a reasonable construction management fee not to exceed three percent (3%)) incurred by Landlord in effectuating such return.  Notwithstanding any provision to the contrary contained in this Work Agreement, prior to the expiration, and within five (5) days of the earlier termination, of the Lease Term, Tenant shall have the right to remove any Specialized Tenant Improvements installed by Tenant at Tenant’s expense, so long as Tenant repairs any damage or injury to the Premises or Building caused by such removal.

10.                               Miscellaneous:

(a)                                 If no other response time is stated in this Work Agreement, Landlord shall have five (5) business days to respond to a request for information, consent or approval (or similar request) from Tenant.  Tenant hereby designates Paul Intrieri as its primary representative and Gabe Perez as its secondary representative with respect to the matters set forth in this Work Agreement, which representatives, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Agreement, and Landlord shall be entitled to rely upon the decisions and agreements made by either of such representatives as binding upon Tenant.  Landlord hereby designates David Tech as its sole representative with respect to the matters set forth in this Work Agreement, which representative, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Agreement, and Tenant shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Landlord.

(b)                                 Time is of the essence in this Work Agreement.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

(c)                                  In the event of any conflict between the provisions of this Work Agreement and the provisions of the ASB Contractor and Payment Policy Statement, the provisions of this Work Agreement shall govern.  Without limiting the generality of the foregoing, Landlord shall have the right to approve only Major Subcontractors (not all subcontractors), and neither Landlord nor ASB’s legal counsel shall have the right to approve any construction contracts entered into by Tenant or Tenant’s Agents.

EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building.  Strict adherence to these rules and regulations is necessary to guarantee that every tenant will enjoy a safe and undisturbed occupancy of its premises.  Any violation of these rules and regulations by Tenant shall constitute a default by Tenant under this Lease.

(1)                                 Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant.  No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Building.  Tenant shall not place any showcase, mat or other article outside the Premises.  Nothing may be placed on or about balcony areas, if any, of the Building without Landlord’s prior written approval.  Tenant shall keep all portions of the Premises which are visible from the Building’s central atrium (if any) in a tasteful, neat and orderly condition characteristic of similar buildings.

(2)                                 Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.  Public corridor doors, when not in use, shall be kept closed.  Nothing, including mats and trash, shall be placed, swept or thrown into the corridors, halls, elevator shafts, stairways or other public or Common Areas.

(3)                                 Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord’s prior written consent.  All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and shall be attached in a manner, approved in writing by Landlord.  Any Tenant supplied window treatments shall be installed behind Landlord’s standard window treatments so that Landlord’s standard window treatments will be what is visible to persons outside the Building.  Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant’s own expense.

(4)                                 Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including coffee grounds).  All damages and costs resulting from misuse of fixtures shall be borne by Tenant.

(5)                                 Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system (other than an ordinary telephone and paging system) or other sound system, in connection with any excessively bright, changing, flashing, flickering or moving light or lighting device, or in connection with any similar device or system, without Landlord’s prior written consent.  Tenant shall not construct, maintain, use or operate any such device or system outside of its Premises or within such Premises so that the same can be heard or seen from outside the Premises.  No flashing, neon or search lights shall be used which can be seen outside the Premises.  Only warm white lamps may be used in any fixture that may be visible from outside the Building or Premises.  Tenant shall not maintain, use or operate within the Premises any space heater.

(6)                                 Tenant shall not bring any vehicle other than bicycles into the Building.  Landlord shall provide Secured Class I and on-street Class II bicycle storage to meet LEED and local Code requirements.  Tenant shall endeavor to have its employees store their bicycles in racks furnished for such purpose by Landlord.  Except while loading and unloading vehicles, there shall be no parking of vehicles or other obstructions placed in the loading dock area.

(7)                                 Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant’s employees for their own consumption.  Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or emanate from the Premises.

(8)                                 Tenant shall not generate or permit unreasonable noise at the Premises, which noises would disturb or interfere with occupants of neighboring Buildings, whether by the use of any musical instrument, radio, talking machine or in any other way.

(9)                                 Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry.  Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures.  Landlord shall have the right to repair at Tenant’s expense any damage to the Premises or the Building caused by Tenant’s moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same.  Tenant shall not receive into the Building or carry in the elevators any safes, freight, furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times.  Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.  Landlord reserves the right to inspect all freight to be brought into the Building, except for government classified and confidential client materials, and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

(10)                          Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord’s prior written approval.  At all times Tenant shall provide Landlord with a “master” key for all locks on all doors and windows.  Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress and shall lock such doors during all times the Premises are unattended.  Tenant shall, upon the termination of its tenancy:  (a) restore to Landlord all keys and security cards to offices, storage rooms, toilet rooms, the Building and the Premises which were either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any such keys, Tenant shall pay the replacement cost thereof; and (b) inform Landlord of the combination of any lock, safe and vault in the Premises.  At Landlord’s request, Landlord’s then customary charge per key shall be paid for all keys in excess of two (2) of each type.  Tenant’s key system shall be consistent with that for the Building.

(11)                          Except as shown in the Final Construction Drawings, Tenant shall not install or operate in the Premises any electrically operated equipment or machinery (other than standard servers, desk-top office equipment, including desk-top computers and copiers, typewriters, facsimile machines, printers or other similar equipment used in connection with standard office operations) without obtaining the prior written consent of Landlord.  Landlord may condition such consent upon Tenant’s payment of actual costs for the excess consumption of electricity or other utilities and for the actual cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery.  Landlord shall have the right at any time and from time to time to designate the electric service providers for the Building.  Tenant shall cooperate with Landlord and such service providers and shall allow, as reasonably necessary, access to the Building’s electric lines, feeders, risers, wiring and any other Building machinery.  Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Building, without obtaining Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.  In no event shall Tenant use or permit the use of any space heaters or similar devices in the Premises.

(12)                          All telephone and telecommunications services desired by Tenant shall be ordered by and utilized at the sole expense of Tenant.  Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment shall be and remain solely in the Premises and the telephone closet(s) designated by Landlord except as otherwise set forth in Section 27.5.  Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment (including wiring) nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected.  Landlord shall have the right, upon reasonable prior notice to Tenant (except in the event of an emergency), to interrupt telecommunications facilities as necessary in connection with any repairs or with installation of other telecommunications equipment.  Subject to the provisions of the Lease, Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, at the Premises or the Building, without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion.

(13)                          No telephone, telecommunications or other similar provider whose equipment is not then servicing the Building shall be permitted to install its lines or other equipment within or about the Building without first securing the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including any warranty or representation as to the suitability, competence, or financial strength of the provider.  Without limitation of the foregoing standards, as specific conditions of any consent:  (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services (including the costs of installation, materials and services); (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines and Landlord shall have reasonably determined that there is sufficient space in the Building for the placement of the necessary equipment and materials; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary; (iv) the provider shall agree to use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord); (v) the provider shall pay Landlord such compensation as is reasonably determined by Landlord to compensate it for space used in the building for the storage and maintenance of the provider’s equipment, the fair market value of a provider’s access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vi) the provider shall agree to deliver to Landlord detailed “as built” plans promptly after the installation of the provider’s equipment is complete; and (vii) all of the foregoing matters shall be documented in a written agreement between Landlord and the provider on Landlord’s standard form and otherwise reasonably satisfactory to Landlord.

(14)                          Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or attendant on duty.  Landlord shall have the right to exclude any undesirable or disorderly persons from the Building at any time.  Landlord may require all persons admitted to or leaving the Building to show satisfactory identification.  Tenant shall be responsible for all persons for whom it authorizes entry into the Building and shall be liable to Landlord for all acts of such persons.  Landlord has the right to evacuate the Building in the event of emergency or catastrophe or for the purpose of holding a reasonable number of fire drills.

(15)                          Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging, dwelling or sleeping.

(16)                          Tenant, before closing and leaving the Premises at the end of each business day, shall see that all lights and equipment are turned off, including coffee machines.

(17)                          Tenant shall not request Landlord’s employees to perform any work or do anything outside of such employees’ regular duties without Landlord’s prior written consent.  Tenant’s special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant.  Tenant shall not employ any of Landlord’s employees for any purpose whatsoever without Landlord’s prior written consent.  Tenant shall not employ any person or entity to do janitorial work within the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any and all such work shall be done in compliance with all instructions issued by Landlord or its representatives.

(18)                          There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.  Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

(19)                          Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises, except as set forth in the Final Construction Plans or Section 27.5.  Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced.  No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.  All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.  Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

(20)                          Tenant acknowledges that it is Landlord’s intention that the Building be operated in a manner which is consistent with the highest standards of cleanliness and decency in the community which it serves.  Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord’s reasonable judgment, is inconsistent with the quality of operation of the Building or may tend to impose or detract from the image of the Building.  Tenant shall not use the Premises for any illegal purpose.  Tenant shall cooperate with Building employees in keeping the Premises neat and clean.

(21)                          Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor.

(22)                          Tenant shall purchase or contract for waxing, rug shampooing, venetian blind washing, interior glass washing, furniture polishing, janitorial work, removal of Tenant’s garbage or for towel service in the Premises, only from contractors, companies or persons approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  Tenant may have any such service provided within the Premises only upon prior written notice to Landlord or the Building manager in each instance, and Tenant shall provide Landlord or the Building manager with identifying information regarding each individual performing any such services, other than full-time employees of Tenant, prior to such individual’s commencing work, and Tenant shall direct and cause each such individual, while in the Building and outside of the Premises, to comply with all instructions issued by Landlord or its representatives.

(23)                          Tenant shall not remove, alter or replace the ceiling light diffusers, ceiling tiles or air diffusers in any portion of the Premises without the prior written consent of Landlord.

(24)                          Tenant shall not purchase water, ice, coffee, soft drinks, towels, or other merchandise or services from any company or person whose repeated violation of Building regulations has caused, in Landlord’s opinion, a hazard or nuisance to the Building and/or its occupants.

(25)                          Tenant shall not pay any employee on the Premises except those actually employed therein; nor shall Tenant use the Premises as headquarters for large scale employment of workers for other locations.

(26)                          Tenant shall not in any manner deface any part of the Premises or the Building.  Other than ordinary office decorations, no stringing of wires, boring or cutting shall be permitted except with Landlord’s prior written consent.  Any floor covering installed by Tenant shall have an under layer of felt rubber, or similar sound deadening substance, which shall not be affixed to the floor by cement or any other non-soluble adhesive materials.

(27)                          Any installations to provide supplemental cooling for any portion of the Premises shall be made in such manner and using such equipment and facilities as Landlord may designate and direct, and all work relating to any such installations shall in all respects be performed at Tenant’s sole cost and expenses pursuant to plans approved in advance in writing by Landlord, and in all other respects in the manner required pursuant to the Lease.

(28)                          Tenant shall handle its newspapers, “office paper,” garbage, trash and other waste products (collectively, “waste”) in the manner required by applicable law (as the same may be amended from time to time) whether required of Landlord or otherwise and shall conform with any recycling plan instituted by Landlord.  All waste shall be kept within the Building or in areas outside the Building designated by Landlord.  Landlord reserves the right to require Tenant to arrange for waste collection, at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and to require Tenant to pay all actual costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with any such requirements.  If Tenant is unable to comply with Landlord’s standard procedures regarding the internal collection, sorting, separation and recycling of waste, then, upon reasonable advance notice to Landlord, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, provided Tenant shall pay Landlord all actual costs incurred by Landlord with respect thereto.

(29)                          Tenant shall not bring or keep, or permit to be brought or kept, in the Building any weapon or flammable, combustible or explosive fluid, chemical or substance, except as otherwise expressly permitted in the Lease.

(30)                          Tenant shall comply with all workplace smoking Laws.  There shall be no smoking in bathrooms, elevator lobbies, elevators, terraces, loading docks, plaza areas, and other Common Areas.

(31)                          All wiring and cabling installed by Tenant shall be marked and coded, in a manner reasonably acceptable to Landlord, to identify such facilities as belonging to Tenant and the point of commencement and termination of such facilities.  All such cabling and wiring shall, at Landlord’s request, be removed by Tenant upon the expiration or termination of the Lease if required by the terms of the Lease or if applicable governmental agencies require removal of such facilities upon the termination of their use or abandonment.

(32)                          Landlord may, upon request of Tenant, waive Tenant’s compliance with any of the Building Rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such Rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to Tenant shall relieve Tenant from the obligation of complying with the remaining Building Rules, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant’s failure to comply with any Rule.  Landlord reserves the right to rescind any of the Building Rules and make such other and further Rules as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of Tenant and Tenant’s Agents, which Rules when made and notice thereof given to Tenant shall be binding upon it in like manner as if originally herein prescribed, so long as any such rule is not inconsistent with the provisions of this Lease, does not unreasonably interfere with the rights granted to Tenant hereunder, and does not materially increase the cost of Tenant’s occupancy of the Premises through a material increase in Additional Rent.  In the event of any conflict or inconsistency between the terms and provisions of the Building Rules, as now or hereafter in effect, and the terms and provision of the Lease, the terms and provision of the Lease shall prevail.

EXHIBIT D

CERTIFICATE AFFIRMING LEASE DATES

This Certificate is being provided pursuant to that certain Lease Agreement dated as of               , 2015 (the “Lease”), by and between 1400 16TH STREET LLC, a Delaware limited liability company (“Landlord”), and Invitae Corporation (“Tenant”).  The parties to the Lease desire to confirm the following:

(1)	The Delivery Date is , 201 .

(2)	The Rent Commencement Date is , 201 .

(3)	The initial Lease Term shall expire on , 202 .

Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on                    , 201    .

LANDLORD:

1400 16TH STREET LLC,
a Delaware limited liability company

By:	SKS-PHG 1400 16TH STREET, LLC,
a Delaware limited liability company, its Manager

By:
Name:
Title:

TENANT:

INVITAE CORPORATION,
a Delaware corporation

By:
Name:
Title:

D-1

EXHIBIT E

LEGAL DESCRIPTION

For APN/Parcel ID(s): Lot 001, Block 3938

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

Beginning at the point of intersection of the Northerly line of Sixteenth Street and the Westerly line of Carolina Street, running thence Westerly along said line of Sixteenth Street, 200 feet to the Easterly line of De Haro Street; thence Northerly along said line of De Haro Street 400 feet to the Southerly line of Fifteenth Street; thence Easterly along the Southerly line of Fifteenth Street 200 feet to the Westerly line of Carolina Street; thence Southerly along said line of Carolina Street 400 feet to the point of beginning.

E-1

EXHIBIT F

PERMITTED HAZARDOUS SUBSTANCES

			Daily Max	Reporting
Common Name	CAS #	Phase	Quantity	Units
2-propanol	67-63-0	Liquid	1.06	Gallons
70% isopropyl alcohol	67-63-0	Liquid	0.25	Gallons
Acid sanitizer (dodecylbenzenesulfonic acid (15%)		Liquid	0.26	Gallons
Ammonium sulfate	7783-20-2	Solid	0.22	Pounds
Betaine monohydrate	17146-86-0	Solid	0.22	Pounds
Compressed Nitrogen	7727-37-9	gas	608.00	ft3
Dimethyl sulfoxide	67-68-5	Liquid	0.01	Gallons
Ethanol	64-17-5	Liquid	15.00	Gallons
Ethylene Glycol	107-21-1	Liquid	1.32	Gallons
Fluorescein sodium salt	518-47-8	Solid	0.06	Pounds
Formamide		Liquid	54.00	Gallons
Gasoline		liquid	20.00	Gallons
Hydrochloric acid	57-55-6	Liquid	0.03	Gallons
Hydrochloric acid solution	7647-01-0	Liquid	0.40	Gallons
Hydrogen peroxide		liquid	1.00	Gallons
Liquid Nitrogen	7727-37-9	liquid	50.00	Gallons
Magnesium chloride solution		Liquid	0.03	Gallons
Methanol	67-56-1	Liquid	0.50	Gallons
Mineral oil	8042-47-5	Liquid	0.53	Gallons
pH buffer solutions		Liquid	0.79	Gallons
Potassium chloride	7447-40-7	Solid	1.10	Pounds
Potassium chloride solution		Liquid	0.03	Gallons
Potassium hydroxide solution		Liquid	0.03	Gallons
Propylene glycol	57-55-6	Liquid	1.55	Gallons
Protectaclear		Liquid	0.01	Gallons
RNAse away		Liquid	0.25	Gallons
Sodium acetate	127-09-3	Solid	0.55	Pounds
Sodium Azide	26628-22-8	Liquid	0.36	Gallons
Sodium chloride solution		Liquid	0.13	Gallons
Sodium dodecyl sulfate (sodium lauryl	151-21-3	Liquid	0.01	Gallons
sodium hydroxide solution		liquid	2.00	Gallons
Tween 20 (Polyoxyethylene Sorbitan	9005-64-5	Liquid	0.13	Gallons

* Process materials handled include potentially biohazardous materials and waste, including blood and saliva samples.

F-1